AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                 October 19, 2001
                           REGISTRATION NO. 333-57724

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          AMENDMENT NO. 6 TO FORM SB-2
                              THE AUXER GROUP, INC.

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

Delaware                           6770                         22-3537927
(State or other             (Primary Standard                (I.R.S. Employer
Jurisdiction of             Industrial Classification          Identification
Incorporation or                 Code No.)                         Number)
Organization)

                                12 Andrews Drive
                         West Paterson, New Jersey 07424
                            Telephone: (973) 890-4925
                            Facsimile: (973) 890-9877
                   (Address and Telephone Number of Principal
               Executive Offices and Principal Place Of Business)

                             EUGENE CHIARAMONTE, JR.
        CHIEF EXECUTIVE OFFICER, PRESIDENT, TREASURER, SECRETARY AND DIRECTOR
                                12 Andrews Drive
                         West Paterson, New Jersey 07424
                            Telephone: (973) 890-4925
                            Facsimile: (973) 890-9877
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
                             Richard I. Anslow, Esq.
                              Anslow & Jaclin, LLP
                             4400 Route 9, 2nd Floor
                           Freehold, New Jersey 07728
                            Telephone: (732) 409-1212
                            Facsimile: (732) 577-1188

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities of Act, check the following box and list the Securities Act registration statement number earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: /X/

CALCULATION OF REGISTRATION FEE

TITLE OF EACH                AMOUNT             PROPOSED               PROPOSED        AMOUNT OF
CLASS OF SECURITIES          TO BE              MAXIMUM                MAXIMUM         REGISTRATION
TO BE REGISTERED             REGISTERED         OFFERING PRICE(1)      AGGREGATE       FEE
                            (3)                                        PER SHARE(2)    OFFERING PRICE
Common Stock $.001         92,468,501             $1,433,262            $.0155     $358.32
par value per share

(1) Estimated solely for the purposes of computation of the registration fee pursuant to Rule 457.

(2) Represents the average closing bid price of our common stock as of July 19, 2001.

(3) Represents the maximum amount of shares of our common stock that we will be required to register in accordance with our Regulation D offering Debentures, excluding interest converted into shares of our common stock. This also includes the following shares of our common stock underlying warrants: 1,165,000 - Perrin, Holden and Davenport Capital Corp.; 67,500 - Intercontinental Capital Corp.; 67,500 - Seth A. Farbman.

                       Subject To Completion, Dated , 2001

                                   Prospectus

                              The Auxer Group, Inc.

               92,468,501 shares of common stock, $.001 par value


This is an offering of a total of 92,468,501 shares of our common stock, par value $.001 by the individuals who are named under the caption "Selling Stockholders." We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

The selling stockholders may offer and sell the shares of our common stock from time to time directly, or through underwriters, in the over-the-counter market, in negotiated transactions, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Prior to this offering, our common stock, also known as the "securities", is traded on the OTC Electronic Bulletin Board under the symbol "AXGI."



These are speculative securities. RISK FACTORS ASSOCIATED WITH THESE SECURITIES CAN BE FOUND ON PAGE 8 IN THE SECTION TITLED RISK FACTORS. These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Information in this document is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

                     The Date Of This Prospectus is , 2001.

                               Prospectus Summary

The Offering

Of the shares of common stock being offered by the selling stockholders, a maximum of 91,168,501 shares of our common stock may be acquired by them upon conversion of the 8% convertible debentures held by them and a maximum of 1,300,000 shares of our common stock may be acquired based upon conversion of warrants. There is no assurance that a public market for our shares of common stock will be sustained after the completion of the offering.


The Company

We are headquartered in West Paterson, New Jersey. We are an investment holding company comprised of 6 subsidiaries: Harvey Westbury Corp.; Hardyston Distributors, Inc.; CT Industries, Inc.: Auxer Telecom, Inc.; Clifton telecard, Inc. and Universal Filtration Industries, Inc.


On April 18, 1995, we acquired CT Industries, Inc., a Nevada corporation based in West Paterson, New Jersey. CT Industries is a distributor of various automotive products. On March 9, 2001, CT Industries Board of Directors approved the expansion of its business focus to include telecommunications related business. CT Industries is a wholesale distributor of prepaid phone cards.

On February 8, 1996, we acquired Universal Filtration Industries, Inc. a New York corporation. Universal Filtration is a dormant corporation with no operating activity. No products are currently being developed or marketed.


On October 25, 1996, we acquired Harvey Westbury Corp., a New York corporation. Based in West Paterson, New Jersey, Harvey Westbury is a manufacturer and wholesaler of various automotive, marine and aviation products.

On April 22, 1999, we formed Hardyston Distributors, Inc., d/b/a The Mechanics Depot, a Nevada corporation. Based in northern New Jersey, Hardyston Distributors is an automotive parts distributor.

On August 7, 2000, we formed Auxer Telecom Inc., a Delaware corporation. Auxer Telecom is a reseller of telecommunications access services with operations based in Los Angeles, California.


On August 7, 2000, we formed Clifton Telecard Inc., a Delaware corporation. Based in Northern New Jersey, Clifton Telecard is a wholesale distributor of prepaid phone cards. On May 16, 2001 The Auxer Group sold 100% of the stock of Clifton Telecard, Inc. to Kattosko Communications. Clifton Telecard is not a subsidiary of The Auxer Group.


We maintain our principal offices at 12 Andrews Drive, West Paterson, New Jersey 07424 and our telephone number is (973) 890- 4925.

                                  The Offering

Securities offered:         92,468,501 selling security holder shares

Common stock outstanding: 131,475,066. This amount does not include an aggregate of shares of our common stock reserved for issuance upon the exercise of stock option agreements granted to our employees and consultants.

Offering price: There is no offering price. The shares are being registered for the selling security holders only.

Use of proceeds: We will not receive any proceeds from this offering.

Risk factors: An investment in our common shares involves a high degree of risk and our common shares should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective purchasers of the shares of our common stock should carefully review and consider the factors set forth under "Risk Factors" as well as other information in this document, before purchasing any of the shares of our common stock.

OTC BB symbol(2): The shares of our Common Stock are presently trading on the OTC Electronic Bulletin Board under the symbol "AXGI." There can be no assurance that an active trading market will be sustained. As a result, an investor may find it difficult to dispose of, or to obtain adequate quotations as to the price of the shares of our common stock.

                          Summary Financial Information

The following table sets forth summary historical financial information of the Auxer Group for the years ended December 31, 2000 and 1999. The pro forma financial information reflects the disposition of Clifton Telecard, Inc. The summary historical financial data should be read in conjunction with the financial statements, and notes of the Auxer Group and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                   Year ended               Year ended           Year ended
                                   December 31,             December 31,      December 31, 2000
                                      1999                    2000                Proforma
                                      ----                    ----                --------
Net Sales                             871,259            10,993,570             1,697,894
                                    ---------             ---------             ---------
Gross Profit                          249,049               969,310               547,524
                                    ---------             ---------             ---------
Selling, General &                  1,302,418             3,619,994             3,282,808
Administrative
Expenses
                                    ---------             ---------             ---------
Research &                                  0                     0                     0
Development Costs
                                    ---------             ---------             ---------
Depreciation Costs                     11,626               111,145               110,119
                                    ---------             ---------             ---------
Amortization Costs                          0                     0                     0
                                    ---------             ---------             ---------
Interest                               10,618                36,524                36,524
                                    ---------             ---------             ---------
Net Income (Loss)                    (975,127)           (2,795,833)           (3,027,154)
                                    ---------             ---------             ---------
Inventory                             290,725             1,226,807               584,839

Cash Flows:
                                    ---------             ---------             ---------
Operating                          (1,084,371)           (1,321,356)                    *


Investing                          (   37,845)           (1,370,660)                    *

Financing                           1,217,529            (2,965,639)                    *


Basic Earnings per share           ($    0.02)           ($    0.03)                    *

Balance Sheet Data:

Current Assets                        414,778             3,789,623             1,026,102

Total Assets                          471,835             5,407,411             1,810,352

Current Liabilities                   299,168             4,714,030             2,312,292

Total Liabilities                     300,323             4,717,208             2,315,470

Stockholders Equity                   171,512               690,203              (505,118)

*Cash Flows were not calculated on a proforma basis for this period.

The following table sets forth summary historical financial information of the Auxer Group for the six months ended June 30, 2000 and 2001. The historical financial information for these periods reflects the disposition of Clifton Telecard Inc. The summary historical financial data should be read in conjunction with the financial statements, and notes of the Auxer Group and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                      Six Months ended            Six Months ended
                                        June 30, 2000               June 30, 2001
                                        -------------               -------------
Net Sales                               1,050,918                 1,581,722
Gross Profit                              345,465                   199,260
Selling, General &
Administrative Expenses                   904,008                 2,190,305
Research & Development
Costs                                           0                         0
Depreciation Costs                          8,846                    69,059
Amortization Costs                              0                         0
Interest                                    8,005                   437,744
Net Income (Loss)                        (577,912)               (2,570,968)
Inventory                                 639,386                   770,222
Cash Flows:
Operating                                (353,161)               (1,406,048)
Investing                                 (56,369)                  851,845
Financing                                 420,550                   604,149
Basic Earnings per share                    (0.01)                    (0.02)
Balance Sheet Data:
Current Assets                          1,021,502                 1,651,125
Total Assets                            1,146,847                 2,560,964
Current Liabilities                       584,797                 1,673,368
Total Liabilities                         588,499                 2,587,007
Stockholders' Equity                      558,348                   (26,043)

                                  RISK FACTORS

An investment in the securities being offered involves a high degree of risk. Prior to making any investment decision, prospective investors should carefully consider the following risk factors together with the other information presented in this prospectus including the financial statements and notes.


OUR REGULATION D, RULE 504 OFFERINGS IN 1998, 1999 AND 2000 MIGHT BE CONSIDERED A PUBLIC OFFERING IN VIOLATION OF SECTION 5 OF THE 1933 SECURITIES ACT AND IN VIOLATION OF CERTAIN STATE SECURITIES LAWS THAT WOULD ALLOW HOLDERS OF THE SECURITIES THE RIGHT TO RESCIND AND DEMAND THE RETURN OF THEIR PURCHASE PRICE

Our issuances of common stock pursuant to Regulation D Rule 504 in 1998, 1999 and 2000 might be considered a public offering in violation of the federal securities laws. These issuances might also have been in violation of certain state securities laws. If these issuances were public offerings under federal securities laws or in violation of certain state securities laws, holders of these securities might be granted the right to rescind the sale of shares and demand that we return the purchase price of the shares.

Section 5 of the 1933 Securities Act states that it is unlawful to sell securities unless a registration statement is effective or an exemption from registration can be relied upon. Assuming that we are in violation of Section 5 of the 1933 Act regarding our Regulation D Rule 504 offerings due to the fact that we sold unregistered securities in our 1998, 1999 and 2000 Regulation D, Rule 504 offerings, we are in violation of Section 5 of the Act and Section 12(1) of the 1933 Act would apply.

Pursuant to Section 12(1) of the 1933 Act, the statute of limitations for this type of claim is one year after the date of the alleged violation and, if successful, would entitle the investors of our common stock to resind the issuance of the securities to them and demand a return to them of the purchase price of those securities. Thus, the limitation period began to toll as soon as the violation of Section 5 has occurred, regardless of whether an investor was aware of the violation. In this case, the Section 5 violation was the sale by us of unregistered securities from January 1998 to January 2000. As of October 11, 2001, if Section 5 of the Securities Act of 1933 was violated, no claims could be made since these violations occurred more than one year ago.

We also believe that we may have violated the securities laws of several states in connection with the issuance of our common stock. Similar to the recourse provided under the federal securities laws, holders of these securities may be able to make a claim to rescind the sale or issuance of these securities to them and demand a return of the purchase price paid for these shares. The recission rights that may be granted to these holders under state law is not cumulative to the rights granted under federal law. Accordingly, if these stockholders rescind the sale of these securities under federal law, they would not have the right to additional payments from us under state law.

We are not aware of any pending claims of recission against us. We intend to vigorously defend any recission or other claim by the holders of our securities. Nevertheless, it is possible that a claim could be made by one or more of the holders of our securities, and if a court were to hold that the private placement exemption is not available for the sale of our securities or that we violated state securities laws, we could be forced to rescind the sales of our securities, requiring significant monetary payments to the claiming owners. These claims, if successful, could significantly exceed our cash reserves and require us to borrow funds and would materially and negatively affect our results of operations and financial condition.

LACK OF RECENT PROFITS FROM OUR OPERATIONS COULD EFFECT OUR OPERATIONS FROM GROWING; "GOING CONCERN" OPINION ISSUED BY OUR AUDITORS RAISE ISSUES ABOUT OUR ABILITY TO CONTINUE OPERATIONS.


Our continued lack of profits or net income will effect our ability to continue to grow our operations. Our auditor's, Kalosieh, Shackil & Meola, CPA's issued a "going concern" opinion for the December 31, 2000 audit. Specifically, they stated that we have incurred losses since inception and require additional capital to continue operations. These circumstances raise issues about our ability to continue as a going concern. We have not had net income in the last two fiscal years or for the two quarters ending June 30, 2001 compared to June 30, 2000. During the year ended December 31, 2000, we incurred a net loss of ($2,795,833) compared to ($975,127) for the period ended December 31, 1999. This was a result of an increase in expenses related to the acquisition of our telecommunications group. During the quarter ended June 30, 2001, we had a net loss of ($613,570) compared to ($481,082) for the quarter ended June 30, 2000. The increase in net losses was primarily attributed to the Auxer telecom operation in Los Angeles, California and consulting expenses related to the development of our telecommunications group and the X-Factor product line.


OUR INITIAL INVOLVEMENT AND LACK OF EXPERIENCE IN THE TELECOMMUNICATIONS BUSINESS WILL REQUIRE US TO INCUR ADDITIONAL FIXED COSTS

We have only recently developed our telecommunications business through acquisitions. We have never been involved in the telecommunications industry and lack the experience of other companies in this industry. We will be required to incur additional fixed costs, which could limit our ability to reduce expenses in an economic downturn or a slow seasonal period.

COMPETITION IN THE TELECOMMUNICATIONS INDUSTRY BASED ON OUR LACK OF EXPERIENCE COULD HINDER OUR GROWTH.

Since we have never been involved in the telecommunications industry, there can be no assurance that we will be able to compete successfully against current and future competitors. Many of our competitors in the telecommunications industry have greater financial, technical and marketing resources, larger customer bases, longer operating histories and more established relationships in the industry. As a result, these competitors may be able to adopt more aggressive pricing policies, which could hinder our growth.

HARVEY WESTBURY RECENTLY TERMINATED ITS CREDIT FACILITY AGREEMENT WITH MERCHANT FINANCIAL CORPORATION AND THIS COULD PREVENT HARVEY WESTBURY FROM PROPERLY OPERATING AND PAYING FOR PRODUCTS ON A TIMELY BASIS

Harvey Westbury had a credit facility agreement with Merchant Financial Corporation which permitted it to borrow up to $400,000 against its accounts receiveable and inventory. On July 11, 2001, the credit facility agreement was terminated. If Harvey Westbury doesn't receive adequate funding, it may not be able to properly operate and pay for products on a timely basis.

MR. CHIARAMONTE AND MR. SHAVER ARE ONLY REQUIRED TO DEVOTE 50% OF THEIR TIME TO THE BUSINESS OF AUXER AND THIS CAN RESULT IN AUXER'S BUSINESS OPERATIONS NOT BEING MANAGED BY KEY PERSONNEL AND POSSIBLY DECLINING

Mr. Chiaramonte and Mr. Shaver are our key employees. We have employment agreements with each of them. The employment agreements only require each of them to devote 50% of their time to Auxer's business. Although both Mr. Chiaramonte and Mr. Shaver presently devote 100% of their time to Auxer's business, they each are allowed to reduce their time spent on Auxer's business to 50%. If one or both of them do this, Auxer's business operations may not be managed on a full-time basis and may possibly decline.

NO ASSURANCE THAT INSURANCE POLICIES WILL BE AVAILABLE TO PROTECT AGAINST LAWSUITS; ONE OUTSTANDING LAWSUIT FOR ALLEGED PATENT INFRINGEMENT

From time to time we are subject to lawsuits as a result of our business. No assurance can be given that we will be able to obtain insurance policies to protect against such lawsuits in the future. In addition, any successful claim against us without the availability of insurance will require us to pay such claim from our working capital. Presently, all cases have been settled with the exception of the Interdynamics vs. Harvey Westbury Corp. case. This case is for alleged patent infringement seeking monetary damages and injunctive relief. Interdynamics alleges that at least two of Harvey Westbury's air conditioner retrofitting kits directly infringe on Interdynamics U.S. Patent No. 6,089,032. We have counterclaimed for antitrust violations. The case is presently in the discovery phase. We intend to vigorously defend this action and pursue our antitrust case against Interdynamics. In the event that a monetary judgment is eventually rendered against us, we have determined that the potential liability is less than $100,000 and is not material.

THE SELLING SECURITY HOLDER SHARES ARE BEING REGISTERED FOR RESALE IN THIS REGISTRATION STATEMENT AND THE SALE OF SUCH SHARES CAN HAVE A NEGATIVE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK.

The sale of shares can have a negative impact on the price of our common stock. No predictions can be made as to the effect, if any, that sales of our shares by the selling security holder shares being registered will have on the market price of our common stock. Nevertheless, sales of substantial amounts of our common stock, or the perception that such sales may occur, could reduce our market price.

WE WILL NEED ADDITIONAL FUNDS TO OPERATE OUR ONGOING BUSINESS ACTIVITIES AND WILL BE IN DANGER OF CEASING OPERATIONS IF WE DO NOT OBTAIN ADDITIONAL FUNDS

We will require substantial additional funds to finance our business activities after this registration statement is completed. Our future capital requirements will depend on numerous factors including, but not limited to, continued progress developing additional products, improved manufacturing efficiency, building an inventory to meet fulfillment requirements for the Auxer Group's various automotive products and the completion of planned acquisitions. We plan to engage in financing efforts immediately after we complete this registration statement.

NEGATIVE OPERATING RESULTS MAY DECREASE THE PRICE OF THE SHARES OF OUR COMMON STOCK

In the event our operating results fall below the expectations of public market analysts and investors, the market price of our common stock would likely decrease. Additionally, our quarterly operating results or other developments affecting us, such as announcements by us or our competitors regarding acquisitions or dispositions and new procedures or technology, could cause the market price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS A PENNY STOCK AND SUBJECT TO THE PENNY STOCK RULES. THE PENNY STOCK RULES HAVE NUMEROUS REQUIREMENTS WHICH MAKE IT DIFFICULT TO PURCHASE OUR COMMON STOCK

The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price less than $5.00 per share. Thus, our common stock is presently a penny stock subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. This would generally include institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. Based on the above, investors who are not established customers of broker-dealers or accredited investors may find it difficult to purchase our common stock without satisfying numerous requirements.

                           Forward Looking Statements

This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act, and Section 21E of the Exchange Act. Our actual results may differ significantly from the results discussed in such forward-looking statements. The safe harbors contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, which apply to forward-looking statements, are not applicable to this offering.

                                 Use Of Proceeds

The shares of our common stock being offered are for the account of the selling stockholders. Accordingly, we will not receive any of the proceeds from the resale of shares of our common stock by the selling stockholders. We are registering the shares of our common stock under contractual arrangements.

                                 Dividend Policy

We have never paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. The payment of future cash dividends by us on our common stock will be at the discretion of our Board of Directors and will depend on our earnings, financial condition, cash flows, capital requirements and other considerations as our board of directors may consider relevant. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends on our common stock.

Market for common Equity and Related Stockholder Matters Market Information

Our shares of common stock are currently traded on the OTC Electronic Bulletin Board under the symbol "AXGI". There is no assurance that an active trading market will develop which will provide liquidity for the Auxer Group's existing shareholders or for persons who may acquire common stock through the exercise of any options.

The reported high and low bid prices for our common stock are shown below for each quarter during the last two complete fiscal years. Except as set forth below, the high and low bid price for the periods in 1999 and 2000 shown below are quotations from the OTCBB. From September 4, 1999 until June 5, 2000, our common stock traded on the Pink Sheets. Therefore, the high and low bid prices for the fourth quarter of 1999 and the first quarter of 2000 shown below are quotations exclusively from the Pink Sheets. The third quarter of 1999 and the second quarter of 2000 reflect quotations from the Pink Sheets and OTCBB. The quotations reflect inter-dealer prices and do not include retail mark-ups, mark-downs or commissions. The prices do not necessarily reflect actual transactions.


Period                                    HIGH BID             LOW BID
- ------                                    --------             -------
1999
First Quarter                               0.22                 0.001
Second Quarter                             1.035                 0.055
Third Quarter                               0.09                0.0600
Fourth Quarter                              0.08                  0.01
2000

First Quarter                               0.14                 0.04
Second Quarter                             0.125                 0.06
Third Quarter                               0.14                 0.06
Fourth Quarter                              0.09                 0.05
2001

First Quarter                               0.07                 0.05
Second Quarter                            0.0625                0.012


As of October 15, 2001, we had 1,000,000,000 authorized shares of our common stock at par value $.001; 131,475,066 shares were issued and outstanding. As of October 3, 2001, we had 25,000,000 authorized shares of our Preferred stock; 2,750,000 shares were issued and outstanding.

As of October 15, 2001, there were 25,000,000 shares of our common stock reserved for the Auxer Group's 2000 option plan to issue to employees and consultants; 19,250,000 options have been granted, but none have been exercised.



As of October 15, 2001, there were 27,500,000 shares of common stock reserved for the conversion of the Auxer Group's preferred stock whereas 2,750,000 shares of preferred stock have been issued and outstanding. One share of preferred stock is convertible into 10 shares of common stock.


Holders

The Auxer Group has approximately 3,000 holders of its common stock. The Auxer Group has two holders of its preferred stock.

Dividend Policy

The Auxer Group has never declared or paid cash dividends on its common stock, and may elect to retain its net income in the future to increase its capital base. The Auxer Group does not currently anticipate paying cash dividends on its common stock in the future. The Auxer Group has not paid any dividends, made distributions, or redeemed any securities within the last five years.

Penny Stock Considerations

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer to deliver a disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer price for the penny stock, the compensation of the broker-dealer in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity for a stock that becomes subject to the penny stock rules. Our shares will likely be subject to such penny stock rules, and our shareholders will, in all likelihood, find it difficult to sell their shares.

Management's Discussion And Analysis Of Financial Condition And Results Of Operations
--------------------------------------------------------------------------------

Management's Discussion and Analysis of Financial Condition and Results of Operations for the Years December 31, 1999 and 2000.

The financial statements for the years ended December 31, 1999 and 2000 have been prepared on a going concern basis. The issuance of a going concern opinion by the auditors indicates that the auditors have substantial doubt about the Auxer Group's ability to continue as a going concern. The Auxer Group incurred net losses of $7,624,650 for period from April 18, 1995 to December 31, 2000. These factors indicate that the Auxer Group's continuation, as a going concern is dependent upon its ability to obtain adequate financing. If the Auxer Group is unable to obtain adequate financing necessary to support the Auxer Group's ability to continue its operations, advance its plan of operations, increase its sales, increase its inventory and working capital, the Auxer Group would be substantially limited. If the Auxer Group is unable to properly fund its plan of operations, the Auxer Group's continuation would be jeopardized. Management's plan to overcome its financial difficulties consists of raising additional capital and increasing revenues from its subsidiaries. At this point, the Auxer Group has no definite plans to raise money.

Results of operations for periods ended December 31, 1999 and 2000

Proforma financials below are adjusted to reflect the disposition of Clifton Telecard, Inc. for the annual period ended December 31, 2000.

                              Year ended          Year ended          +/-%         Proforma Year             +/-%
                               December          December 31,                     ended December
                               31, 1999              2000                            31, 2000

Net Sales                       871,259           10,993,570         +    1162%          1,697,894               +   95%
Gross Profit                    249,049              969,310          +   289%            547,524               +   120%
Selling, General &            1,302,418            3,619,994          +   178%          3,282,808               +   152%
Administrative
Expenses
Research &                            0                    0             0%                  0                  0%
Development Costs
Depreciation Costs               11,626              111,145          +   856%            110,119               +   847%
Amortization Costs                    0                    0             0%                  0                  0%
Interest                         10,618               36,524          +   244%             36,524               +   244%
Net Income (Loss)              (975,127)          (2,795,833)          n/a          (3,027,154)               n/a
Inventory                       290,725            1,226,807          +   322%            584,839               +   101%


Proforma 2000 to History 1999 Financial Data Comparison

Net Sales


We had sales of $1,697,894 in 2000, on a proforma basis, compared to sales of $871,259 in 1999 representing an increase of $826,635 or 95%.

There were sales of $1,494,657 in 2000, on a proforma basis compared to $871,259 in 1999 generated from the Automotive Group's air conditioning line and the addition of the second warehouse facility. Another new source of revenue for the Auxer Group was the prepaid phone card switch operation through the acquisition of the Telecom Group in the third quarter of 2000, which generated sales of $203,237.


Gross Profit Margins

We had gross profits of $547,524 and a gross profit of 28% in 2000, on a proforma basis, compared to gross profits of $249,049 and a gross profit of 29% in 1999 representing a decrease in the gross profit of 1%.

The decrease in gross profit was a result of the companies telecom group's revenues through sales of prepaid phone cards, which are in general sold at a lower gross profit margin than the automotive group's products.

Selling, General & Administrative Expenses


We had general and administrative expenses of $3,282,808 in 2000, on a proforma basis, compared to $1,302,418 in 1999 representing an increase of $1,980,390 or 152%.


The increase in these expenses was a result of expenses related to the telecom group's acquisition and operating expenses.

Research & Development Costs

We had research and development costs of $0 in 2000, on a proforma basis, compared to $0 in 1999 representing no change.

Depreciation


We had depreciation expenses of $110,119 in 2000, on a proforma basis, compared to $11,626 in 1999 representing an increase of $98,493 or 847%.


The increase in these expenses was a result of an increase in the equipment and assets related to the acquisition of the telecom group.

Amortization Costs

We had amortization expenses of $0 in 2000, on a proforma basis, compared to $0 in 1999 representing no change. There were no costs that were capitalized or amortized. All costs were expenses in the period they incurred.

Interest


We had interest expenses of $36,524 in 2000, on a proforma basis, compared to $10,618 in 1999 representing an increase of $25,906 or 244%. The increase in these expenses was a result of a higher average principal outstanding on Harvey Westbury's credit facility.


Net Income (Loss)

We had net losses of $3,027,154 or a loss of $0.03 per share in 2000, on a proforma basis, compared to losses of $975,127 or a loss of $0.02 per share in 1999 representing an increase in losses of $2,052,027 or $0.01 per share.

The increase in losses was a result of an increase in expenses, related to the acquisition of the telecom group.

Inventory


We had inventory of $584,839 on December 31, 2000, on a proforma basis, compared to inventory of $290,725 on December 31, 1999 representing an increase of $294,114 or 101%.


The increase in inventory was a result of the Auxer Group's increase in air conditioning inventory.

Historic 2000 to Historic 1999 Financial Data Comparison

Net Sales


We had sales of $10,993,570 in 2000 compared to sales of $871,259 in 1999 representing an increase of $10,122,311 or 1162%.


There was an increase in sales of $1,705,952 in 2000 compared to $871,259 in 1999 generated from the Automotive Group's air conditioning line and the addition of the second warehouse facility. The primary revenue source for the Auxer Group was prepaid phone cards through the acquisition of the Telecom Group in the third quarter of 2000, which generated sales of $9,287,618.

Gross Profit Margins

We had gross profits of $969,310 and a gross profit of 9% in 2000 compared to gross profits of $249,049 and a gross profit of 29% in 1999 representing a decrease in the gross profit of 20%.

The increase in gross profit was a result of the companies telecom group's increased revenues through sales of prepaid phone cards and the automotive group's air conditioning line.

Selling, General & Administrative Expenses


We had general and administrative expenses of $3,619,994 in 2000 compared to $1,302,418 in 1999 representing an increase of $2,317,576 or 178%.


The increase in these expenses was a result of expenses related to the telecom group's acquisition and operating expenses.

Research & Development Costs

We had research and development costs of $0 in 2000 compared to $0 in 1999 representing no change.

Depreciation


We had depreciation expenses of $111,145 in 2000 compared to $11,626 in 1999 representing an increase of $99,519 or 856%.


The increase in these expenses was a result of an increase in the equipment and assets related to the acquisition of the telecom group.

Amortization Costs

We had amortization expenses of $0 in 2000 compared to $0 in 1999 representing no change. There were no costs that were capitalized or amortized. All costs were expenses in the period they incurred.

Interest


We had interest expenses of $36,524 in 2000 compared to $10,618 in 1999 representing an increase of $25,906 or 244%. The increase in these expenses was a result of a higher average principal outstanding on Harvey Westbury's credit facility.

Net Income (Loss)

We had net losses of $2,795,833 or a loss of $0.03 per share in 2000 compared to losses of $975,127 or a loss of $0.02 per share in 1999 representing an increase in losses of $1,820,706 or $0.01 per share.

The increase in losses was a result of an increase in expenses, related to the acquisition of the telecom group.

Inventory


We had inventory of $1,226,807 on December 31, 2000 compared to inventory of $290,725 on December 31, 1999 representing an increase of $936,082 or 322%.


The increase in inventory was a result of the Auxer Group's increase in prepaid phone card inventory as well as air conditioning inventory.

Results of operations for six months ending June 30, 2000 and 2001.

Historical financials below are adjusted to reflect the disposition of Clifton Telecard, Inc. for the six month period ending June 30, 2000 and 2001.


                    Six months ended     Six months ended   +/- %
                      June 30, 2000     June 30, 2001
                      --------------     --------------

Net Sales                 1,050,918       1,581,722        +   51%
Gross Profit                345,465         199,260         -  42%

Selling, General &
Administrative

Expenses                  904,008         2,190,305        +   142%
Research &
Development Costs               0                 0           0
Depreciation                8,846            69,059        +  681%
Amortization                    0                 0           0


Interest                    8,005           437,744       +    5368%
Net Income (loss)        (577,912)       (2,570,968)       n/a
Inventory                 639,386           770,222        +   21%


Net Sales


We had sales of $1,581,722 for the six months ended June 30, 2001 compared to sales of $1,050,918 for the six months ended June 30, 2000 representing an increase of $530,804 or 51%.


The increase in sales was attributed to the prepaid phone card sales.

Gross Profit Margins

We had gross profits of $199,260 and a gross profit of 13% for the six months ended June 30, 2001 compared to gross profits of $345,465 and a gross profit of 33% for the six months ending June 30, 2000 representing a decrease in the gross profit of 20%.

The decrease in gross profit was a result of the companies telecom group's sales of prepaid phone cards, which are, in general, sold at a lower gross profit margin than the automotive group's products.

Selling, General & Administrative Expenses


We had general and administrative expenses of $2,190,305 for the six months ended June 30, 2001 compared to $904,008 for the six months ended June 30, 2000 representing an increase of $1,286,297 or 142%.


The increase in these expenses was attributed to the additional general administrative expenses related to the telecom group.

Research & Development Costs

We had research and development costs of $0 for the six months ended June 30, 2001 compared to $0 for the six months ended June 30, 2000 representing no change.

Depreciation

We had depreciation expenses of $69,059 for the six months ended June 30, 2001 compared to $8,846 for the six months ended June 30, 2000 representing an increase of $60,213 or 681%.


The increase in these expenses was a result of an increase in the equipment and assets related to the acquisition of the telecom group.

Amortization Costs

We had amortization expenses of $0 for the six months ended June 30, 2001 compared to $0 for the six months ended June 30, 2000 representing no change. There were no costs that were capitalized or amortized. All costs were expenses in the period they incurred.

Interest


We had interest expenses of $437,744 for the six months ended June 30, 2001 compared to $8,005 for the six months ended June 30, 2000 representing an increase of $429,739 or 5368%.


The increase in these expenses was due to the interest expense related to the convertible note financing in January 2001.

Net Income (Loss)

We had net losses of $2,570,968 or a loss of $0.02 per share for the six months ending June 30, 2001 compared to losses of $577,912 or a loss of $0.01 per share for the six months ending June 30, 2000 representing an increase in losses of $1,993,056 or $0.01 per share.

The increase in net losses was primarily attributed to the Auxer Telecom operation in Los Angeles, California and expenses related to the development of the Telecommunications Group and the X-Factor product line.

Inventory


We had inventory of $770,222 on June 30, 2001 compared to inventory of $639,386 on June 30, 2000 representing an increase of $130,836 or 21%.


   Results of operations for three months ending June 30, 2000 and 2001.

Historical financials below are adjusted to reflect the disposition of Clifton Telecard, Inc. for the period ending six months June 30, 2000 and 2001.

                    Three months ended  Three months ended   +/- %
                      June 30, 2000     June 30, 2001
                      --------------     --------------

Net Sales                 515,378           990,768        +   92%
Gross Profit              174,131           161,713        -  7%

Selling, General &
Administrative

Expenses                  644,735           651,097        +   1%
Research &
Development Costs               0                 0             0
Depreciation                4,811            34,600        +   619%
Amortization                    0                 0             0
Interest                    5,667            15,282        +   170
Net Income (loss)         (481,082)        (613,570)       n/a
Inventory                  639,386         770,222        +   21%


Net Sales


We had sales of $990,768 for the three months ended June 30, 2001 compared to sales of $515,378 for the three months ended June 30, 2000 representing an increase of $475,390 or 92%.


The increase in sales was attributed to the prepaid phone card sales.

Gross Profit Margins

We had gross profits of $161,713 and a gross profit of 16% for the three months ended June 30, 2001 compared to gross profits of $174,131 and a gross profit of 34% for the three months ending June 30, 2000 representing a decrease in the gross profit of 18%.

The decrease in gross profit was a result of the companies telecom group's sales of prepaid phone cards, which are, in general, sold at a lower gross profit margin than the automotive group's products.

Selling, General & Administrative Expenses


We had general and administrative expenses of $651,097 for the three months ended June 30, 2001 compared to $644,735 for the three months ended June 30, 2000 representing an increase of $6,362 or 1%.

The increase in these expenses was attributed to the additional general administrative expenses related to the telecom group.

Research & Development Costs

We had research and development costs of $0 for the three months ended June 30, 2001 compared to $0 for the three months ended June 30, 2000 representing no change.

Depreciation


We had depreciation expenses of $34,600 for the three months ended June 30, 2001 compared to $4,811 for the three months ended June 30, 2000 representing an increase of $29,789 or 619%.


The increase in these expenses was a result of an increase in the equipment and assets related to the acquisition of the telecom group.

Amortization Costs

We had amortization expenses of $0 for the three months ended June 30, 2001 compared to $0 for the three months ended June 30, 2000 representing no change. There were no costs that were capitalized or amortized. All costs were expenses in the period they incurred.

Interest


We had interest expenses of $15,282 for the thee months ended June 30, 2001 compared to $5,667 for the three months ended June 30, 2000 representing an increase of $9,615 or 170%.


The increase in these expenses was due to the interest expense related to the convertible note financing in January 2001.

Net Income (Loss)

We had net losses of $613,570 or a loss of $0.01 per share for the three months ending June 30, 2001 compared to losses of $481,082 or a loss of $0.01 per share for the three months ending June 30, 2000 representing an increase in losses of $132,488 or $0 per share.

The increase in net losses was primarily attributed to the Auxer Telecom operation in Los Angeles, California and expenses related to the development of the Telecommunications Group and the X-Factor product line.

Inventory


We had inventory of $770,222 on June 30, 2001 compared to inventory of $639,386 on June 30, 2000 representing an increase of $130,836 or 21%.


The increase in inventory was a result of the Auxer Group's increase in prepaid phone card inventory as well as air conditioning inventory.

A substantial part of our growth has been achieved through acquisition within the telecommunications industry. Given the acquisition and disposition of Clifton Telecard, the results from operations from period to period are not necessarily comparable. Clifton Telecard was sold on May 16, 2001.

Our principle source of revenue has been the telecom group's prepaid phone cards. The telecom group's markets and distributes branded prepaid phone cards produced by a variety of telecommunications long distance carriers and resellers, as well as private label proprietary prepaid phone cards produced for the Auxer Group by various long distance carriers and/or resellers.

Branded cards are purchased by the telecom group at a discount from the face value of the card, and result to the distributor at a slightly lower discount. The difference between the two discount rates, typically from 1% to 3%, represents the grow margin retained by the telecom group. Purchases of branded cards by the Auxer Group are made on varying terms, from C.O.D. to a net 21 basis, although the majority of the Auxer Group's purchases are made on credit terms of 10 days or less. Sales by the telecom group of its product are generally made on a net 30 basis.

Private label cards are generally designed and produced by the Auxer Group, utilizing card numbers and PINs provided by the telecommunications' carrier or reseller providing the long distance service for the card. The Auxer Group incurs the upfront expense of printing the phone cards. However, the Auxer Group does not pay the long distance carrier until it activates the cards, which occurs upon the sale by the Auxer Group to the distributor. Accordingly, through the use of private label cards, the Auxer Group's cost of inventory is significantly reduced, as purchases are effectively made on an as-needed basis.

We plan to invest in marketing and advertising its products which may increase sales. We believe increased marketing and advertising can impact our gross revenues.

We plan to continue to pursue our acquisition strategy over the next twelve months and believe this may impact our gross revenues and costs.

In June 2000 The Auxer Group unveiled its corporate strategy under three primary objectives: first, continue to finance and grow Auxer's core automotive and marine product lines and distribution network; second, grow the existing core business through acquisition of new product lines; and third develop an aggressive acquisition program in high growth industries such as internet and telecommunications. The Auxer Group also signed with Global Management Group to create an interactive investment relations web site. The web site allows all current and potential investors, who register on-line to have immediate access to all company new releases as they are released.

In June 2000 Harvey Westbury Corp. launched its new and expanded line of automotive air conditioning chemicals, retrofit & recharge kits for the Summer 2000. The new additions include over 40 air conditioning kits, chemicals and accessories. Harvey Westbury expected to exceed its projections of $750,000 for the 2000 season. Actual sales did not exceed the projections as Harvey Westbury actually sold $630,000 in air conditioning products for the 2000 season.

In July 2000 Harvey Westbury Corp.'s automotive air conditioning line gained new distribution with National Wholesale Distributors, a major discount retail chain. National Wholesale Distributors has 36 retail warehouses and 2 distribution centers throughout the Northeast United States. Also in July, Trak Auto, a major automotive retailer, reordered Harvey Westbury's new kits and accessories. Trak Auto's initial orders for Harvey Westbury's Air conditioning products were over $225,000.

In July 2000 Auxer announced its telecommunication group projections of $60 Million in revenues with earnings of $3 to $6 Million on a per annum basis. In July 2000 Auxer Group announced projected revenue for Clifton Telecard of $25 - $35 Million based on a per annum basis. Projections were based on management's internal business plan, Clifton Telecard's client base and growth potential. The Telecom Group produced revenues of approximately $500,000 for the six month period ending June 30, 2001. The above projections for revenues and earnings were not met.

In August 2000, we acquired telecommunications equipment as part of our strategy to form a telecom group. On August 24, 2000, we completed the transfer of assets formerly associated with Sponge Technologies, Inc. to Auxer Telecom, Inc., a new wholly-owned subsidiary of The Auxer Group. The subsidiary's operation has been relocated from Santa Monica California to a location on Wilshire Blvd., Los Angeles, California. Auxer Telecom has been established and engineered to manage $60 Million in telecommunications traffic. More specifically, the operation, personnel and equipment in California has been designed to be able to support approximately $60 Million in initial traffic. We plan to add additional equipment and personnel in the telecom group if revenues continue to grow.

The total price paid for the equipment by the Auxer Group was $568,000 payable as follows: $10,000 upon the execution of the Agreement and commencing October 1, 2000 and continuing the first day of each successive month, Auxer Telecom shall pay additional monthly installments of $10,000 for a series of 10 payments. On August 1, 2001 the Auxer Telecom shall pay the seller, Chasin of Long Beach, Inc., doing business as Colbie Pacific Capital, the sum of $458,000.

In September 2000, our automotive group launched its fall and winter line of Easy Test products, which included a new series of utility drop lights for mechanics and endusers. Management announced these products could increased revenues of the automotive group by $500,000 during the 2000 and 2001 winter and spring seasons. The projections were based on potential sales from Harvey Westbury's existing client base. Harvey Westbury's new products represented approximately $95,000 through first quarter of 2001 based on The Auxer Group's quarterly financial review.

On September 14, 2000, Auxer Telecom had completed the first phase and its switches are operational and has completed carrier contracts with Pacific Digital Networks for International, Long Distance, and Domestic services. The Auxer Group entered into the final stages of negotiations with Clifton Telecard Alliance.

On September 22, 2000, Auxer completed the acquisition of the assets of Clifton Telecard Alliance, a wholesale distributor of prepaid phone cards. The assets acquired were placed in a newly formed corporation called Clifton Telecard, Inc. which is doing business as Clifton Telecard Alliance. Based on Clifton Telecard Alliance's financial statements, management announced on September 22 that Clifton Telecard's sales had nearly doubled during the year 2000 to a pace of $30 Million on an annual basis. Management announced projections of $25 30 Million in revenue during its first twelve months of operation as part of the Auxer Telecom Group. Additionally, management released a statement that Auxer plans to grow and expand the operations to approximately $60 Million on an annual basis. In the first quarter of 2001, the Telecom Group produced revenues of over $7 Million dollars. These projections were based on estimates of monthly revenue extrapolated out over twelve months and growth rates estimated based on monthly revenue growth rates. The Auxer Group sold Clifton Telecard on May 16, 2001. The impact of this sale is discussed in this section.

In October 2000, our subsidiary, Harvey Westbury, entered into a joint venture agreement with United Suppliers of America to market and distribute alternative refrigerant products and kits. This relationship could produce increased revenues for the automotive group in which management believes it can be a major supplier of kits and accessories for the alternative and HFC 134a refrigerant markets over the next couple of seasons. Management believes the market for Alternative and HFC 134a refrigerant is approximately $135 Million. This estimate is based managements review of clients and prospective clients estimated potential sales. During the 2001 air conditioning season, Harvey Westbury completed initial packaging and kit designs and initial kits were tested during this season.

In October 2000, Clifton Telecard, Inc. launched its new website www.cliftontelecard.com. Also in October Auxer Telecom completed all primary systems testing to include switch systems, security systems, back-up systems, customer services systems, servers and circuit connectivity between sites. In addition management announced on October 24, 2000 the Telecom Group had generated over $2.2 Million in revenue since the acquisition of Clifton Telecard four weeks ago. The revenue was based on orders shipped for the period of October 15 through October 21, 2000.

In October 2000, Harvey Westbury gained new distribution of its automotive air conditioning line with FJ Auto Distributors in Puerto Rico. Also in October, Harvey Westbury and its Easy Test Air Conditioning line was feature in the October 18, 2000 edition of Ozone Depletion Today which is published by EIN Publishing, Inc. The industry report highlights the company's efforts in developing ozone-friendly alternative refrigerant kits.

On November 28, 2000, the Auxer Group unveiled its twelve month strategy. First, the Auxer Group planned to complete the transition of Clifton's traffic to Auxer Telecom over the following 60 days. Auxer Telecom was able to transfer all cards by the end of January 2001. The African Talk and Original phone cards remained with their original carriers due to cost. Second, the Auxer Group expected to enter into formal negotiations with at least one, and possibly two more acquisition candidates in the telecommunications industry, which it intended to complete in the first and second quarters of 2001. During the first and second quarters of 2001, the negotiations were postponed until the fall of 2001 Third, Auxer Group planned to invest in several beta test programs being developed by Auxer Telecom in the areas connected to broadband, virtual private networks, and ATM/prepaid phone card combinations. These plans were put on hold in the second quarter after management decided to restructure operations in Los Angeles. And lastly, the Auxer Group believed it would be properly developed and in position to apply for listing on the NASDAQ during the next fiscal year which was its final objective for the year 2001. While the end of the year has not arrived, management believes that this objective may be difficult to achieve by year end. The Auxer Group's vision for year 2001 is to have Auxer on a sales pace of $180 Million per annum and assets under management in excess of $20 Million. While the end of the year has not arrived, management believes that this objective may be difficult to achieve by year end.

Throughout the fourth quarter of 2000, The Auxer Group issued a series of press releases of weekly sales and projected 4th quarter sales. On October 2, 2000, The Auxer Group estimated revenues for Clifton Telecard and the Telecom Group to do $550,000 for the third quarter ending September 30, 2000. On October 3, 2000 The Auxer Group announced its Telecom Group was projecting revenues of $6 - $8 Million for the fourth quarter ending December 31, 2000. On October 10, 2000 The Auxer Group announced estimated revenues for the Telecom Group were over $520,000 for orders shipped during the period October 1 through October 7, 2000. On October 17, 2000, The Auxer Group announced estimated revenues of $590,000 for orders shipped during the period October 8 through October 14, 2000. On October 24, 2000 The Auxer Group announced estimated revenues of $2.2 Million since the acquisition of Clifton Telecard on orders shipped since September, 2000. On October 30, 2000, The Auxer Group announce estimated revenues of $570,000 for orders shipped during the period of October 22 through October 28, 200 0. Weekly revenues announced were confirmed in audited financial statements for the period ending December 31, 2000. Actual revenues for the period ending December 31, 2000 was $9,287,618 for the Telecom Group, of which $586,304 is represented in the third quarter of 2000 and $8,701,314 is represented in the fourth quarter of 2000. Revenues are based on The Auxer Group's financial review for the three months ending September 30, 2000 and audited financials for the year ending December 31, 2000.

Throughout the years 2000 and early 2001, The Auxer Group's Executive Vice President, Ronald Shaver, conducted three interviews on August 7, 2000, October 17, 2000 and March 6, 2001 to answer investor questions. The during an interview with Investornuts.com, management disclosed that "The Auxer Group's next six months was dedicated to growing the Telecom Group through acquisition and growth in sales." Management also disclosed "Auxer is currently in discussions on several other telecommunications ventures to include projects in the area of broadband technology and other cutting edge concepts." Management also disclosed that, "If our two groups continue at the current pace and some of the discussions the company is currently involved continue to materialize, we believe this company could achieve revenue levels in excess of $150 Million for the next year." Management also disclosed, "Auxer is expecting both of its operating groups to show profits this year." At the time of the interviews The Auxer Group was considering additional acquisitions, which would have supported the above referenced revenue level. The acquisition never came to fruition. At the time of the interview, management believed both of its operating groups could show profits. These projections were based on management's business plans and the client bases potential to purchase product from each of the operating subsidiaries. The actual earnings results for The Auxer Group were losses of $2.7 Million for the year ended December 31, 2000.

In January 2001 The Auxer Group announced that Auxer Telecom's switch received holiday traffic of 1.2 Million minutes of telecommunications traffic during the holiday season. The minutes reported were based on traffic reports generated from Auxer Telecom's switch software. In March of 2001 CT Industries launched its X-Factor line of products under the X-Factor trademark and logo. The first series of products will be a prepaid calling card known as the X- Card.

On March 9, 2001, CT Industries, Inc.'s Board of Directors approved the expansion of the business focus to include telecommunications related business. As part of this expansion, CT Industries hired Nadia Mustafa, a former sales manager of Clifton Telecard Alliance prior to the Auxer Group acquiring the Clifton Telecard operation. Ms. Mustafa was contracted as Sales Manager for CT Industries' phone card operations in March 2001 for a two (2) year term. The terms of her employment are unrelated to Auxer's former subsidiary Clifton Telecard and she is currently the Sales Manager of CT Industries.

In March 2001 The Auxer Group hired M. Johnson & Associates to provide investor relations services to The Auxer Group and its subsidiaries. On March 14, 2001, the Auxer Group added Benjamin Colarossi to the marketing team for the X-Factor. Mr. Colarossi is a consultant to Auxer and is currently acting in that capacity.

On March 17, 2001, as part of a promotional campaign, the Dick Barbour Racing Team unveiled the X-Factor logo on the number 15c Porsche at the 12 hours of Sebring, a premier race of the American La Mans Series.

On March 22, 2001 The Auxer Group announced they achieved record revenues for the year 2000 of $10.99 Million in sales for the year, compared to $871,000 that The Auxer Group posted in 1999. The Telecom Group represented $8.5 Million of those revenues in the fourth quarter of 2000. The Automotive Group represents the remainder of revenues for the year 2000. Assets under management were $5.4 Million in 2000, compared to $471,000 posted in 1999. Revenues are based on audited financial statements of The Auxer Group. On March 26, 2001 CT Industries hosted its grand opening in West Paterson, NJ to assist Clifton Telecard's growing sales. This new location will allow Clifton Telecard to handle additional walk-in customers and will also provide additional warehouse space. On April 16, 2001, management announced that Clifton Telecard's fourth quarter sales were on a $34 Million annualized pace and that CT Industries' projected a sales pace equivalent to its sister company, Clifton Telecard, by the third quarter of 2001. These projections were based on Clifton Telecard's client base and management's estimate of potential growth. The $34 Million pace was extrapolated by multiplying Clifton Telecard's fourth quarter 2000 sales of $8.5 Million by four quarters. As of July 2001 CT Industries has distribution in nineteen states. Its current business plan is to obtain distribution throughout all 50 states. CT Industries currently has no new distribution agreements in place.

On March 29, 2001, CT Industries reached an agreement with Universal Services & Telcom, Inc. to distribute products under the X-Factor product line.

On April 14, 2001, the X-Factor debuted on NBC Sports in two thirty second commercials, which telecast during the European Le Mans Series from England's Donington Park circuit. The commercials were advertising the X-Factor Grand Prix Sonoma, a North American Series race to be held on July 22, 2001.

On May 16, 2001 the Auxer Group sold 100% of the stock of Clifton Telecard, Inc. to Kattosko Communications in consideration for cash, elimination of debt, and a note payable totaling $972,350. The method for determining the valuation was based on the actual value of the tangible assets. the total valuation of the transactions was $972,350 which was determined based on the value of the current bank account, valued at approximately $528,000, forgiveness of inter-company debts netting at approximately $344,350 and a note payable in the amount of $100,000. Although no valuation was determined for the following trademarks, additionally the rights to all trademarks containing service by Auxer Telecom, Inc., to include One Cent, Kamustahan, Humsafar, El Sol Mexico, Jerusalem Middle East, Que Viva Mexico, African Talk, Para Todos, and Brazil Campeao, with the exception of Original and African Voice. In addition to the above consideration, terms and rights to above trademarks, Kattosko Communications continues to have rights to purchase prepaid cards from Auxer Telecom and The Auxer Group and its subsidiaries will have rights to purchase prepaid phone cards from Kattosko Communications. The negotiations were handled by the officers of The Auxer Group and Kattosko Communications. In addition, Mustafa Qattous resigned as President of Operations and terminated his employment contract. Under the terms of this termination, he retains the initial 1,000,000 shares of common stock received, but forfeits any remaining options and/or cash compensation outlined in his employment agreement. The two companies continue to have a vendor/client relationship. The two companies don't have any agreements outlining this relationship.


Management decided to divest of Clifton Telecard due to its declining profitability. Additionally, management believed that CT Industries represented potentially higher profit margins. During the second quarter, management estimates the sale of Clifton Telecard impacted The Auxer Group's total revenues were reduced by approximately $5.5 Million. During the third and fourth quarters of 2001 and third quarters of 2001,
management expects the impact of the sale of Clifton Telecard to be approximately a $5 to 7 Million reduction in revenue per quarter. Impact estimates are based on estimated quarterly revenues of Clifton Telecard of approximately $6 Million. Clifton Telecard represented approximately 96 percent or $7 Million of The Auxer Group's revenue base during the first quarter of 2001. Based on CT Industries client and prospective client list and by retaining the rights to trademarks serviced by Auxer Telecom under the agreement for the sale of Clifton Telecard Alliance, management believes that CT Industries can achieve similar revenues during the fourth quarter of 2001. These projections are based on CT Industries current and potential client base and its plans to develop and introduce new products. Management expects the impact of the Clifton sale on expenses to be approximately $3.5 Million reduction in the second quarter of 2001 and a $5 to 7 Million reduction in the third quarter of 2001. Clifton Telecard represented approximately 97 percent or $6.9 Million of Auxer's cost of goods and approximately 15 percent or $281,000 of Auxer's general and administrative expenses. Management estimates the impact of the sale of Clifton on the assets of Auxer to be a reduction of approximately $3,000,000 and on the liabilities of Auxer to be a reduction of approximately $3,000,000 based on the terms of the sale agreement and the forgiveness of intercompany debts.


On May 22, 2001 The Auxer Group announced revenues for the first quarter of 2001 of $7.4 Million, compared with revenues of $535,540 for the first quarter 2000. The increase in revenues was primarily attributed to the prepaid phone card business of CT Industries, Auxer Telecom and Clifton Telecard. The Auxer Group also reported losses of $1,957,333 for the first quarter 2001. These losses were primarily related to new product development, consulting, and one-time financing related expenses. The revenues reported were based on financial review conducted by The Auxer Group's auditors.

On June 12, 2001 The Auxer Group announced its decision to reduce overhead by restructuring several areas of its operation. Since June, The Auxer Group has reduced its staff in Los Angeles to five personnel and reduced its facility costs by relocating its staff. Additionally, CT Industries has implemented a direct sales and marketing approach in an effort to minimize its costs. Also, the Automotive Group has trimmed its operations and delivery staff in an effort to cover its overhead.

For the period ending December 31, 2000, we began accounting for our segmented information by groups due to the formation and acquisition related to the telecommunications industry. Effective since the 3rd quarter of 2000, we segment our information by automotive and telecom groups. The financial condition and results of operations for Auxer Telecom, Inc. began to be reflected in The Auxer Group's financial statements effective August 24, 2000. The financial condition and results of operations for Clifton Telecard, Inc. began to be reflected in The Auxer Group's financial statements effective September 22, 2000.

For the period ending December 31, 2000, the audited financials reflect a reclassification of $102,000 of stock issued in connection with the acquisition of assets of Clifton Telecard Alliance. The result of this reclassification reflects a change in the purchase price of Clifton Telecard to $964,000. At the time of the 8K/A filing on December 8, 2000 the purchase price was accounted for based solely on the bill of sale of $862,000.

Our automotive sales of air conditioning products can be effected by the intensity of the weather during the 2nd and 3rd quarter of the year.

We formed a telecom group consisting of two subsidiaries, Auxer Telecom and Clifton Telecard, Inc. All of the revenue generated from Auxer Telecom was related to distribution and sales from Clifton Telecard, Inc. for the period ending December 31, 2000. The revenue has been accounted as intercompany sales in the consolidated financial statements.

Our ability to achieve profitability will depend, in part, on our ability to successfully increase our revenue from our operating groups. We will require additional funding through external sources to achieve profitability. There is no assurance that we will be able to successfully raise the additional funding or increase its revenue in order to achieve profitability.


Section 5 violation

In 1998, 1999, and 2000, The Auxer Group completed a series of Regulation D, Rule 504 Offerings which might be considered to violate Section 5 of the 1933 Securities Act as well as violate certain state securities laws that would allow holders of the securities the right to rescind and demand the return of their purchase price.

Our issuances of common stock pursuant to Regulation D Rule 504 in 1998, 1999 and 2000 might be considered a public offering in violation of the federal securities laws. These issuances might also have been in violation of certain state securities laws where holders of these securities might be granted the right to rescind the sale of shares and demand that we return the purchase price of the shares.

Section 5 of the 1933 Securities Act states that it is unlawful to sell securities unless a registration statement is effective or an exemption from registration can be relied upon. In the event that it would be determined that we were in violation of Section 5 of the 1933 Act regarding our Regulation D Rule 504 offerings due to the fact that we sold unregistered securities in our 1998, 1999 and 2000 Regulation D, Rule 504 offerings, Section 12(1) of the 1933 Act would apply regarding statute of limitations.

Pursuant to Section 12(1) of the 1933 Act, the statute of limitations for this type of claim is one year after the date of the alleged violation and, if successful, would entitle the investors of our common stock to rescind the issuance of the securities to them and demand a return to them of the purchase price of those securities. Thus, the limitation period began to toll as soon as the violation of Section 5 has occurred, regardless of whether an investor was aware of the violation. In this case, the Section 5 violation was the sale by us of unregistered securities from January 1998 to January 2000. As of October 11, 2001, if Section 5 of the Securities Act of 1933 was violated, no claims could be made since these violations occurred more than one year ago.

The Regulation D, Rule 504 Offerings discussed above may have violated securities laws of several states in connection with the issuance of our common stock. Similar to the recourse provided under the federal securities laws, holders of these securities may be able to make a claim to rescind the sale or issuance of these securities to them and demand a return of the purchase price paid for these shares. Accordingly, if these stockholders rescind the sale of these securities under federal law, they would not have the right to additional payments from us under state law.

We are not aware of any pending claims of rescission against us. We intend to vigorously defend any rescission or other claim by the holders of our securities. Nevertheless, it is possible that a claim could be made by one or more of the holders of our securities, and if a court were to hold that the private placement exemption is not available for the sale of our securities or that we violated state securities laws, we could be forced to rescind the sales of our securities, requiring significant monetary payments to the claiming owners. These claims, if successful, could significantly exceed our cash reserves and require us to borrow funds and would materially and negatively affect our results of operations and financial condition.

Internal and External Sources of Liquidity


Our subsidiary, Harvey Westbury had a credit facility agreement with Merchant Financial Corporation. The credit facility up to $400,000 against a fixed percentage of 75% of eligible accounts receivable and up to 40% of the eligible inventory. The interest rate on the line of credit was calculated at a rate equal to the prime rate plus 5% per annum above the prime rate of 6.75% effective June 28, 2001. The credit facility agreement required a commitment fee of 1% of the maximum credit line on each anniversary date of the signing of the agreement. The anniversary date is JuUly 11, 2000. On July 11, 2001, the agreement was terminated. Both parties mutually agreed not to extend the terms of the credit facility. Merchant Financial Corporation determined the account did not meet minimum outstanding balances sufficient for justifying administration costs. By terminating this credit facility, Harvey Westbury could be prevented from receiving adequate funding to properly operate and pay for product on a timely basis.

Our subsidiary, Harvey Westbury signed a new credit facility agreement on July 11, 2000 with Merchant Financial Corporation and terminated its credit facility agreement with Finova Capital, formerly United Credit Corp. The new credit facility currently permits borrowings of up to $400,000 against a fixed percentage of 75% of eligible accounts receivable and up to 40% of the eligible inventory. The interest rate on the line of credit is basic interest on the daily unpaid cash balances outstanding during each month at a rate equal to the prime rate plus 5% per annum above the prime rate. The prime rate was effective June 28, 2001. The credit facility agreement requires a commitment fee of 1% of the maximum credit line per annum each anniversary date of the signing of the agreement, July 11, 2000. The agreements were completed with an understanding that the credit line would be increased to several million as needed. The Auxer Group never increased the line of credit. During the first and second quarters of 2001, The Auxer Group and Harvey Westbury Corp. were not in compliance with a covenant of the Merchant agreement which states that Harvey Westbury shall at all times maintain the tangible net worth shall be at least $500,000 at all times and The Auxer Group shall at all times maintain tangible net worth of at least $400,000. By not being in compliance with this covenant, Merchant Financial could have terminated the credit facility at any time and/or denied Harvey Westbury funding based on terms of the credit facility.

In January 2001, we refinanced our note payable to shareholders listed in the Selling Security Holder section in the amount of $551,685 and borrowed an additional $360,000 as part of an issuance of 8% convertible debentures which are due on January 16, 2006, totaling $911,685, plus interest. The Debentures may be converted into our common stock by multiplying the conversion amount that a Regulation D Investor converts times 65% or the Conversion Factor of the market price of our common stock. The market price is calculated by averaging the 3 lowest closing bid prices on our common stock for the 10 trading days prior to conversion. We executed a Registration Rights Agreement with each Regulation D Investor. Such agreement requires us to register the maximum number of shares issuable upon conversion of the Debentures. In addition, the Registration Rights Agreement requires this registration statement to become effective by May 31, 2001 or the Conversion Factor shall decrease based on the following: August 30, 2001 to September 28, 2001: 52 1/2% and September 29, 2001 or later: 50%


For the year ending December 31, 2000, we paid for operations by raising $3,229,639 through common stock issuance and debt borrowings after payments to short term debts.

At December 31, 2000, we had total current assets of approximately $3,789,623. This included $282,023 in cash, $1,226,807 of inventory and $2,247,688 of accounts receivable. Our cash balances vary significantly from day-to-day due to the large volume of purchases and sales made by us from the various prepaid phone cards companies and the numerous distributors to whom we sell cards. Due to the shorter credit terms made available to us from the telecommunications companies from whom we buy branded cards, as compared to the credit terms made available by us to our customers, we, from time-to-time, require infusions of cash in order to maintain our preferential buying/purchasing terms, which are made by us from time-to-time to take advantage of favorable pricing opportunities. To date, we have satisfied such cash requirements by loans and/or private financing to provide us with liquidity to meet our future needs. There can be no assurance that we will be able to obtain such financing on commercially reasonable terms, or otherwise, or that it will be able to otherwise satisfy our short- term cash flow needs from other sources in the future.

In December, we raised $551,685 in notes payable. The notes were refunded in January 2001 with short term notes as part of an issuance of 8% convertible debentures, due on January 16, 2006, totaling $911,685.


For the six months ended June 30, 2001, we paid for operations by raising $604,149 through common stock issuance and debt borrowings after payments to short term debts. We had Notes Payable to shareholders of $76,951, had other notes payable of $721,031, and notes payable convertible debt of $911,685 on June 30, 2001. We had loans outstanding against its credit line of $81,867 under a security agreement with Merchant Financial Corporation to borrow money secured by the receivable evidenced by invoices of Harvey Westbury Corp. We have provided guarantees of the repayment of loans. Merchant Financial Corporation agreed to lend an amount equal to 75% of the net value of all Harvey Westbury accounts. Subsequently, the credit facility with Merchant was not extended beyond July 11, 2001 and the outstanding balance was paid in full as of September 26, 2001. We issued common stock of $933,100 to provide for services rendered and consulting requirements.


In comparison for the six months ended June 30, 2000, we paid for operations by raising $420,550 through common stock issuance and debt borrowing after payment to short term debts. We had Other Notes Payable of $84,278 on June 30, 2000. We had loans outstanding against our credit line of $64,203 under a security agreement with Finova Capital to borrow money secured by the receivable evidenced by invoices of Harvey Westbury Corp. We have provided guarantees of the repayment of loans. Finova agreed to lend an amount equal to 75% of the net value of all Harvey Westbury accounts. We issued common stock of $589,313 to provide for services rendered, consulting requirements and operating and investment activities during the quarter ended June 30, 2000.

Presently, we do not have any unused sources of liquidity available to us. In addition, it can be difficult to raise cash through capital transactions based on the listing of our stock on the OTC Electronic Bulletin Board.

                                    Business

The Auxer Group, Inc. was incorporated in Idaho on June 24, 1920 under the name "The Auxer Gold Mines, Inc." The Auxer Group's original business was mining. Auxer's life was changed from a life of 50 years to a term of existence of perpetuity on August 27, 1960. In 1972 the mining assets were transferred to Idora Silver Mines, Inc. and Auxer maintained a dormant status for a majority of the 1970's and 1980's.

Effective May 2, 1994, we began trading on the OTC Bulletin Board under the symbol AUXI. On April 18,1995, Auxer acquired all of the issued and outstanding shares of CT Industries, which became our wholly owned subsidiary and issued 4,000,000 shares of our common stock to shareholders of CT Industries. CT's assets included the distribution rights to an oil treatment formulation, called Formula 2000. At such time, Auxer moved its offices to Ridgewood, New Jersey. Auxer continued to develop the engine treatment and test market the product it acquired from CT Industries through infomercials and by sponsoring regional races.


In 1996, Auxer established Wayne, New Jersey as its principal place of business and acquired the issued and outstanding shares of two companies. On February 8, 1996, it acquired Universal Filtration Industries, Inc. a company that manufactured and delivered products for dry cleaners. Auxer issued 1,500,000 of its shares of common stock to Universal Filtration shareholders for all the outstanding shares of Universal Filtration. 500,000 of the 1,500,000 shares were issued and delivery was contingent upon meeting various performance objectives. On March 24, 1999, our board of directors approved closing down Universal Filtrations operating account. Currently, Universal Filtration is dormant with no operating activity. Universal Filtration is no longer an active subsidiary. No products are currently being developed or marketed.


On October 25, 1996, Auxer acquired Harvey Westbury Corporation, Inc. a light manufacturer and wholesaler of aftermarket automotive products. Auxer issued 170,000 shares of its common stock to Harvey Westbury shareholders for all outstanding shares of Harvey Westbury Corp. Consideration value was based upon the market value of Auxer's securities at the time of the acquisition.

In August 1997, shareholders of Auxer voted to exchange their shares on a one for one basis for shares in The Auxer Group, Inc., the new Delaware corporation. The Auxer Group, was incorporated in the State of Delaware on August 11, 1997 and was authorized to issue 25,000,000 shares at $.001 par value. Of those shares, 20,000,000 shares were common stock, while the remaining 5,000,000 shares were preferred stock. On September 22 1997, the Auxer Group filed an amendment to its articles of incorporation whereby it increased its authorized shares to 75,000,000. Of those shares, 50,000,000 shares are preferred stock. In August 1997, Auxer merged into the Auxer Group. Effective on or about August 7, 1997, the Auxer Group began trading on the OTC Electronic Bulletin Board under the symbol AXGI. In June 1998, the Auxer Group divested itself of its software business for the amount of the investment, $353,000, which was received in the form of a promissory note. As of September 30, 1999, the Auxer Group determined the collectability of the promissory note was doubtful and wrote it off.

On March 19, 1999 the Auxer Group amended its articles of incorporation to increase the number of shares the Auxer Group had authority to issue to 175,000,000 shares. Of such shares, 150,000,000 shares are common stock, while the remaining 25,000,000 shares are preferred stock.

On April 22, 1999, the Auxer Group purchased automotive parts inventory from Ernest DeSaye, Jr., employed Mr. DeSaye and placed these assets in Hardyston Distributors, Inc., one of the Auxer Group's wholly owned subsidiaries. Hardyston was incorporated in New Jersey on April 22, 1999. The Auxer Group issued 836,700 shares of its common stock plus $15,000 cash for the purchase of the automotive parts inventory to Ernest DeSaye, Jr.

Effective September 4, 1999, the Auxer Group began trading on the National Quotation Service Pink Sheets because it did not comply with the OTC Bulletin Board Eligibility Rule.

Effective June 6, 2000, Auxer complied with the OTC Bulletin Board Eligibility Rule and it began trading on the OTC Bulletin Board.

On July 12, 2000 the Auxer Group's board of directors approved the formation of a telecommunication group for the purpose of acquiring and/or investing in Telecommunications companies and/or related technology.

In July 2000, the Auxer Group signed two letters of intent. One letter of intent was with Sponge Technologies to acquire assets of a switch operation. The other was with Clifton Telecard Alliance, a northeast United States distributor of prepaid phone cards, to acquire its assets.

In August 2000, shareholders of Auxer voted to amend its articles of incorporation to increase its authorized number of shares of common stock to 1,000,000,000.

Auxer Telecom Inc. was incorporated on August 7, 2000 in Delaware. The Auxer Group acquired 2 telecommunications excel switching platforms, which is a series of equipment that enables companies to track and bill telecommunications traffic. These assets were placed into Auxer Telecom Inc. on August 24, 2000. Auxer Telecom Inc. is one of the Auxer Group's wholly owned subsidiaries. In August 2000, the Auxer Group added two members to the Auxer Telecom team: Samir Khalaf and Richard Lydiate. Mr. Khalaf is a special consultant in telecommunications, financing, acquisitions and international business. Richard Lydiate was responsible for the transition and overseeing of the switch operations group in Los Angeles, California. Mr. Lydiate also assembled a management team with experience in telecommunications sales & marketing, engineering, switch operations and customer services.

On September 21, 2000, the Auxer Group purchased the assets of Clifton Telecard Alliance, Inc., employed Mustafa Qattous and placed these assets in Clifton Telecard, Inc., one of the Auxer Group's wholly owned subsidiaries. Clifton

Telecard, Inc. was incorporated in Delaware on August 7, 2000. The Auxer Group issued 2,000,000 of its common stock plus $500,000 in cash and $200,000 in promissory notes to the shareholders of Clifton Telecard Alliance, Inc.

Financial conditions and results of operation for the acquisitions of the telecommunications excel switching platforms and Clifton Telecard Alliance are reflected as of the dates disclosed above.

On March 9, 2001 CT Industries, Inc.'s Board of Directors approved the expansion of its business focus to include telecommunications related business.

On May 16, 2001, The Auxer Group sold 100% of the stock of Clifton Telecard,
Inc.

The following sets forth the valuation of the above-referenced acquisitions based on the value per share:

Acquisition                   Price Per Share       Less than Fair
                                                    Market Value
(i)Universal Filtration            $.05                No
(ii) Harvey Westbury               $.50                No
(iii) Hardyston Distributors     $.1075                No
(iv) CT Industries                $.001                No
(v)  Auxer Telecom Inc.            $N/A                No
(vi) Clifton Telecom Inc.         $.081                No

Our auditors have stated in their opinion that there is substantial doubt regarding our ability to continue as a going concern. We were a development stage company with limited revenues, a history of significant losses and a substantial accumulated deficit. Subsequent to December 31, 1997, the Auxer Group's primary attention turned to routine on-going activities and ceased to be a development stage company.

Neither the Auxer Group nor any of its subsidiaries has filed any petition for bankruptcy and is not aware of any actions related to bankruptcy. Furthermore, there are no known personnel of the Auxer Group who currently have any petitions filed under the Bankruptcy Act or under any state insolvency laws.

The Auxer Group has formed 2 groups with focuses on telecommunications and automotive industries.

The Auxer Group is a holding company that has a Telecommunications Group that consists of two active subsidiaries, CT Industries, a wholesale distributor of prepaid phone cards, and Auxer Telecom Inc., which provides telecommunication services from telecommunications carriers to the telecommunications industry. The telecommunication group accounted for 84.4% of the revenue in 2000 and 10.5% of revenue in 2000 on a proforma basis less Clifton Telecard Alliance.

Additionally, Auxer owns an automotive group with 2 active subsidiaries:
The Harvey Westbury Corporation Inc. and Hardyston Distributors, Inc. Harvey Westbury assembles and packages automotive accessories under the name, easy test, sells engine treatment under the name Formula 2000 Ultimate, and sells waxes and polishes under the name Garry's Royal Satin to the automotive, marine, and aviation industries. Hardyston Distributors, Inc. is a specialty distributor of automotive parts and accessories to local mechanics, service stations, and dealers.

The automotive group accounted for 15.6% of revenue in 2000 and 89.5% of revenue in 2000 on a proforma basis less Clifton Telecard Alliance.

The Telecommunication Group

Industry Overview

The Auxer Group believes prepaid phone cards have been widely used throughout Europe and Asia for more than fifteen years. The Auxer Group believes prepaid phone cards were introduced into the North American marketplace by small long distance consolidators and resellers, which purchase a high volume of long distance minutes from major carriers at rates significantly lower than those that could be obtained by individuals and small businesses and resell those minutes to their established customer base. The Auxer Group believes prepaid phone cards were originally introduced to meet very specific telephony applications, and oriented towards the credit challenged components of the marketplace. The Auxer Group believes prepaid services have evolved into a widely accepted solution by both businesses and consumers.

Prepaid phone cards are an alternative to coin-operated calling, collect calling, operator assisted calls and standard credit calling cards. Unlike credit calling cards, which provide virtually unlimited credit and impose surcharges on long distance services, prepaid phone cards are paid for in advance and provide finite amounts of calling time. Shaped like a credit card, the prepaid phone card easily fits into a standard wallet. Generally, the front face denotes the denomination of the card. The back of the cards contains a scratch-off surface covering the card number and personal identification number PIN.

Most domestic prepaid cards utilize remote memory technology, which permits users to place local, long distance and international calls from any touch-tone phone by dialing a toll- free or local access number to connect to a prepaid phone card switching platform. After being prompted to enter a PIN, the caller is advised of the value remaining on the card and is prompted to enter the telephone number to be called. The call is then routed to its destination. The per- minute charges for the call are automatically decremented from the prepaid account corresponding to the PIN as the call progresses. Prepaid phone cards are distributed through a vast network of retail outlets, including convenience stores, newsstands, grocery stores and discount stores. While prepaid phone card products are also sold through vending machines and, more recently, over Internet websites, the vast majority of phone card sales are still made through retail outlets.

The retail outlets are serviced by independent distributors, which often distribute newspapers or other items to the retail outlets. As, a wholesale distributor to these retail outlets, CT Industries which purchases large quantities of prepaid phone cards from a long distance carrier or reseller, and sells the cards in smaller quantities, together with cards from other carriers, to the independent distributor for ultimate distribution to the retail outlet. The discount from face value at which cards are bought and sold by the participants in the distribution chain varies depending upon the carrier and the features of the card, such as local versus toll free dial-up access, or the rates and geographic regions for which the card can be used. For example, CT Industries may sell a phone card with a face value ( a value at which the end user would pruchase at the retail outlet) of $10 to a local distributor at a discount to the face value such as $7.50. The local distributor would in turn sell the same card to a retail outlet at a lesser discount to the face value such as $8.50 which in turn, would sell the card to an end user at face value, $10.

The Auxer Group believed entering the telecom industry in 2000 would be a good strategy as management believed the prepaid industry was a market that represented an opportunity to increase the Auxer Group's revenue. In 2000 management was introduced to opportunities to acquire distribution and telecommunications equipment.

Review Of Products


The telecom group has two subsidiaries selling telecommunication services and products, Auxer Telecom and CT Industries. Clifton Telecard, which was sold on May 16, 2001 distributed prepaid phone cards and represented 100% of the telecommunication group revenues during the year ending December 31, 2000 and Auxer Telecom represented 100% of the telecom group's revenue on a proforma basis less Clifton Telecard during the year ending December 31, 2000.


Prepaid Phone Cards Wholesale Distribution Operation

CT Industries, Inc.'s board of directors expanded its business focus in March 2001 to include telecommunications related business. CT Industries is now a wholesale distributor of prepaid phone cards. Generally, each type of prepaid phone card is available in $5, $10 and $20 denominations. With the exception of the private label phone cards, which CT Industries prints and activates itself, the telecommunication group purchases pre-printed, pre-activated phone cards from each of the applicable telecommunications carriers and distributes the cards through its network of independent distributors. CT Industries is in the process of developing the X-Factor product line, which may contain feature products, such as The X Cell Phone and the X Calling Card, the later of which is already being distributed nationally. Additionally, CT Industries is attempting to gain distribution in all 50 states as soon as possible. As of August 2001, CT Industries currently had sold to distributors in 19 states. CT Industries is an independent company unrelated to Clifton Telecard, which was formerly owned by the Auxer Group and sold on May 16, 2001. The two companies continue to have a vendor/client relationship. The two companies don't have any agreements outlining this relationship. CT Industries handles walk-in customers in the West Paterson, NJ area and will also provide warehouse space to handle inventory.

Switching Operations

Auxer Telecom established access and reseller services, which consists of buying volume time and breaking it up into smaller units for resale, provided through a switching facility, the locations where the switching equipment is stored, located in Los Angeles, California. The switching operation maintains the connection between the inbound traffic, phone card users of wholesale distributors such as CT Industries, and the outbound carriers, such as ECS and TNCI. The switching equipment is engineered to select the most cost effective outbound carrier based on the inbound phone card users desired destination. The inbound end user utilizes a toll free number unique to that phone card, to connect to the switch facility which in turn completes the connection. Revenues for the switching operation are generated by selling phone cards to CT Industries and other wholesale distributors at discount prices off the face value of the card as discussed above. Auxer Telecom's provides customer service, engineering and networking services for the phone cards. Currently Auxer Telecom does not have any specific products under its name, but plans to provide this service to wholesale card distributors.

The switching operation maintains the connection between the inbound traffic phone card users of wholesale distributors such as CT Industries, and the outbound carriers, such as ECS and TNCI. The switching equipment is engineered to select the most cost effective outbound carrier based on the inbound phone cards users desired destination. The inbound end user utilizes a toll free number unique to that phone card, to connect to the switch facility which in turn completes the connection.

Marketing


CT Industries' retail customers can use the prepaid phone cards it distributes at any touch tone telephone by dialing an access number, followed by a PIN, or personal identification number, assigned to each card and the telephone number the customer seeks to reach. The carrier's switch completes the call, and its debit card platform reduces the outstanding balance of the card during the call.

CT Industries focus has been on distribution in ethnic markets in the U.S. that generate high levels of international traffic to specific countries. Recent immigrants and members of ethnic communities are heavy users of international long distance, given their desire to keep in touch with family members and friends back home.

CT Industries has independent wholesalers and retailers throughout the New York, New Jersey and Connecticut area as well as domestically throughout the United States and is continually seeking to add distributors in other areas.

Auxer Telecom is not currently marketing its services to other wholesale distributors.


Source And Supply


CT Industries distributes prepaid phone cards for most of the major telecommunications carriers, including Union Telecard, ITG and Telestar. Included in the telecom group's offering of over 100 prepaid phone cards, are private label cards, serviced by the above carriers and Auxer Telecom's network of long distance carriers and service providers.


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Competition


The telecommunications services industry generally, and the prepaid phone card industry specifically, is intensely competitive, rapidly evolving and subject to constant technological change. There are several large and numerous small competitors in the industry, and the Auxer Group's telecom group expects to face continuing

competition based on price and service offerings from existing competitors and new market entrants. The principal competitive factors in the market include price, quality of service, geographic presence, customer service, reliability, network capacity and the availability of enhanced communications services.

CT Industries' competitors include:


* Other distributors and switching operations of prepaid products, such as Union Telecard Alliance and 9278 Communications;

* Telecommunications companies that produce their own prepaid products, such as IDT and PT-1 Communications; and


Auxer Telecom's competitors include other carriers and telecommunications companies such as:

*        AT&T, MCI/Worldcom and Total-Tel USA


Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. As a result, our competitors may be able to adopt more aggressive pricing policies, which could hinder our growth.

Major Customers


CT Industries is a wholesale distributor of prepaid calling cards. CT Industries has no clients that represent 20% or more of CT Industries total revenue. CT Industries currently maintains an active client list of over 100 local distributors and retaliers such as Universal Telecom, The Bargain Place and Triad Communications.

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Auxer Telecom resells communication time primarily to wholesale distributors the
United States. Currently, CT Industries represents approximately 90% of Auxer Telecom's traffic. Management does not believe it is dependent on any one or a few major clients at this time.


Points Of Operation

CT Industries, Inc. and Auxer Telecom Inc. both maintain their headquarters and administrative operations in West Paterson, New Jersey. CT Industries maintains its main sales office in West Paterson, New Jersey. Auxer Telecom maintain it's customer service and engineering operations in Los Angeles, California. Additionally, it houses its switch operation in Los Angeles, California.

Government Regulation

The telecommunications industry is regulated by the federal and state governments of the United States. Federal laws and regulations created by the Federal Communications Commission apply to interstate and international telecommunications, while state regulatory authorities have jurisdiction over telecommunications services that originate and terminate within the same state. Various other international authorities also may seek to regulate telecommunications services originating in their countries.

However, as of the date of this report, we do not require any government approvals to manufacture, distribute and/or market prepaid phone cards.

Intellectual Property


Neither CT Industries or Auxer Telecom own any material property in the form of patents.

Auxer Telecom owns the right to the telecommunications billing software. of Auxer Telecom, Inc. Additionally, CT Industries, Inc. has 9 private label cards under the following trademarks: One Cent America, Jerusalem/Middle East,Kamustahan Philippines, Brazil Campeao, El Sol Mexicano, New Jersey Para Todos, Que Viva Mexico, and Humsafar.


The Automotive Group
Industry Overview

The following is an overview of the competition:

(1) FIRST BRANDS located in Danbury, Connecticut. This public company is listed on the New York Stock Exchange under the symbol FBR. It sells car care products consisting of waxes and polishes representing 30-50% of the market. Its principal brand name is STP, which is an automotive additive. The brand name for which it markets its wax is known as Simoniz. The product has been in existence since the mid 1900's and is traditionally packaged in a yellow metal container to include various sizes.

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(2) TURTLE WAX,  INC.  located in Chicago,  Illinois.  This private  company has several branches located throughout the nation. Over the years this company has developed several car care trademarks and brand name subsidiaries such as Lubricating 2001, Finish 2001, Formula 2001, and CD-2. Its most recognized national brand name is Turtle Wax. Turtle Wax, Inc. has strong distributor and major retailer penetration and undertakes extensive marketing and advertising to help support its products.

Minnesota, Mining and Manufacturing, also known as 3M located in St. Paul,
Minnesota: This public company listed on the New York Stock Exchange symbol MMM, is a major leader in several industries including the automotive and marine industries. 3M's strength is its brand name recognition. Other Competition:

Other major competitors in the wax and polish industry include BLUE CORAL, recently acquired by Quaker State and StarBrite Distributors, Inc. located in Florida. Another popular brand name called MOTHER'S located in Huntington Beach, California has recently introduced a complete car care product line to compliment its wax items.

It Silicone and T-Bolt Rust Penetrant: While dozens of competitors market a silicone spray, most notably Gunk and Prestone, others market a multipurpose lubricator such as WD- 40 and Liquid Wrench.

Formula 2000 Ultimate Product Line: The Engine Treatment and Oil Additive market is part of the Automotive Aftermarket Parts & Accessories Industry and the Auxer Group categorizes within the chemical products group.

Currently, the distribution of engine treatment follows the traditional paths within the Aftermarket industry to include traditional wholesale distribution to automotive retail chains or classical 3 tier, major retail chains or two tier and direct telemarketing and infomercial settings.

The high-end brand names, where Formula 2000 Ultimate intends to be associated, are products such as Slick 50, Duralube, MotorUp, and Prolong, which dominate the retail shelves.

The mid-range products consist of non-brand name products and private label such as TM8, Tech2000, made for Wal-Mart, and Lubricator2001 made by Turtlewax. Typically, these products include PTFE, a non-stick chemical, and low end oil additives packages. The low- end products consist of additional private label brands and STP's brand of oil additives. Typically, these products consist only of low-end packages which include cleaners and low grade oil alternatives.

The main competition within the marketplace comes from well-known names from the automotive industry to include First Brands and Blue Coral, a wholly owned subsidiary of Quaker State.

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First Brands: This company has a recognized name in oil additives and engine treatments with its brand name, STP. STP's product line is positioned as a low-end product line with multiple product additives. The products are typically a quality motor oil mixed with old, well known, low-end additive packages. STP offers a full line of additive products.

Quaker State: Is a public company recognized for its line of motor oil products. However, the company owns the well recognized car care products company, Blue Coral. Blue Coral acquired the Slick50 in 1994.

Slick50's initial engine treatment product was primarily a quality motor oil and PTFE, a non-stick chemical, sometimes better recognized as DuPont's Teflon. Additionally, Blue Coral has introduced a full line of additives and gas treatments as well as semi-synthetic and full synthetic engine treatments.

Prolong: This company is private and is located in California. Prolong can be found in the West region of the United States. The company has not changed its format from a single showcase product, although the company has a full line of additive products.

Prolong and DuraLube are typically not offered together; but either Prolong or DuraLube are sold with Slick50.

DuraLube: This company is private and located in Eden, New York. DuraLube is most noted for introduction of the chlorine-based treatments. DuraLube contends its product is no longer chlorine- based. DuraLube offers a full line of additives and treatments.

MotorUp: MotorUp is private and represents a small share of the market at 1% to 3% . MotorUp is located in Philadelphia. Additionally, this company popularized the 15 oz. bottle, satisfaction guaranteed and A No Oil Change product. MotorUp has a full line of additives including simple quality oil mixed with a strong additive package. Currently, MotorUp is moving away from infomercials and establishing distributors and retailers. The product can be found in some of the less prominent retailers on special isle shelving.

Other Competition:

The Auxer Group's other competition is comprised of many mid-tier companies that offer engine treatments as part of their additive product lines or private label vendors.

Several mid-tier products tend to have some brand name recognition and include Lubricator 2001, a Turtlewax product, TM8, Tech2000 a Wal-Mart Private Label, R-2000 a Bilsteinproduct, Marvel Mystery Oil, and Tufoil.

Another indirect competitor to the engine treatment market is the recently growing synthetic motor oils. Mobile introduced the Mobile One technology, and has recently introduced TMP technology. Today, Mobile synthetic motor oil technology nearly parallels Formula 2000 Ultimate's synthetic technology.

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EasyTest Product Line:

Antifreeze & Battery Testers: The tester market primarily consists of a DIY, or do it yourselfer client base. The distribution chain from manufacturer to end-user, or consumer, generally follows a traditional route. It's a three level process that starts with the manufacturer wholesaler who sells to the distributor who, in turn, sells product to the Jobber, or reseller, and/or retailer. The consumer can then purchase from the retailer to complete the chain. The typical third level outlets are made up of automotive retailers, service stations, convenience stores, grocery stores, etc.

Harvey Westbury Corp. is a manufacturer in the United States of these tester items. Since the Easy-Test line offers several other products, Harvey Westbury Corp. also acts as its own distributor.

The following is an overview of the competition:

JONI ENTERPRISES, LTD.- located in Taiwan, Republic of China. This company has been competing with Harvey Westbury for over twenty years and currently leads the market as the primary manufacturer. Joni also carries a small automotive windshield accessory line.

THEXTON MFG., CO. - located in Minneapolis, Minnesota. This company only makes the larger, professional type testers, which, furthermore, represents less than twenty percent of its entire revenue. The company primarily specializes in automobile repairs and service equipment.

WILMAR CORPORATION - located in Seattle, Washington. This company specializes in the manufacturing of plastic products. It is currently importing several items to increase its catalog selection and acts as a distributor to several major retail chains.

CUSTOM ACCESSORIES, INC. - located in Niles, Illinois. This private company specializes in automotive parts. Mobile Air Conditioning Accessories: This vast market consists of compressors, hoses, valves, refrigerants, refrigerant recovery, retrofit servicing, and accessories.

The automotive air conditioning accessories market primarily consists of Jobbers, or reseller, and Do It Yourselfers. It's a three level process that starts with the manufacturer wholesaler who sells to the distributor who, in turn, sells product to the Jobber, or reseller, and/or retailer. The consumer can then purchase from the retailer to complete the chain. The following is an overview of the competition:

AEROQUIP CORP. - located in Maumee, Ohio.
This private company is headquartered in Ohio. The company specializes in a variety of markets including Hose, Fittings, and Coupling manufacturing; Heating and Cooling parts & Accessories manufacturing; Automotive and Aviation parts manufacturing; Plastic Products and Plastic Extruders manufacturing; and Mold Making. It is also important to note that the products sold from this company mainly support the Jobber, or reseller, clientele.

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

WATSCO COMPONENTS, INC. - located in Hialeah, Florida.
This public company listed on the New York Stock Exchange under the symbol WSO, retrofits refrigerant access valves, vacuum pumps, refrigerant recovery machines & filters.

INTERDYNAMICS, INC. - located in Brooklyn, New York.
This private company specializes in the manufacture of automobile parts and equipment. Its share of the AC accessories market includes AC testing and charging accessories, refrigerants, and electronic climate control systems. Its items can be found in the major discount chains such as Pep Boys, Western Auto, and R&S Strauss.

Other Competition:
Another significant competitor in the accessories industry is

SCHRADER-BRIDGEPORT located in Altavista, Virginia.

CASTROL INDUSTRIAL North America, INC. located in Downers Grove, Illinois. It manufactures Retrofit Kits found in the market to include its own brand name CASTROL.

Crankcase Drain Plug Series - oil drain plugs: The other vendors currently known to manufacture this product are Difco, Inc. and Cargo, Inc. Fleet Drain Plug
Series:

The markets for this product are companies with maintenance sections who perform regular maintenance requirements on fleet operations, trucking outlets and repair centers. There is only one other known distributor, IAS, in the United States.

Carbon Monoxide Testers:
Market & Competition:
Carbon Monoxide is a colorless, odorless, poisonous gas byproduct of burning oils and other fuels. It can be quickly absorbed by the body and cause such symptoms as headache, dizziness, irritability, and nausea. Higher concentrations of the gas are lethal. The distribution chain from manufacturer to end-user, or consumer, generally follows a traditional route. It's a three level process that starts with the manufacturer wholesaler who sells to the distributor who, in turn, sells the product to the Jobber, or reseller, and/or retailer. The consumer can then purchase from the retailer to complete the chain. The common retail sources for these particular items are the major Discount Chains such as Kmart and Home Depot.

Harvey Westbury currently directs its marketing efforts towards the aviation and automotive safety arena. Several state and local municipalities mandate these detectors for their department vehicles, as well as regulated flight school facilities. The third aspect of growth is in technology. Harvey Westbury is one of the few organizations that distribute the chemically treated indicator disk, which currently acts as the main component in battery- powered models. The competition within this industry is as follows:

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

FIRST ALERT, INC. - located in Aurora, Illinois.
This is a public company that introduced the CO detector. This company's primary source of revenue is from smoke detectors. First Alert, Inc. products are retailed under the brand name First Alert that offers a complete line of gas detectors.

QUANTUM GROUP, INC. - located in San Diego, California.
This private company specializes in safety equipment and measuring device manufacturing. The company's full line of products is marketed under two brand names, COSTARJ, and Quantum.
Other Competition:

Several other brand name companies exist in the market. Such competitive brand names are Nighthawk, Lifesaver, S-Tech, American Sensors, Air-Zone, Emerson, Macurco, and Safety1st.

Review Of Products

The automotive group currently has two subsidiaries selling automotive products. Hardyston Distributors distributes a variety of automotive hard parts, which represents 100% of its sales, and currently representing approximately 41.1% of the Automotive Group's revenue during the year ending December 31, 2000. The Harvey Westbury product lines, which include the products under the names Easy Test and Garry's Royal Satin, represent the Automotive Group's other revenue of approximately 58.9%.

Garry's Royal Satin Products:
Royal Satin Supreme: The product was designed with the intent to provide an even longer lasting shine and better durability than King's Ransom for clear-coat finishes.

Garry's Interior Car Care Products: Harvey Westbury Corp.'s products in this category are a carpet cleaner, waterproofing spray, leather cleaner and plastic and fiberglass cleaner. The products are currently packaged in spray tops, however new packaging options are being reviewed.

Cream Paste Cleaner Wax: The product is used by detailing professionals. Its blend of waxes and cleaner offers a one-step cleaning and waxing option or can be applied after a compound in detailing practices.

Heavy Duty Rubbing Compound: This product is intended to complement to Harvey Westbury Corp.'s cleaner wax for difficult oxidation problems that are too difficult for normal oxidation.

Finishing Polish: The product offers the detailer an extra layer of protection that is intended to get them through an entire season. Cleaner waxes on the market typically fall short of performing more than 4 months. This polish and protector is intended to give the boating enthusiast extra months of added shine and protection from oxidation.

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It Silicone and T-Bolt Rust Penetrant: Harvey Westbury markets a silicone and multipurpose lubricant under the brand name It and T- Bolt.

Formula 2000 Ultimate Product Line: Harvey Westbury markets a synthetic lubrication product designed for engines and transmission lubrication enhancement. In 1997, Harvey Westbury Corp. created a new formula and now markets this formula under the name "Formula 2000 Ultimate."

EasyTest Product Line:
The Easy Test product series was founded by Harvey Westbury. The products consist of 3 types of antifreeze and battery testers, a carbon monoxide tester, and drain plug series. Additionally, the air conditioning line is trademarked under Easy Test as well as the Hatchback solar powered rechargeable light and other accessory products.

Antifreeze & Battery Testers: The Harvey Westbury tester products are manufactured at the its facilities in Farmingdale, NY. The main products are anti-freeze and battery testers, which come in three different sizes. The first type is a five-ball tester that consists of a four-inch glass catheter, assembled together with a vinyl squeeze bulb and dispensing tail. The working components in these items are five specific gravity balls that float at different concentrated levels of the solution being tested. The solution for the anti- freeze test involves a water to anti-freeze mix, while the battery test involves a water to acid mix. Once the items are manufactured and assembled, they are then packaged for retail distribution using Harvey Westbury's in-house machinery and equipment. The same concept applies to the other two size types, which are much larger and resemble a French horn and turkey-baster in their respective shapes. Most items are sold under their registered trademark Easy-Test7, however, Harvey Westbury Corp. also maintains several private label contracts within the industry.

Mobile Air Conditioning Accessories: Harvey Westbury markets all of its air-conditioning accessory items under the brand name Easy-Test. The product line is mainly comprised of retrofit kits, recharge kits, charging hose, fittings, manifold gauges, leak detector kits, thermometers, and protective goggles. Additionally, the accessory items are designed to service all R-12, also known as CFC-12 or Freon, and R134a, also known as HFC- 134a, automotive systems.

Crankcase Drain Plug Series - oil drain plugs: Two series of crank case drain plugs are currently packaged by Harvey Westbury Corp.. The group actively markets the CDP series which is a strong rubber plug complete with an inserting tool. The product is marketed to the do it yourself market and the quick oil change chains. The product is purchased in single or six pack blister pack options. The second series is a metal screw in product. The product is self-tapping.

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Carbon Monoxide Testers: Harvey Westbury assembles and packages Carbon Monoxide devices that alert the consumer to the presence of carbon monoxide by changing color. This small indicator is roughly 2" in diameter and is comprised of a proprietary blend of chemicals, which react to carbon monoxide. The pill indicator is affixed to an adhesive backed plastic applicator that allows the item to be placed almost anywhere. In addition, the pill indicator changes back to its original color after the carbon monoxide is removed which makes the item reusable.

Depending on the surrounding climate, these detectors can last up to a full year. Harvey Westbury offers two types of testers based on their levels of detection sensitivity. Since carbon monoxide is measured in Part Per Millions, one tester will react to carbon monoxide dosages of 50ppm and the other will react at 100ppm.

Fleet Drain Plug Series: The Fleet drain plug series is an imported product. The product is generally designed for large construction and farm equipment as well as RVs. The product comes as a kit. The product allows the user to insert a drain tube by screwing onto a permanent attachment to vehicles.

Marketing

Harvey Westbury Corp.'s web sites, which were introduced in 1999, are designed to assist in marketing and sales lead generation. Due to the introduction of the web sites, Harvey Westbury's Formula 2000 Ultimate, Easy Test, and Garry's product lines have received requests for information on distribution both domestically and internationally.

Harvey Westbury Corp. is engaged in business in several markets. Harvey Westbury is conducting business with automotive retailers and distributors as well as marine retailers and distributors. Harvey Westbury's revenues are less then 20% with any individual customer. While the Harvey Westbury is not engaged in any formal contracts with identified volumes, it has arrangements to private label for Warren Distribution for Polar products and CarQuest Inc. for CarQuest products. Harvey Westbury's products are packaged under several other unknown brand names since the products are sold in bulk and packaged by other companies.

The Auxer Group's subsidiary, Harvey Westbury has entered into several licensing agreements with third party distribution companies to private label products. In August 1998 Harvey Westbury entered into a licensing agreement with Warren Distribution to use the trademark Polar on its Easy Test Anti-freeze and Battery Tester products, to be distributed through Warren Distribution. In October 1998, Harvey Westbury entered into a licensing agreement with CARQUEST, Inc. to use the trademark CARQUEST on its Easy Test Anti-freeze and Battery Tester products, to be distributed internationally throughout CARQUEST's network of warehouse distributors and retail outlets. As part of the agreement, Harvey Westbury is required to maintain a minimum of $1 Million in product liability insurance. Harvey Westbury is compliant with the term of this agreement. Additionally, the agreement can be terminated at any time, with thirty days notice. On October 30, 2000, Harvey Westbury completed a Joint Venture agreement with United Suppliers of America, Inc. United Suppliers of America Inc.'s trademarked product is Autofrost. Harvey Westbury plans to produce Easy Test Autofrost Air Conditioning Kits with Autofrost, an alternative refrigerant to CFC-12. Autofrost is a brand name for alternative refrigerants, EPA accepted, 94% less Ozone depleting than CFC-12, and 89% less global warming than CFC-12, based on information released by United Suppliers of America. Under the terms of the agreement, Harvey Westbury plans to develop, market and distribute a series of air conditioning kits under the name of Easy Test Autofrost. Harvey Westbury plans to promote, market, sell and package the product. Autofrost plans to supply the alternative refrigerant.

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Harvey Westbury: The Company is currently employing the strategies outlined below:

Garry's Royal Satin Product Line: Garry's Royal Satin Marine Products: In 2001, Harvey Westbury intends to continue focus on its sales and distribution efforts for its marine products in the Northeast and Southeast region of the United States. Harvey Westbury intends to promote Garry's Royal Satin Marine products through local and regional magazine advertisements, discounted sales promotions, and distribution of samples, and promotions at industry tradeshows.

It Silicone and T-Bolt Rust Penetrant: Harvey Westbury sells limited quantities, representing less than 1% of total revenues of these products. No current marketing programs are in place. Formula 2000 Ultimate Product Line: Harvey Westbury sells limited quantities, representing less than 1% of total revenues of these products. No current marketing programs are in place.

Easy Test Product Line: Antifreeze & Battery Testers: Harvey Westbury plans to maintain an aggressive pricing format for this commodity item and to continue to offer discounts to old clients for returning. Management continues to pursue lower cost manufacturing opportunities in order to remain a low cost supplier of these testers. Management intends to become a volume importer of inexpensive testers and accessories. With Harvey Westbury's in-house packaging capabilities, Harvey Westbury intends to pursue more private labeling arrangements. Harvey Westbury intends grow its other Easy-Test products through its current tester client base.

Mobile Air Conditioning Accessories: Harvey Westbury plans to distribute the line of AC accessories and chemicals with a new catalog. Harvey Westbury intends to be a low cost supplier of these accessory products.

Crankcase Drain Plug Series - oil drain plugs: Harvey Westbury intends to market this product to its current tester client base. Harvey Westbury intends to be a low cost supplier of these accessory products.

Carbon Monoxide Testers: Harvey Westbury intends to focus on maintaining its current client base and to identify new clients with similar profiles. Management believes it can market this product to the small aircraft aviation industry where Garry's Royal Satin has a small client base.

Fleet Drain Plug Series: Harvey Westbury intends to reintroduce the product to the client base as well as identify similar profile prospects through mailing campaigns.

Sources And Suppliers

The Automotive Group currently has no contracts or arrangements with subcontractors and/or suppliers. Therefore, the Automotive Group may be at risk due to its inability to obtain products from its manufacturers in a timely fashion. The risk is minimal since the raw materials for all of the Company's current products are easily accessible and several sources exist.

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Harvey Westbury's Easy Test Anti-freeze and Battery Testers. The 501 series testers are assembled and packaged in West Paterson, New Jersey facility. The 701 and 901 series testers are assembled by the supplier and packaged in Harvey Westbury's West Paterson, New Jersey facility. Harvey Westbury's Easy Test Mobile Air Conditioning Accessories are assembled by the supplier and packaged in Harvey Westbury's West Paterson, New Jersey facility. The Harvey Westbury does not have any contractual agreements or licensing arrangements with its suppliers for these products. There are no patents held by third parties. The Auxer Group's subsidiary, Harvey Westbury sells automobile accessories under the name East Test, which is a registered trademark, number 942648 registered on Sept. 12, 1972 and renewed in 1993.

Harvey Westbury's Garry's chemical based products are manufactured and packaged by a third-party chemical manufacturer in New York. Harvey Westbury does not have any contractual agreements or licensing arrangements with its suppliers for these products. There are no patents held by third parties. The formulations for the products were developed by the manufacturer. Harvey Westbury created the formulas for Garry's Royal Satin and Garry's Royal Satin Liquid. The name Garry's Royal Satin is not a registered trademark. The Garry's Royal Satin products are marketed and sold by Harvey Westbury.

Formula 2000 Ultimate products are manufactured and packaged by third-party chemical manufacturers in New York. Harvey Westbury does not have any contractual agreements or licensing arrangements with its suppliers for these products. There are no patents held by third parties. Auxer created the formula for these products which is currently marketed under the "Formula 2000 Ultimate" name which is marketed and sold by Harvey Westbury. The name Formula 2000 Ultimate is not a registered trademark.

Hardyston Distributors purchases automotive parts from several local distributors in Northern New Jersey. Products are manufactured and packaged by the supplier or manufacturer. Hardyston Distributors does not have any contractual agreements or licensing arrangements with its suppliers for these products. Hardyston Distributors purchases automotive parts for resale.

Harvey Westbury's Easy Test Testers and Accessories are imported from the following suppliers in Taiwan and China: Pan Taiwan Enterprises, Co., Ltd, Yen Jen, Three-In-One Enterprises and DHC. In Addition, another supplier is ATS, based in the United States. The 501 series testers are assembled in Harvey Westbury's West Paterson, New Jersey facility. Harvey Westbury's Easy Test Mobile Air Conditioning Accessories are imported from such suppliers as Yen Jen and Pan Taiwan Enterprises, Co., Ltd. in Taiwan; Aerosol based in Kansas, TCC based in Texas; DuPont based in Wilmington, Delaware, Environmental Material Corp. based on New Jersey and Allied Signal based in New Jersey. Some products are manufactured at the Harvey Westbury Farmingdale, NY facility. Harvey Westbury's Garry's Royal Satin and Formula 2000 Ultimate products are manufactured and supplied by John Prior, Inc. and Innovative Chemical both based in New York; CRC based on Pennsylvania; Penray based on Illinois; and Bernard Laboratories based in Ohio. Hardyston Distributors purchases automotive parts from several local distributors in Northern New Jersey including B&B Auto Parts and Allendale Automotive Enterprises.

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We have a market position of less than 5% for any of our products.

Garry's Royal Satin Product Line for Automotive, Marine & Aviation: The Wax and Polish market is mainly comprised of waxes, polishes, and Protectants. The care products industry is comprised of multiple types of products and brand names. Any area or component of one vehicle has a particular product made to clean and/or protect it. The products, mechanically, generally come in either aerosol cans or plastic spray bottles with a typical range to include lubricants, cleaners, sealants, adhesives, and protectants. In addition to the Automotive Industry, Harvey Westbury is also involved in the Marine Waxes and Polishes industry.

The wax market primarily consists of what Harvey Westbury terms Do It Yourselfer client base. The distribution chain from manufacturer to end-user or consumer generally follows a traditional route. It's a three level process that starts with the manufacturer wholesaler who sells to the distributor who, in turn, sells product to the Jobber, or reseller, and/or retailer. The consumer can then purchase from the retailer to complete the chain. Major retailers command a larger influence in the industry by being their own distributors. This push has started to shift the distribution chain towards a two step process, which entails the wholesaler selling direct to the retailer. Under this method, the retailer can now handle more volume than the distributor, in most cases, and is able to demand lower purchase levels. Electronic Data Inquiry systems are also becoming more accepted by major retailers. These systems make it easier to order directly from the manufacturer.

Harvey Westbury Corp. falls into the first level of distribution. It is a manufacturer distributor of Garry's, which is its own line of car care products to include waxes, pastes, cleaners & Protectants.

There are three primary strategies from which Harvey Westbury intends for this segment of its business to provide opportunity for growth. The first of which is better and more appealing packaging. Few product lines offer attractive, screw top containers. The second is the one- step application process. Finally, sales support can play a big factor. Market penetration exists for those manufacturers who supply assistance with sales support. Harvey Westbury has just introduced a new packaging scheme for its Royal Satin Wax Garry's line which involves a new twist off plastic container for convenience along with a new color and label design.

Major Customers

Harvey Westbury sells product to many national and international distributors and retailers, such as Atlantic Pacific, PEP Boys, Carquest, FJ Distributors, TRAK Auto, and National Wholesale Distributors. There are no clients of the Automotive Group that represent 20% or more of the Automotive Group's total revenues. Management does not believe it is dependent on any one or a few major clients at this time.

Points Of Operation

Auxer, Harvey Westbury, Hardyston, all maintain their headquarters and administrative operations in West Paterson, New Jersey.

Harvey Westbury maintains its main sales office in West Paterson, New Jersey. Harvey Westbury manufacturers and warehouses its products in West Paterson, New Jersey. The Easy Test product components are primarily manufactured by various vendors throughout the United States and Internationally and assembled/packaged at the West Paterson, New Jersey location. Garry's waxes, polishes, and chemicals, as well as Formula 2000 Ultimate Engine Treatment are manufactured and private labeled by several vendors throughout the United States and warehoused at the West Paterson, New Jersey location. Hardyston Distributor's has an additional location in Franklin, New Jersey. Hardyston distributes automotive parts and accessories to the surrounding area automotive stores and service stations.

Government Regulation

While numerous government regulations are developed directed at the automotive and marine industries on an on-going basis; the Auxer Group does not believe that there are any significant government regulations pending that would impact the current product categories that the Auxer Group is currently marketing and selling.

The Auxer Group does not have any material costs associated with the compliance of any environmental laws. Harvey Westbury distributes air conditioning products only. It does not manufacture any products requiring compliance with environmental laws.

Intellectual Property

The Auxer Group does not own any material property in the form of patents. The Automotive Group's subsidiary, Harvey Westbury, sells automotive accessories under the name Easy Test, which is a registered trademark, number 942648 which was registered on September 12, 1972 and renewed in 1993. The Auxer Group does not have any contractual agreement or licensing arrangements for these products. There are no patents held by third parties. Additionally, Harvey Westbury sells waxes and polishes under the name Garry's Royal Satin, which is not a registered trademark. Harvey Westbury previously was a distributor for Garry's Laboratories based in Buffalo, New York. Garry's Laboratories registered and owned the trademark. However, Garry's Laboratories ceased doing business and the trademark registration expired. Harvey Westbury has continued to distribute the product under the trade name "Garry's Royal Satin." Harvey Westbury's Garry's chemical based products are manufactured and packaged by a third-party chemical manufacturer in New York. The Auxer Group does not have any contractual agreements or licensing arrangements with its suppliers for these products. There are no patents held by third parties. The formulations for the products were developed by the manufacturers.

In October 1995, Universal Filtration entered into an agreement with William Hayday for the purchase of the worldwide non-transferable rights to market the Fiona Micro Screen Filter and the rights to make any future modification to the design. The term of the agreement was October 1, 1995 until September 30, 1999. The agreement has expired.


On May 23, 1996, CT Industries entered into a supply agreement with MotionLube, licensee of patented technology relating to vehicular and machinery lubricants covered by Patent No. 5,385,683 whereas MotionLube will manufacture or cause to be manufactured the product covered above which will be sold under the name Formula 2000. The term of the agreement was for one year from the date of the agreement, which will automatically renew annually provided no violations by either party. The agreement was not renewed after the first year. Subsequently, the Harvey Westbury created a new formula, specifically Formula 2000 Ultimate, which Harvey-Westbury markets and sells. Formula 2000 Ultimate is not a registered trademark. Formula 2000 Ultimate maybe a difficult name to register as the name itself could be considered generic in nature. Additionally, Formula 2000 Ultimate could be considered similar to Turtle Wax's Formula 2001. Management does not believe that the similarity could be a problem due to the fact that Formula 2000 Ultimate is categorized as an engine lubricant product and Formula 2001 is categorized as a wax and polish product. Should it ever be determined that Formula 2000 Ultimate does in fact infringe on Turtle Wax's trademark, Harvey Westbury would be required to sell its product under another name. Management does not believe that this would impact sales of this product.

Harvey Westbury does not have any contractual agreements or licensing arrangements with its suppliers for Garry's Royal Satin products. There are no patents held by third parties or by Harvey Westbury.

Harvey Westbury does not have any contractual agreements or licensing arrangements with its suppliers for these products. There are no patents held by third parties. The formulations for the products were developed by the manufacturer. Harvey Westbury owns the rights to the formulas for Garry's Royal Satin and Garry's Royal Satin Liquid. The supplier owns the rights to the formulas for the rest of the products under the Garry's line. Auxer does not have any contractual agreements or licensing arrangements with its suppliers for the Formula 2000 Ultimate products. There are no patents held by third parties. Auxer owns the rights to the formula for these products.

Hardyston Distributors, doing business as The Mechanics Depot, does not have any contractual agreements or licensing arrangements with its suppliers for Garry's Royal Satin products. Hardyston Distributors purchases automotive parts for resale.

Employees

The Auxer Group and its subsidiaries have 27 employees as follows: The Auxer Group, Inc.: 4 - Management; 4 - Support Staff; Auxer Telecom, Inc.: 2 - Management; 3 - Support Staff; CT Industries, Inc.: 1 Management; 1 Sales; Harvey Westbury Corp.: 1 - Management; 2 - Warehouse Staff; and Hardyston Distributors, Inc., doing business as The Mechanics Depot: 1 - Management; 6 - Support Staff; and 2 - Warehouse Staff. The only employees that are not full-time are 5 of the 6 support staff for Hardyston Distributors. No employees are covered by labor agreements or contracts.

Facilities-Properties

The Auxer Group entered into a five-year lease agreement with a non-affiliated party beginning on February 1, 2000 and expiring January 31, 2005, for the premises located at 12 Andrews Drive, West Paterson, New Jersey. Such premises are approximately 18,000 square feet. A $15,583 security deposit was required with minimum monthly payments to be paid as follows:

PERIOD                           ANNUAL RENT                  MONTHLY RENT
Feb. 1, 2000 -
Jan. 31, 2001                      $85,000                    $7,083.34
Feb. 1, 2001 -
Jan. 31, 2002                      $89,250                    $7,437.50
Feb. 1, 2002 -
Jan. 31, 2003                      $93,500                    $7,791.67
Feb. 1, 2003 -
Jan. 31, 2004                      $97,850                    $8,145.84
Feb. 1, 2004 -
Jan. 31, 2005                      $102,000                   $8,250.00

In addition to the minimum monthly rental payments, the Auxer Group must pay real estate taxes, insurance, and utilities.

Since the acquisition of the assets of Clifton Telecard Alliance Inc., we made payments under its lease of $5,487 per month. The space is located in North Bergen, New Jersey and is approximately 2,800 square feet.

Since the sale of Clifton Telecard on May 16, 2001, The Auxer Group no longer has this obligation.

Auxer Telecom Inc. entered into a month-to-month lease agreement with a non-affiliated party beginning August 1, 2000 at a monthly rate of $2,500 for facility space in Los Angeles, California. Such space is approximately 500 square feet. Auxer Telecom also leases office space in Los Angeles, California on a month-to-month basis at the monthly rate of $7,766.00, which lease was terminated in June 2001. Such space is approximately 1,800 square feet. On June 6, 2001, Auxer Telecom, Inc. entered into a month to month Service Agreement with a nonaffiliated party at a monthly rate of $1500.00, which included sub-leasing space for office purposes. Such space is approximately 500 square feet.

The Auxer Group assumed the lease agreement with a non-affiliated party entered into by Mr. Ernest DeSaye, Jr. beginning March 1, 1999 and expiring on February 28, 2000, at 22B Lasinski Road, Franklin, NJ. The option to renew for an additional two years was invoked extending the expiration of the lease to February 29, 2001. The lease was not renewed.

Period                     Annual Rent                  Monthly Rent
3/1/99 -                   $8700.00                     $725.00
2/28/00

3/1/00 -                   $9000.00                     $750.00
2/28/01

Legal Proceedings

The Auxer Group has the following pending or threatened litigation:

Ross & Craig Solicitors v. Auxer Industries, Inc. - Superior Court of New Jersey, Law Division, Passaic County - Index No. L1598-98, filed on February 10, 1998. This is a case brought by an English partnership against us. Ross & Craig is requesting the sum of $46,666.23 plus interest accruing from 1997 for work, labor and services rendered. In January 2001, the Ross & Craig Solicitors case was settled and the parties signed a settlement agreement. The Auxer Group agreed to pay the sum of $35,000 in 18 monthly installments with an initial payment of $5,000 and 17 payments of $1,764.70 subsequently. Payments commenced in February 2001 and will be completed in August 2002. Eileen M. Huff, et. al.
v. Harvey Westbury Corp. and Auxer Industries, Inc. - Supreme Court of the State of New York, Suffolk County, Index No. 29090-97, filed on November 24, 1997, and Suffolk County District Court, First District Civil Court of New York, Index No. CEC67098, filed on November 24, 1997; These cases all involved the Auxer Group's purchase of Harvey Westbury. They are about the wrongful termination of one employee seeking damages of $13,427.95, and the alleged non-payment of insurance premiums for another seeking damages of $175,000. An additional case involving the Auxer Group's purchase of Harvey Westbury was Lorraine Duff v. Harvey Westbury & Auxer and Suffolk County District Court, First District Civil Court of New York, Index No.CEC67- 98, filed on November 11, 1997. This case was about wages due, seeking damages of $5,264.00. The Auxer Group filed answers to all lawsuits. In July 1999, the Lorraine Duff case was settled and the parties signed a settlement agreement. The Auxer Group agreed to pay the sum of $5,000 in 10 monthly installments of $500 each. Payments commenced in August 1999 and continued until May 2000. All payments have been made and this case is completed. In August 2000 both cases involving Eileen M. Huff were settled and the parties signed a settlement agreement. The Auxer Group agreed to pay the sum of $15,000 in 13 monthly installments with an initial payment of $3,000 and 12 payments of $1,000 subsequently. Payments commenced in September 2000 and will be completed in September 2001.

Interdynamics, Inc. v. Harvey Westbury Corp and The Auxer Group, Inc. - United States District Court, Eastern District of New York, Case No. 00-CV-7115, filed on November 29, 2000. This case is an action for patent infringement seeking monetary damages and injunctive relief, and requests that the Court order an accounting for damages, and that the Court award interest, costs, and attorneys' fees. Interdynamics alleges that at least two of Harvey Westbury's air conditioner retrofitting kits, models number RC88500 and RC88700, directly infringe on Interdynamics U.S. Patent No. 6,089,032, entitled "Method of Retrofitting Air Conditioner and System Therefor." We have counterclaimed for antitrust violations. On or about December 1999, Interdynamics stated to customers and potential customers of Harvey Westbury that Interdynamics was about to commence litigation against Harvey Westbury for offering for sale and selling Harvey Westbury's line of air conditioning recharge kits containing R134 and that any company that would do business with Harvey Westbury would become involved in that litigation. These statements were made with the intent to cause the persons and business entities to whom such statements were made to cease doing business with Harvey Westbury, or if they were not customers of Harvey Westbury at that time to prevent such business entities from buying from Harvey Westbury. Interdynamics Inc. actions constitute a violation of Section 2 of the


Sherman Act, 15 U.S.C. Sec. 2, in that these actions constitute monopolization of the market both regionally and throughout the United State for R134 recharge and/or retrofitting kits and kit components. The case is presently in the discovery phase. A motion for preliminary injunctive relief was held in January 2001 and the Magistrate Judge denied Interdynamic's injunction in all respects. The Auxer Group intends to vigorously defend this action and pursue its antitrust case against Interdynamics. In the event that a monetary judgment is eventually rendered against the Auxer Group, the judgment could be as high as 3 times the number of units sold multiplied by the difference between the Auxer Group's selling price and the price at which Interdynamics could have sold its product if not for the Auxer Group's sales. Management estimates a monetary judgment against the Auxer Group and or its subsidiary, Harvey Westbury, could be approximately $75,000.


The Auxer Group is not currently aware of any other pending, past or present litigation that would be considered to have a material effect on the Auxer Group. There are no known bankruptcy or receivership issues outstanding and has no known securities law violations. Additionally, the Auxer Group has no known legal proceedings in which certain corporate insiders or affiliates of the issuer are in a position that is adverse to the issuer.

Management

Directors And Executive Officers

The following table sets forth the names, ages, and positions with the Auxer Group of the executive officers and directors of the Auxer Group. Directors serve until the next annual meeting of the Auxer Group's shareholders or until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board.

NAME                                        AGE           POSITION
                                            ---           --------
Eugene Chiaramonte, Jr.                     56            Director, President, Treasurer
                                                          Secretary and Chief Executive Officer

Ronald Shaver                               34            Executive Vice President

Ernest DeSaye, Jr.                          37            Manager,  Hardyston
                                                          Distributors, doing business
                                                          as The Mechanics Depot

Ryan Shaver                                 26            Executive Vice President, CT Industries, Inc.

Nadia Mustafa                               35            Sales Manager, CT Industries, Inc.

Eugene Chiaramonte Jr. has served as Director, President and Chief Executive Officer of the Auxer Group since April 1995. He assumed the position of Secretary and Treasurer in 1998. Mr. Chiaramonte was a founder and has served as Director and Secretary of the Auxer Group's subsidiary, CT Industries since June 1994. Additionally, he has served as Director and Secretary of the Harvey Westbury Corp. since October 1996 and a co-founder, Director and Secretary of Hardyston Distributors since April 1999, is a Director and Secretary of Auxer Telecom Inc. since August 2000.

Ronald Shaver has served as the Executive Vice President of the Auxer Group since July 2000. He is a Director and Chief Executive Officer of Auxer Telecom, Inc. since August 2000. He has served as Director and is acting in the capacity of President of the Harvey Westbury Corp since October 1996. Additionally, he is a co- founder and has served as a Director and is acting in the capacity of President and Chief Executive Officer of Hardyston Distributors since April 1999. From 1995 to 1996, Mr. Shaver was a management consultant with George S. May International. From 1993 to 1995, he was a Vice President of Atlantic Venture Group, an investment banking firm. From 1989 to 1993, Mr. Shaver served with the Corps of Engineers, U.S. Army with tours at Ft. Leonard Wood, Mo, Republic of South Korea, and United States Military Academy, West Point. Mr. Shaver is currently a Captain in the United States Army Reserve. He received his MBA from CW Post-Long Island and BS in Engineering from the University of Kansas and is a graduate of the National Engineer Center.

Ernest DeSaye has served as the Manager for Hardyston Distributors, doing business as The Mechanics Depot, since April 1999. From 1991 to April 1999, Mr. DeSaye had operated as a sole proprietor distributing automotive parts and accessories to the local automotive community. From 1981 to 1991,he was a chief mechanic and co-owner at Vernon Transmission and Auto Repair. 45

Ryan Shaver has served as Executive Vice President of CT Industries, Inc. since February 2001. He also has served as Sales Manager of Harvey Westbury since August 1999. Prior to August 1999, he served as a Sales Associate for Harvey Westbury since June 1998. From 1994 - 1998, Mr. Shaver was a student at the University of Wisconsin LaCrosse and the Universaity of Minnesota St. Cloud. He received his B.S. in Business Management from the University of Wisconsin LaCrosse.

Nadia Mustafa has served as Sales Manager of CT Industries, Inc. since March 2001 to the present. From 1999 through 2000, Ms. Mustafa was employed at Clifton Digital in sales. From 1998 through 1999, Ms. Mustafa was employed at Clifton Telecard in sales. From 1997 through 1998 she attended North Hudson Community College. From 1995 through 1997, Ms. Mustafa was a volunteer for Head Start.

Committees Of The Board

We presently do not have any committees.

Executive Compensation

The following table sets forth the annual and long-term compensation for services in all capabilities to the Auxer Group.

                                                                                            All
Name &                                                         Other       Annual           Other
Principal Position                    Year       Salary        Bonus       Compensation     Compensation
                                      ----       ------        -----       ------------     ------------
Eugene Chiaramonte, Jr.                2000       $78,000           $0           $0         $0
Chief Executive Officer,               1999       $60,000           $0           $0         $208,500
Treasurer and Secretary (1)(4)         1998            $0           $0           $0         $0
Ronald Shaver (2)                      2000      $101,400           $0      $     0         $0
Executive Vice President               1999            $0           $0      $70,000         $173,750
                                       1998            $0           $0      $40,000         $0
Ernest DeSaye Jr. (3)                  2000       $47,300           $0           $0         $0
Hardyston Distributors dba Mechanics   1999       $45,000           $0           $0         $0
Depot, Manager                         1998            $0           $0           $0         $0
Ryan Shaver (5)                        2000       $47,425           $0           $0         $0
CT Industries, Executive               1999       $35,301           $0           $0         $0
Vice President                         1998       $10,900           $0           $0         $0
Nadia Mustafa                          2000            $0           $0           $0         $0
CT Industries, Sales Manager           1999            $0           $0           $0         $0
                                       1998            $0           $0           $0         $0

(1) In January 1999, Mr. Chiaramonte was issued 1,500,000 shares of the Auxer Group's preferred stock valued at $225,000 of which $15,000 was issued to repay a loan and $208,000 was issued as deferred compensation. Mr. Chiaramonte was paid no compensation during the years of 1997 and 1998. Beginning in April 1999, the Auxer Group paid Mr. Chiaramonte a salary at the rate of $60,000 per annum. Mr. Chiaramonte was granted 100,000 shares on May 1, 2000 of the Auxer Group's common stock under the August 19, 1997 Nonstatutory Option Plan. Mr. Chiaramonte was granted options to purchase 7,500,000 shares under Auxer's 2000 stock option plan on June 26, 2001 of the Auxer Group's common stock.
(2) In January 1999, Mr. Shaver was issued 1,250,000 shares of the Auxer Group's preferred stock valued at $187,500 of which $12,500 was reimbursement of expenses and $173,750 was issued as deferred compensation. In 1998 and 1999 compensation includes consulting fees related to Harvey Westbury. Mr. Shaver was granted options to purchase 565,000 shares on May 15, 2000 of the Auxer Group's common stock under the August 19, 1997 nonstatutory option plan. Mr. Shaver was granted options to purchase 7,500,000 shares under Auxer's 2000 stock option plan on June 26, 2001 of the Auxer Group's common stock.
(3) Mr. DeSaye was not an officer of the Auxer Group's subsidiary Hardyston Distributors, doing business as The Mechanics Depot, until April 1999. Mr. DeSaye is being paid a salary of $47,300 per annum in 2000. Mr. DeSaye was granted options to purchase 100,000 shares on May 1, 2000 of the Auxer Group's common stock under the August 19, 1997 nonstatutory option plan.
(4) The Auxer Group in error accrued as salary for Mr. Chiaramonte for the years ended December 31, 1995, 1996, and 1997 at $100,000 per year for the total of $300,000. On July 6, 1999, the parties agreed that the accrued compensation would not be paid. In addition, the Auxer Group retroactively restated the financial statements for the years ended December 31, 1998 and 1997 to reflect a one time change in accounting principals.
(5) Mr. Ryan Shaver was not an officer of The Auxer Group's subsidiary CT Industries, Inc. until February 2001. Mr. Shaver was being paid a salary of $47,425 in 2000. Mr. Shaver was granted options to purchase 500,000 shares on May 15, 2001 of the Auxer Group's common stock under the August 19, 1997 nonstatutory option plan. Mr. Shaver was granted options to purchase 2,000,000 shares under Auxer's 2000 stock option plan on June 26, 2001 of the Auxer Group's common stock.
(6) Ms. Mustafa is the Sales Manager of The Auxer Group's subsidiary CT Industries, Inc. and is not an officer of The Auxer Group or any of its subsidaries. Ms. Mustafa began her employment in March 2001 and is being paid a salary of $40,000 per annum.

The following table sets forth information with respect to the grant of options to purchase shares of common stock during the fiscal year ended December 31, 1999, to each person named in the Summary Compensation Table.

                      Option/SAR Grants In The Last Fiscal Year

                                    NUMBER OF             % OF TOTAL
                                      SECURITIES         OPTIONS/SARs
                                    UNDERLYING           GRANTED TO         EXERCISE OR        EXPIRATION
                                      OPTIONS/SARs         EMPLOYEES          BASE PRICE          DATE
NAME                                  GRANTED (#)          IN FISCAL YEAR      ($/SH)
                                      -----------          --------------      ------
Eugene Chiaramonte, Jr.               100,000                5%                  $0.05          5-1-2005
                                    7,500,000               39%                  $0.01         6-15-2006

Ronald Shaver                         565,000             28.3%                  $0.05          5-15-2005
                                    7,500,000               39%                  $0.01          6-15-2006

Ernest DeSaye, Jr                     100,000                5%                  $0.05           5-1-2005

Ryan Shaver                           500,000               25%                  $0.05          5-15-2005
                                    2,000,000            10.24%                  $0.01          6-15-2006

Nadia Mustafa                               0                0                       0                  0

The Auxer Group's stockholders approved the adoption of a Nonstatutory Option plan on August 11, 2000. The Auxer Group reserved 25,000,000 shares of the Auxer Group's common stock which may be granted to employees, officers, directors, consultants of the Auxer Group and any other parties who have made a significant contribution to the business and success of the Auxer Group. As of July 2001, 19,250,000 options had been granted to Eugene Chiaramonte, Jr., Ronald Shaver, Ryan Shaver and other Auxer employees.

The Auxer Group's stockholders approved the adoption of a Nonstatutory Option plan at the August 19, 1997 shareholder's meeting at which the Auxer Group reserved 2,000,000 shares of the Auxer Group's common stock which would be granted to employees, officers, directors, and consultants to the Auxer Group. The option plan was to be administered by the Board of Directors and would not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code.

The Plan shall be administered by the board of directors of the Auxer Group or by an option committee to be established by the board of directors of the Auxer Group. Participants in the Plan shall be employees, officers, directors, consultants of the Auxer Group or any other business and success of the Auxer Group as may be selected from time to time by the Board in its discretion.

No options shall be granted under the Plan after March 31, 2001, but Options already granted may extend beyond that date. The number of Shares which may be issued under the Plan shall not exceed 2,000,000 in the aggregate. To the extent that any Option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable. Such Shares shall thereafter be available for further grants under the Plan.

As of June 30, 2001 options under the Plan approved on August 19, 1997 were no longer allowed to be granted; all 2,000,000 reserved shares of the Auxer Group's common stock were issued prior to March 31, 2001.

All options granted under the Plan shall be subject to the following terms and conditions:

(a) The exercise price under each option shall be determined by the Board and may be more, equal to or less than the then current market price of the Shares as the Board may deem to be appropriate;

(b)  Period of an Option shall not exceed five years from the date of grant;

(c) Each Option shall be made exercisable at such time or times, whether or not in installments, as the Board shall prescribe at the time the Option is granted and the person electing to exercise an Option shall give written notice to the Auxer Group of his/her election and of the number of shares he/she has elected to purchase and shall at the time of such exercise tender the purchase price of the shares he/she has elected to purchase.

(d) Upon exercise of any Option granted, payment in full shall be made at the time of such exercise for all such shares then being purchased.

(e) No options may be transferred by the Participant otherwise than by will or by the laws of descent and distribution, and during the participant's lifetime the Option may be exercised only by the Participant.

(f) If the Participant is an employee and his/her employment terminates for any reason other than his/her death, the Participant may, unless discharged for cause, afterwards exercise his/her Option.

(g) If prior to the expiration date of a participant Option, an Optionee shall retire or resign with the Auxer Group's consent, such Option may be exercised in the same manner as if the Optionee had continued in the Auxer Group's employ.

(h) If a participant dies at a time when he/she is entitled to exercise an Option, then at any time or times within 1 year after his/her death, or such further period as the Board may allow, such Option may be exercised, as to all for any of the shares which the Participant was entitled to purchase prior to his/her death.

     In the event of a stock dividend, stock split or recapitalization or merger in which the Auxer Group is the surviving corporation, or other similar capital change, the number and kind of shares of stock or securities of the Auxer Group to be subject to the Plan and to Options then outstanding or to be granted under, the maximum number of Shares or securities which may be issued or sold under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Board of the Auxer Group, the determination of which shall be binding on all persons.

The Board may at any time discontinue granting options under the Plan. The Board of the Auxer Group may at any time amend the Plan or amend any outstanding option for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law.

As of December 31, 2000, 2,000,000 options had been granted and no options had been exercised.

The following table sets forth information with respect to the exercise of options to purchase shares of our common stock during the fiscal year ended December 31, 2000, to each person named in the Summary Compensation Table and the unexercised options held as of the end of 2000 fiscal year.

Aggregated Option/SAR Exercises In Last Fiscal Year And 2000 Fiscal Year End Option/SAR Values

                                                                                 NUMBER OF             VALUE OF
                                                                                 SECURITIES            UNEXERCISED
                                    SHARES               VALUE                   UNDERLYING            IN-THE-MONEY
                                    ACQUIRED             REALIZED                UNEXERCISED           OPTIONS/SARs AT
                                    ON         ($)                               OPTIONS/SARs AT       2000 FISCAL YEAR
                                                                                 2000 FISCAL           END ($)
                                    EXERCISE                                     YEAR END (#)          EXERCISEABLE/
                                   (#)                                           EXERCISABLE/          UNEXERCISABLE
NAME                                                                             UNEXERCISABLE
Eugene Chiaramonte, Jr.                0                       0                         NONE           0
Ronald Shaver                          0                       0                         NONE           0
Ernest DeSaye Jr.                      0                       0                         NONE           0
Ryan Shaver                            0                       0                         NONE           0
Nadia Mustafa                          0                       0                         NONE           0

Long-Term Incentive Plans-Awards In Last Fiscal Year

                                NUMBER OF         PERFORMANCE OR           ESTIMATED FUTURE
                                SHARES,           OTHER PERIOD             PAYOUTS UNDER NON-
                                UNITS OR          UNTIL                    STOCK PRICE-BASED
                                OTHER RIGHTS      MATURATION OR               PLANS
NAME                                              PAYOUT
                                                                           THRESHOLD          TARGET
Eugene Chiarmonte, Jr.                  0                  0                        0              0
Ronald Shaver                           0                  0                        0              0
Ernest DeSaye Jr.                       0                  0                        0              0
Ryan Shaver                             0                  0                        0              0
Nadia Mustafa                           0                  0                        0              0

Executive Employment Agreements:

Effective June 26, 2001, the Auxer Group entered into an Employment Agreement with Eugene Chiaramonte, Jr. Mr. Chiaramonte was employed as President of the Auxer Group. The Agreement is for a term of 1 year. The terms of the Agreement are as follows: Gross salary:$5,770 bi-weekly as gross salary; Term: 1 year commencing June 26, 2001; Additional compensation: Employee will be granted the option to purchase an aggregate of 7,500,000 shares of The Auxer Group, Inc. common stock, $0.001 par value per share, at an exercise price of $0.01. Mr. Chiaramonte's employment only requires him to devote 50% of his time to the business of the Auxer Group. Mr. Chiaramonte is presently not involved in any other business activities and devotes 100% of his time to the business of the Auxer Group.

Effective June 26, 2001, the Auxer Group entered into an Employment Agreement with Ronald Shaver. Mr. Shaver was employed as Executive Vice President of the Auxer Group. The terms of the Agreement are as follows: Gross salary: $5,770 bi-weekly as gross salary; Term: 1 year commencing June 26, 2001; Additional compensation: Employee will be granted the option to purchase an aggregate of 7,500,000 shares of The Auxer Group, Inc. common stock, $0.001 par value per share, at an exercise price of $0.01. Mr. Shaver's employment only requires him to devote 50% of his time to the business of the Auxer Group. Mr. Shaver is presently not involved in any other business activities and devotes 100% of his time to the business of the Auxer Group.

Effective April 22, 1999, the Auxer Group entered into an Employment Agreement with Ernest DeSaye Jr. Mr. DeSaye was employed as manager of the Auxer Group's subsidiary, Hardyston Distributors, doing business as The Mechanics Depot. The Agreement is for a term of 5 years and provides for an annual base salary in 1999 of $45,000 with a 5% increase being made on each anniversary date of this Agreement. The Agreement provides for incentive payments in cash and stock or stock options based on gross profits of Hardyston Distributors. More specifically, the terms are as follows: Gross salary: $1,731 bi-weekly with a 5% increase on each anniversary of the agreement; Term: 5 years commencing April 22, 1999; Additional compensation: 1% of the gross profits of Hardyston Distributors derived from accounts purchased by the Auxer Group on the date of the acquisition April 22, 1999; 2% of the gross profits on all new clients for the initial 12 month period of the client's billings; stock or stock options equal to 1% of gross profits on all supervised accounts in excess of $1,000,000 in total revenue for a fiscal year; stock or stock options equal to .5% of gross profits on all supervised accounts in excess of $2,000,000 in total revenue for a fiscal year.

Effective June 26, 2001, The Auxer Group entered into an employment agreement with Ryan Shaver. Mr. Shaver is employed as Executive Vice President for CT Industries. The Agreement is for a term of 1 year with a bi-weekly salary of $2,885. Mr. Shaver was also granted the option to purchase an aggregate of 2,000,000 shares of The Auxer Group, Inc.'s common stock, $0.001 par value per share at an exercise price of $0.01.

Effective March 19, 2001, Nadia Mustafa entered into an employment agreement with CT Industries, Inc. Ms. Mustafa is employed as sales manager for CT Industries. The Agreement is for a term of 2 years with an annual base salary of $40,000.

Certain Relationships And Related Transactions

In January 1999, the Auxer Group issued 2,750,000 shares of preferred stock to Mr. Chiaramonte, Jr. and Mr. Shaver in connection with loans due to Mr. Chiaramonte and expenses reimbursed for Mr. Shaver. In January 1999, Mr. Chiaramonte was issued 1,500,000 shares of the Auxer Group's preferred stock valued at $225,000, of which $15,000 was issued to repay a loan and $208,500 was issued as deferred compensation. In January 1999, Mr. Shaver was issued
1,250,000 shares of the Auxer Group's preferred stock valued at $187,500, of which $12,500 was issued to reimburse expenses and $173,750 was issued as deferred compensation.

In April 1999, the Auxer Group issued 836,700 shares of its common stock to Mr. DeSaye Jr. in connection with the purchase of automotive parts inventory and assets valued at $104,945. The Auxer Group also paid $15,000 in cash towards the purchase price. The Auxer Group's subsidiary Hardyston Distributors, doing business as The Mechanics Depot, entered into a 5 year employment agreement with Mr. DeSaye whereas he will be compensated with a salary of $45,000 per annum in 1999 with a 5% increase annually during the term of the employment agreement. Under the terms of the agreement, Mr. DeSaye will receive stock options or additional stock in connection with the performance of Hardyston Distributors.

The Auxer Group had a consulting relationship with Mr. Ronald Shaver. Mr. Shaver was a consultant to Harvey-Westbury Corp.

On September 21, 2000, in connection with the sale of the assets of Clifton Telecard Alliance, Mr. Mustafa Qattous was issued 1,000,000 shares of our common stock at a value of $81,000. Additionally, Mustafa Qattous signed an employment agreement with Clifton Telecard, Inc. for three years, effective September 22, 2000, at a rate of $10,000 bi-weekly. On May 16, 2001, Mustafa Qattous resigned from his position as President of Operations and his employment agreement was terminated. Under the terms of the agreement, Mustafa Qattous kept his initial 1,000,000 shares our of common stock and forfeited any remaining compensation against his three contracts including any additional options and/or cash.

On May 16, 2001, we sold 100% of the stock of Clifton Telecard, Inc. to Kattosko Communications. Mohd Qattous, the father of Mustafa Qattous, our president of operations at the time of the sale, is the principal shareholder, officer and director of Kattosko Communications. A the same time as this transaction closed, Mustafa Qattous resigned as our president of operations and his employment agreement with us was terminated.

                             Principal Shareholders


The following table sets forth information regarding the Auxer Group's common and preferred stock beneficially owned on October 15, 2001, for (i) each shareholder known by the Auxer Group to be the beneficial owner of 5% or more of the Auxer Group's outstanding common and preferred stock, (ii) each of the Auxer Group's executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the disposition of such security. A person is also a beneficial owner of any security of which the person has the right to acquire beneficial ownership within 60 days. At October 15, 2001, there were 131,475,066 shares of common stock outstanding and 158,975,066 shares of common stock on a fully diluted basis if preferred shares were converted at the rate of 10 shares of common stock for each share of preferred stock and 2,750,000 shares of preferred stock outstanding. Class of Security- Common Stock


                                               Number of Shares of
Name of Beneficial                             Common Stock                       % of Beneficial
Identity of Group                              Beneficially Owned                 Ownership
                                               ------------------                 ---------
Eugene Chiaramonte, Jr.                           17,173,886                       10.80%

Ronald Shaver                                     13,100,000                        8.24%

Ernest DeSaye, Jr.                                   836,700                        0.53%


Ryan Shaver                                                0                           0%

Nadia Mustafa                                              0                           0%


Starling Corp.(1)                                 20,260,000                        8.05%
c/o Perrin Holden Davenport Capital Corp.
5 Hanover Square, Mezzanine Level
New York, New York 10004

Ted Liebowitz (2)                                 17,630,000                        7.01%

All Executive Officers and Directors


as a Group (  5 persons)                            31,110,586                       19.57%


Class of Security- Preferred Stock

Name and Address of                             No. of Shares                   Percent
Beneficial Owner                                Beneficially Owned              of Class
                                                ------------------              --------
Eugene Chiaramonte, Jr.                           1,500,000                      54.5%
                                                  Converts To:
                                                  15,000,000
                                                  Common Stock

Ronald Shaver                                     1,250,000                      45.5%
                                                  Converts To:
                                                  12,500,000
                                                  Common Stock

All Executive Officers and Directors

as a Group (2 persons)                            2,750,000                       100%

(1) Lawrence Abrams is the principal shareholder of Starling Corp. Starling Corp. is a Regulation D Investor in the Auxer Group's recent financing. The documents related to the financing prohibit Starling Corp. from converting debentures to shares so that Starling Corp. can not own 10% or more of the outstanding shares of the common stock of the Auxer Group. The percentage of shares listed for Starling Corp. only assume that the maximum amount of shares being registered, 92,468,501, will be issued. 2,725,000 of such shares have been issued to date. Therefore, 251,443,567 shares are being used for this calculation for Starling Corp. only.

(2) The documents related to the financing prohibit Ted Liebowitz from converting debentures to shares so that Ted Liebowitz can not own 10% or more of the outstanding shares of the common stock of the Auxer Group. The percentage of shares listed for Ted Liebowitz only assume that the maximum amount of shares being registered, 92,468,501, will be issued. 2,725,000 of such shares have been issued to date. Therefore, 251,443,567 shares are being used for this calculation for Ted Liebowitz only.

The addresses for the above individuals is c/o The Auxer Group, Inc., 12 Andrews Drive, West Paterson, New Jersey 07424.

                            Description of Securities


Our authorized capital stock is 1,000,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of preferred Stock, par value $.001 per share. As of October 15, 2001, we had issued 131,475,066 of our shares of common stock and 2,750,000 of our shares of preferred stock. Based on the preferred share issuance, we have reserved 27,500,000 of our common shares.

As of October 15, 2001, there were 2,000,000 shares of common stock reserved for the Auxer Group's 1996 option plan; all options have been granted but none have been exercised.

As of October 15, 2001, there were 25,000,000 shares of common stock reserved for the Auxer Group's 2000 option plan to issue to employees and consultants; 19,250,000 options have been granted; none have been exercised.

As of October 15, 2001, there were 3,000,000 common shares reserved for employees and consultants for issuance per contracts.


The following brief description of our common stock and preferred stock is subject in all respects to Delaware law and to the provisions of our Articles of Incorporation, as amended and our Bylaws, copies of which have been filed as exhibits to this registration statement.

Common Stock

Each share of our common stock entitles the holder to 1 vote on all matters submitted to a vote of the stockholders. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of our common stock voting for the election of directors can elect all members of the Board of Directors. A majority vote is also sufficient for other actions that require the vote or concurrence of stockholders except in cases in which more than a simple majority is required by law. Holders of our common stock are entitled to receive dividends, when, as and if declared by the Board of Directors, in its discretion, from funds legally available therefore. Holders of shares of our common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefore. Upon our liquidation, dissolution or winding up, after payment to creditors, the holders of our common stock are entitled to share ratably in the assets of the Auxer Group, if any, legally available of distribution to our common stockholders. Our Bylaws require that only a majority of the issued and outstanding shares of our common stock need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive rights or no subscription, redemption or conversion privileges.

Our Board of Directors has total discretion as to the issuance and the determination of the rights and privileges of any shares of our common stock which may be issued in the future, which rights and privileges may be detrimental to the rights and privileges of the holders of our existing shares of our common stock now issued and outstanding.

Preferred Stock

Under the Auxer Group's Certificate of Incorporation, the Board of Directors has the power, without further action by the stockholder, to designate the relative rights and preferences of the Auxer Group's preferred stock, when and if issued. Such rights and preferences could include preferences, any of which may be dilutive of the interest of the holders of common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Auxer Group and may have an adverse effect on the rights of the holders of the common stock.

The Auxer Group has instructed its Transfer Agent to reserve from its authorized but unissued common stock a sufficient number of shares for issuance upon conversion of the preferred stock. The holders of the shares of preferred stock have no preemptive rights with respect to any securities of the Auxer Group.

Dividends

Holders of our preferred stock are entitled to receive dividends, when, as and if declared by the Board of Directors, in its discretion, from funds legally available therefore. Holders of shares of our preferred stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, and so legally available.

Conversion

The preferred stock is convertible, at the holder's option, at any time into shares of the Auxer Group's common stock at a rate of ten shares of common stock for each share of preferred stock.

Redemption

The Preferred Stock is not redeemable.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Auxer Group, holders of shares of preferred stock are entitled to receive, out of legally available assets, a liquidation preference of $100.00 per share and no more before any payment or distribution is made to the holders of common stock or any series or class of the Auxer Group's stock that ranks junior as to liquidation rights to the preferred stock. After payment in full of the liquidation preference of the shares of preferred stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Auxer Group. Neither a consolidation, merger or other business combination of the Auxer Group with or into another corporation or other entity nor a sale or transfer of all or part of the Auxer Group's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Auxer Group.

Voting Rights

The holders of the preferred stock will have voting rights equal to ten shares of common stock for each share of preferred stock.

Reorganization/Recapitalization

In the event of a reorganization or recapitalization of the Auxer Group's common stock, holders of the preferred stock shall not be entitled to the benefits of, or be subject to the detriments of, such reorganization or recapitalization.

Anti-Dilution

The shares of the Auxer Group's preferred stock shall not be subject to dilution unless all the holders of the preferred stock vote to change this preference. In addition, the preferred stock shall maintain its status even if the common stock undertakes a reverse or forward split of its shares. The preferred stock can not be diluted unless it is converted to common stock.

The transfer agent and registrar for our common stock is Interstate Transfer Agent, 874 E. 5900 South, Salt Lake City, Utah 84107.

Shares Eligible For Future Sale

The outstanding shares of our common stock include shares of common stock outstanding that are "restricted securities," as that term is defined under Rule 144 of the Securities Act, because such shares were purchased or acquired by such stockholders of the Auxer Group in transactions not involving a public offering, and may only be sold if there is an effective registration statement filed with the Securities Act, in compliance with the exemption provisions of Rule 144, or if there is another exemption under the Securities Act. All the restricted Shares of common stock that have been issued at least one year are eligible for sale under Rule 144, subject to certain volume limitations. The outstanding shares also include shares of common stock held by the Selling Security Holders. Such shares have been registered for resale in this document.

In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of the Auxer Group, may sell shares of common stock after at least one year has elapsed since such shares were acquired from the Auxer Group or an affiliate of the Auxer Group. The number of shares of common stock which may be sold within any three month period is limited to the greater of 1% of the then outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks before the date on which notice of such sale was filed under Rule 144. Other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of the Auxer Group, and who has not been an affiliate of the Auxer Group for 90 days prior to the sale, and who has beneficially owned shares acquired from the Auxer Group or an affiliate of the Auxer Group for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock, or the perception that such sales may occur, could cause the price of our common stock to decrease and could impair our ability to raise capital through the sale of our equity securities.

Selling Security Holders and Recent Financing

In December 2000, we entered into 6 bridge loan agreements with the following parties aggregating $545,000: Kador Investment Co. Ltd. invested $100,000, Ted Liebowitz invested $100,000, Starling Corp. invested $200,000, Jacqueline Balough invested $25,000, Rina Sugarman invested $70,000 and Leon Kahn invested $50,000. Such parties bridge investors each received a promissory note or bridge loan note from us in the principal amount set forth above and converted their bridge loan notes into a Regulation D offering which was undertaken in January 2001. In addition to the bridge investors, the following parties invested in the Regulation D offering aggregating $360,000: Yosef Davis invested $100,000, Louis Wolcowitz invested $35,000, Joseph McGuire and Wilma Rossi, jointly, invested $50,000, Michael Koretsky invested $25,000, Farnsworth Associates, Inc. invested $25,000, Kurt Fichthorn invested $50,000 and Ted Liebowitz invested $75,000. This amount by Mr. Liebowitz was in addition to his bridge loan investment of $100,000. The bridge investors converted their bridge notes in to the Regulation D offering at the following amounts based on interest on the bridge loan notes:
Kador Investment Co. Ltd. invested $101,300), Ted Liebowitz invested $101,300), Starling Corp. invested $202,600, Jacqueline Balough invested $25,325, Rina Sugarman invested $70,676.67 and Leon Kahn invested $50,483.34. The bridge investors and the investors in the Regulation D offering shall be collectively referred to as the "Regulation D Investors." Perrin, Holden and Davenport Capital Corp. arranged the financing and received warrants to purchase 1,165,000 shares of our common stock. The exercise price of such warrant is based on the closing bid price of our shares of common stock on the date the warrant was issued. In addition, Intercontinental Capital Corp. and Seth A. Farbman each received 67,500 warrants to purchase shares of our common stock at $0.0833 per warrant. Additionally, International Capital Corp. received a finders fee of $5,400 for introducing us to Perrin Holden and Davenport.

Specifically, Intercontinental Capital Corp. and Seth A. Farbman did not negotiate the transactions, did not have contact with or solicit any of the purchasers, did not hold any funds or securities, did not participate in the establishment of the purchase price or any of the terms of the services or agreements, the warrants referenced were not based on a specified percentage of aggregated funds raised and did not prepare or offer any materials for the transaction.

INVESTOR                        AMOUNT OF INVESTMENT(1)             MAXIMUM AMOUNT TO BE      AMOUNT
                                                                    OFFERED FOR SECURITY      OWNED AFTER OFFERING
                                                                    HOLDER'S ACCOUNT(2)       IS COMPLETED(3)
Kador Investment                $100,000 ($101,300 with             10,130,000                -0-
Co. Ltd.(4)                     interest)
Ted Liebowitz                   $100,000 ($101,300 with             10,130,000                -0-
                                interest)
                                $75,000                              7,500,000                -0-
Starling Corp.(4)               $200,000 ($202,600 with             20,260,000                -0-
                                interest)
Jacqueline Balough              $25,000 ($25,325 with                2,532,500                -0-
                                interest)
Rina Sugarman                   $70,000 ($70,676.67                  7,067,667                -0-
                                with interest)
Leon Kahn                       $50,000 ($50,483.34                  5,048,334                -0-
                                with interest)
Yosef Davis                     $100,000                            10,000,000                -0-
Louis Wolcowitz                 $35,000                              3,500,000                -0-
Joseph McGuire and
Wilma Rossi                     $50,000                              5,000,000                -0-
Michael Koretsky                $25,000                              2,500,000                -0-
Farnsworth
Associates Inc.(4)              $25,000                              2,500,000                -0-
Kurt Fichthorn                  $50,000                              5,000,000                -0-
                                -------                             ---------
                               $905,000                            91,168,501
                              ($911,685.01 with interest)         (based on $911,685.01)

(1) The Bridge Loan Notes accrued interest prior to conversion into the Regulation D offering. Each Bridge Loan investor converted their respective Bridge Loan Notes into 8% Convertible Debentures in the Regulation D offering. The principal amount of the 8% Convertible Debentures for such investors includes interest accrued on the Bridge Loan Notes.

(2) The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 8% Convertible Debentures.


(3) The percentages are based on a total of 221,218,567 shares. This number has been calculated as follows: outstanding shares as of October 3, 2001 - 131,475,066; plus maximum amount of shares registered - 92,468,501; less

2,725,000 shares previously issued as part of the shares being registered. The maximum number of shares is based on a conversion price of $0.01 per share.

(4) The principals for the following corporations are as follows: Kador Investment Co. Ltd.: Gerald Selbst; Starling Corp.: Lawrence Abrams; and Farnsworth Associates, Inc.: Michael Koretsky; Perrin Holden & Davenport Capital Corp. - Nelson Braff and Jody Eisenman; and Intercontinental Capital Corp. - Gerald Alexander.

To date, we have issued the following shares to the Regulation D Investors which shares were issued as part of the December 2000 bridge loan agreements:

Kador Investment Co. Ltd. - 500,000 shares; Ted Liebowitz - 500,000 shares; Starling Corp. - 1,000,000 shares; Jacqueline Balough - 125,000 shares Rina Sugarman - 350,000 shares; Leon Kahn - 250,000 shares. These shares are included in the above table and are being registered for resale in this document.

Terms of the Regulation D Offering

Each Regulation D Investor received an 8% Convertible Debenture in the principal amount set forth above. The debentures are all dated January 16, 2001 are for a term of 5 years and accrue interest at the rate of 8% per annum. At our option, interest on the Debentures may be payable by conversion into our Common Stock. Notwithstanding same, we must pay interest in cash prior to this registration statement becoming effective.

The Debentures may be converted into our common stock by multiplying the conversion amount that a Regulation D Investor converts times 65% or the Conversion Factor of the market price of our common stock. The market price is calculated by averaging the 3 lowest closing bid prices on our common stock for the 10 trading days prior to conversion. We executed a Registration Rights Agreement with each Regulation D Investor. Such agreement requires us to register the maximum number of shares issuable upon conversion of the Debentures. In addition, the Registration Rights Agreement requires this registration statement to become effective by May 31, 2001 or the Conversion Factor shall decrease based on the following:

August 30, 2001 to September 28, 2001: 52 1/2%
September 29, 2001 or later: 50%

Additional terms of the Regulation D offering are as follows:

o If a Valuation Event occurs, we are required to notify the Regulation D investors within 2 days. The Regulation D investors may convert the Debentures based on the current Market price of our common stock on any trading day during the valuation period, which is 10 trading days prior to conversion. A Valuation Event includes, but is not limited to, such events as subdividing or combining our common shares, distribution of our common shares, issuance of our common shares or our warrants or options at prices lower than our closing bid price on such date.

o The Regulation D investors can not convert the Debentures to cause any investor to own 10% or more of our issued and outstanding common stock at any time.

o We have the option to redeem the Debentures at any time prior to conversion at a price equal to 130% of the principal amount of any Debenture plus accrued interest at the time of conversion.

                              Plan Of Distribution

Shares of our common stock may be sold from time to time to purchasers directly by the selling security holders. Alternatively, the selling security holders may from time to time offer shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders for whom they may act as agent. The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

We will bear all expenses of the offering of shares of our common stock by the selling security holders other than payment that they may agree to make to underwriters.

Legal Matters

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Freehold, New Jersey 07728. Richard I. Anslow, the managing partner of Anslow & Jaclin, LLP owns 100,000 shares of our common stock.

Experts

Our audited balance sheet as at December 31, 2000 and 1999, and the Related Statement of Operations and Statement of Cash Flows of Kalosieh, Shackil & Meola, CPAs, PA, independent certified public accountants, have been included in this registration statement in reliance upon the report, appearing elsewhere in this, of Edelman & Kalosieh, CPAs, P.A., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

The audited balance sheet as at June 30, 2000 and December 31, 1999, and the Related Statement of Operations and Statement of Cash Flows of Kempisty & Company independent certified public accountants, for the six months ended June 30, 2000 and the period March 18, 1999 (date of inception) to December 31, 1999 have been included in this registration statement in reliance upon the report, appearing elsewhere in this, of Kempisty & Company independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

Additional Information

We have filed with the Commission a registration statement under the Act with respect to our common shares offered. This prospectus omits information contained in the registration statement and the exhibits and references are made to the registration statement and the exhibits for further information with respect to us and the common shares offered. Statements in this document concerning the provisions of any documents are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement, including filed exhibits and schedules, may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of the prescribed fees. Electronic registration statements, as well as proxy reports and other information when filed, through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Website (http://www.sec.gov).

                              THE AUXER GROUP, INC.

                              FINANCIAL STATEMENTS

                          Index to Financial Statements

                              The Auxer Group, Inc.


                                                                                 Page

         Accountant's Report                                                     F-2

         Condensed Consolidated Balance Sheets                                   F-3-4

         Condensed Consolidated Statement of Accumulated Deficit                 F-5

         Consolidated Statement of Changes in Stockholders' Equity               F-6

         Condensed Consolidated Statement of Cash Flows                          F-7

         Notes to Consolidated Financial Statements                              F-8-18

To the Board of Directors
of The Auxer Group, Inc.
West Paterson, NJ 07424

                         Independent Accountant's Report

We have reviewed the accompanying balance sheet of The Auxer Group, Inc. and consolidated subsidiaries as of June 30, 2001 and the related statements of income, retained earnings and cash flows for the three months ended June 30, 2001 and June 30, 2000. These financial statements are the responsibility of the company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquires of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

KALOSIEH, SHACKIL & MEOLA, CPAs PA


July 28, 2001

                              THE AUXER GROUP, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2001

                                   (UNAUDITED)

Current assets:
        Cash                                                          $ 331,969

        Accounts receivable (net of allowances $24,090)                 412,977

        Note receivable                                                 131,012

        Inventory                                                       770,222

        Prepaid expenses                                                  4,945
                                                             -------------------
        Total current assets                                          1,651,125
                                                             -------------------
Property and Equipment

        Vehicles                                                         42,347

        Furniture and fixtures                                           23,027

        Machinery and equipment                                         652,649

        Leasehold improvements                                            2,121
                                                             -------------------
                                                                         720,144

        Less:        accumulated depreciation                          (167,599)
                                                             -------------------

        Property and equipment (Net)                                    552,545
                                                             -------------------
Other assets:

        Security deposit                                                102,005

        Other receivables                                               255,289
                                                             -------------------
        Total other assets                                              357,294
                                                             -------------------
Total assets                                                        $ 2,560,964
                                                             ===================

          See accompanying notes to consolidated financial statements.

                              THE AUXER GROUP, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2001

                                   (UNAUDITED)

       Liabilities and Stockholders' Equity

Current liabilities

       Accounts payable and accrued expenses                               $ 542,076

       Credit line                                                            81,867

       Deferred sales                                                        251,443

       Notes payable                                                         721,031

       Notes payable-shareholders                                             76,951
                                                                ---------------------
Total current liabilities                                                  1,673,368

Long-term liabilities

       Notes payable, less current maturities                                  1,954

       Notes payable-convertible debt                                        911,685
                                                                ---------------------

       Total long-term liabilities                                           913,639
                                                                ---------------------
Total liabilities                                                          2,587,007

Stockholders' equity

       Capital stock - authorized 1,000,000,000 shares                       131,447
       $.001 par value per share, 131,437,030 shares
       outstanding

       Preferred stock - authorized 25,000,000 shares                          2,750
       $.001 par value per share, 2,750,000 shares
       outstanding

       Additional paid in capital                                         10,035,378

       Accumulated deficit                                               (10,195,618)

Total stockholders' equity                                                   (26,043)
                                                                ---------------------
Total liabilities and stockholders' equity                               $ 2,560,964
                                                                =====================

          See accompanying notes to consolidated financial statements.

                              THE AUXER GROUP, INC.

             CONDENSED CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT

                                                           Three Months Ended           Six Months Ended
                                                    June 30, 2001  June 30, 2000   June 30, 2001 June 30, 2000
                                                    -------------  -------------   ------------- -------------
Income                                                   $ 990,768    $ 515,378    $ 1,581,722   $ 1,050,918

Less:  Cost of goods sold                                  829,055      341,247      1,382,462       705,453
                                                    ---------------------------- ----------------------------
Gross profit                                               161,713      174,131        199,260       345,465
                                                    ---------------------------- ----------------------------
Operations:

      General and administrative                           651,097      644,735      2,190,305       904,008

      Depreciation and amortization                         34,600        4,811         69,059         8,846

      Interest expense                                      15,282        5,667        437,744         8,005
                                                    ---------------------------- ----------------------------
      Total expenses                                       700,979      655,213      2,697,108       920,859
                                                    ---------------------------- ----------------------------
Income (loss) from operations                             (539,266)    (481,082)    (2,497,848)     (575,394)

Other income (expense)

      Interest income                                          920            -          2,104             -

      Loss on abandonment of leasehold improvements              -            -              -        (2,518)
                                                    ---------------------------- ----------------------------
Income (loss) from continuing operations                  (538,346)    (481,082)    (2,495,744)     (575,394)

Discontinued operations

      Income from operations of discontinued subsidiary     72,533            -         72,533             -

      Loss on disposal of subsidiary                      (147,757)           -       (147,757)            -
                                                    ---------------------------- ----------------------------
                                                           (75,224)           -        (75,224)            -
                                                    ---------------------------- ----------------------------
Net income (loss)                                         (613,570)    (481,082)    (2,570,968)     (577,912)

Accumulated deficit at beginning                        (9,582,048)  (4,925,648)    (7,624,650)   (4,828,818)
                                                    ---------------------------- ----------------------------
Accumulated deficit at end                            $(10,195,618)$ (5,406,730) $ (10,195,618)  $(5,406,730)
                                                    ============================ ============================
Net income (loss) per common share                         $ (0.01)     $ (0.01)       $ (0.02)      $ (0.01)
                                                    ============================ ============================

          See accompanying notes to consolidated financial statements.

                              THE AUXER GROUP, INC.

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                Preferred   Preferred Stock   Common Stock  Common Stock   Additional  Accumulated
                                  Stock     Par Value $.001     Shares      Par Value      Paid in     Deficit
                                  Shares        Amount                      $.001 Amount   Capital
                                   (A)                         (B)
                               ------------------------------------------------------------------------------------
Balances at December 31, 1998             -    $         -     36,361,097      $ 36,361  $3,657,004   $ (3,853,690)

Common stock issued for cash                                   17,950,000        17,960     732,099

Common stock issued for services                                  589,000           589      43,651

Common Stock Issued for debt

extinguishments                                                 1,000,000         1,000       9,220

Common stock issued for
acquisition                                                       836,700           837      89,108

Stock issued                      2,750,000          2,750                                  409,750

Net loss for the year                                                                                     (975,127)
                               ------------------------------------------------------------------------------------
Balances at December 31, 1999     2,750,000        $ 2,750     56,736,797      $ 56,747 $ 4,940,832   $ (4,828,817)
                               ====================================================================================

Common stock issued for cash                                   36,225,233        36,225   1,401,661

Common stock issued for services                                8,075,000         8,075   1,604,563

Common stock issued for
acquisition                                                     3,000,000         3,000     261,000

Net loss for the year                                                                                   (2,795,833)
                               ------------------------------------------------------------------------------------
Balances at December 31, 2000        2,750,000     $ 2,750    104,037,030     $ 104,047 $ 8,208,056   $ (7,624,650)
                               ====================================================================================
Common stock issued for services                               17,988,000        17,988     915,112

Interest expense on issuance of                                         -             -     390,722
convertible debt

Exercise of options                                             9,412,000       $ 9,412   $ 521,488

Net loss for six months ended
June 30,2001                                                                                          (2,570,968)
                               -----------------------------------------------------------------------------------
Balances at June 30, 2001       $ 2,750,000        $ 2,750    131,437,030     $ 131,447 $ 10,035,378  $(10,195,618)
                               ===================================================================================

Preferred stock, par value $.001, convertible to 10 shares of common stock, 25,000,000 shares authorized, 2,750,000 shares and outstanding at June 30, 2001.

Common stock, par value $.001, 1,000,000,000 shares authorized, 131,437,030 shares issued and outstanding at June 30, 2001.

          See accompanying notes to consolidated financial statements.

                              THE AUXER GROUP, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                    Six Months Ended
                                                           June 30, 2001         June 30, 2000
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                             $ (2,570,968)           $ (577,912)

Depreciation and amortization                                       69,059                 8,846
Common stock issued for services                                   933,100               589,313
Interest expense on issuance of convertible debt                   390,722                     -
Loss on abandonment                                                      -                 2,518
                                                          -----------------     -----------------
                                                                (1,178,087)               22,765
(Increase) decrease in:

      Accounts receivable                                        1,834,711              (270,326)
      Inventory                                                    456,585              (348,661)
      Prepaid expenses                                              28,160                     -
      Other receivables                                           (212,955)                    -
      Note receivable                                             (131,012)                    -

Increase (decrease) in:

      Accounts payable and accrued expense                      (1,608,530)              243,061
      Deferred sales                                              (594,920)                    -
                                                          -----------------     -----------------
TOTAL CASH FLOW FROM OPERATIONS                                 (1,406,048)             (353,161)

CASH FLOWS FROM INVESTING ACTIVITIES

      Proceeds from sale of discontinued operations                804,592                     -
      Purchase property, inventory and equipment                     8,776               (58,555)
      Security deposit                                              38,477                 2,186
                                                          -----------------     -----------------
TOTAL CASH FLOWS FROM INVESTING ACTIVITIES                         851,845               (56,369)
                                                          -----------------     -----------------

CASH FLOWS FROM FINANCING ACTIVITIES

      Borrowings/payments under line of credit agreement (net)      17,018                32,835
      Payments on short-term debt                                 (843,322)                    -
      Proceeds from long-term debt                                 911,685                 6,478
      Payments on long-term debt                                    (1,224)               (2,176)
      Shareholder loan payable                                     (10,908)                7,978
      Sale of common stock                                               -               375,435
      Exercise of options                                          530,900                     -
                                                          -----------------     -----------------
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES                         604,149               420,550

NET INCREASE (DECREASE) IN CASH                                     49,946                11,020

CASH BALANCE BEGINNING OF PERIOD                                   282,023                 8,400
                                                          -----------------     -----------------
CASH BALANCE END OF PERIOD                                       $ 331,969              $ 19,420
                                                          =================     =================

          See accompanying notes to consolidated financial statements.

     Note 1 - Organization of Company
     --------------------------------

     a. Creation of the Company

     Auxer Industries, Inc. (the "Company") was formed on June 20, 1920 under the laws of the State of Idaho as The Auxer Gold Mines. On May 2, 1995, the certificate of incorporation was amended to change the name of the Company to Auxer Industries, Inc.

     On August 11, 1997 the Company incorporated in the State of Delaware under the name The Auxer Group, Inc. In September 1997 the shareholders of the company voted to exchange their shares on a one for one basis for shares in the new company, The Auxer Group, Inc. The new corporate name was effective January 1, 1998 for accounting and tax purposes.

     On November 3, 2000. the certificate of incorporation was amended to change the number of authorized shares to 1 billion of common stocks, at $.001 par value.

     b. Description of the Company

     The Company is an investment holding company that is comprised of six subsidiaries: the Harvey Westbury Corporation, Hardyston Distributors, Inc., CT Industries, Auxer Telecom, Inc., Clifton Telecard, Inc. and Universal Filtration Industries.

     On April 18, 1995, the Company acquired CT Industries, Inc. ("CT"), a New Jersey corporation based in West Paterson, New Jersey. CT is a distributor of various automotive products. Effective March 9, 2001, the business focus was expanded to include telecommunications related business.

     On February 8, 1996, the Company acquired Universal Filtration Industries, Inc. ("Universal Filtration") a New York corporation. Based in West Paterson, New Jersey, Universal Filtration has developed the "Fiona Micro Screen Filter", a replacement upgrade to a component of machinery used by the dry cleaning industry.

     On October 25, 1996, the Company acquired Harvey Westbury Corp. ("Harvey Westbury"), a New York corporation. Based in West Paterson, New Jersey, Harvey Westbury is a manufacturer and wholesaler of various automotive, marine and aviation products.

     On April 22, 1999, the Company formed Hardyston Distributors, Inc., d/b/a The Mechanics Depot, a Nevada corporation. Based in northern New Jersey, Hardyston Distributors is an automotive parts distributor.

     On August 7, 2000, the Company formed Auxer Telecom Inc., a Delaware corporation. Auxer Telecom is a reseller of telecommunications access services with operations based in Los Angeles, CA.

     On August 7, 2000, the Company formed Clifton Telecard Inc., a Delaware corporation. Based in Northern New Jersey, Clifton Telecard is a wholesale distributor of prepaid phone cards. On May 16, 2001, the Company sold Clifton Telecard.

     Note 2 - Summary of Significant Accounting Policies
     ---------------------------------------------------

     a. Basis of Financial Statement Presentation

     The accompanying condensed financial statements are unaudited. These statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended December 31, 2000, included in the Company's Form 10-KSB as filed with the SEC.

     The consolidated financial statements presented consist of the company and its wholly owned subsidiaries CT, Universal Filtration, Harvey Westbury, Hardyston Distributors Inc. and Auxer Telecom, Inc., all of which are under common control. Material inter-company transactions and balances have been eliminated in the consolidation.

     b. Earnings (Loss) per share

     Basic earnings (loss) per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income by the weighted average shares outstanding during the period. Diluted earnings
(loss) per share is calculated by dividing net income by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding.

Diluted earnings (loss) per share are not presented since diluted securities have an anti-dilutive effect.

     c. Receivables

     Allowances against receivables are provided equal to the estimated collection losses that will be incurred in collection of all receivables and a reserve for returns and discounts traditionally taken. Estimated allowances are based on historical collection experience coupled with review of current status of the existing receivables and amounted to $24,090 at June 30, 2001.

     d. Property and Equipment

     Property and equipment are recorded at cost and are depreciated under the straight-line methods over the estimated useful lives of the related assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

     e. Revenue recognition

     The company acts as principal in its revenue generating transactions, takes title to its products, and has risks and rewards of ownership. The Company recognizes revenues as earned. Amounts billed in advance of the period in which service is rendered are recorded as a liability under "deferred revenue." The Company's revenue recognition policy for each product and subsidiary are the same.

     f. Research and development expenses

     Research and development costs are charged to operations when incurred.

     g. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

     h.  Impairment of Long-Lived Assets

     In the event that facts and circumstances indicate that the carrying value of long lived assets, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the assets carrying amount to determine if a write down to market value or discounted cash flows is required.

      j.   Off Balance Sheet Risk

     The Company purchased prepaid phone cards from various telephone companies who agree to provide long distance phone service to the cardholder after the Company activates the phone card when it is sold. In the event the long distance service provider does not provide the service or goes out of business the Company would be responsible for refunding the purchase price of the phone card.

     The Company mitigates its risk by dealing with well-capitalized long distance service providers.

     Note 3 - Acquisitions
     ---------------------

     a.  Acquisition of CT Industries, Inc.

     On April 18, 1995, the Company acquired all the capital stock of CT, owned equally by Eugene Chiaramonte, Jr. and Howard Tapen, for 4,000,000 shares of common stock. The transaction has been accounted for as a reverse acquisition and using the purchase method of accounting with historic costs being the basis of valuation.

     b.  Acquisition of Universal Filtration Industries, Inc.

     On August 7, 1996, the Company acquired all of the common shares of Universal Filtration for 1,100,000 shares of common stock.

     c.  Acquisition of Harvey Westbury Corp.

     On October 25, 1996, the Company acquired all of the common shares of Harvey Westbury for 170,000 shares of common stock.

     d.  Acquisition of the assets of Hardyston Distributors

     On April 22, 1999 the Company issued 836,700 shares of common stock at $.1075 per share plus $15,000 for the purchase of inventory and sundry equipment from Mr. Ernest DeSaye, a sole proprietor.

     e.   Acquisition of Telecommunications Switch Operations

     On August 24, 2000 the Company acquired telecommunications equipment.

     f.   Acquisition of Wholesale Prepaid Phone Distribution Operation

     On September 22, 2000 the Company acquired the assets of Clifton Telecard Alliance Inc., (CTA), a New Jersey based telecommunications company for a total purchase price of $964,000

     The Company paid $500,000 to the shareholders of CTA at closing, issued 3 million shares of common stock valued at $264,000, and issued a note payable to them for $200,000 due in 2001, as more fully described in Note 5.

     The excess of the amount paid over the fair value of CTA's identifiable net assets was $846,939, which has been reflected in the balance sheets as goodwill. The Company expects to benefit from the goodwill acquired in this transaction over a period of five years, and is amortizing the amount recorded using the straight- line method over that period.

     Note 4 - Inventory
     ------------------

         Inventory consists of raw materials, work in process and finished goods and is valued at the lower of cost determined on the first-in, first-out method or market.

     Note 5 - Debt
     -------------

     a.  Security Agreement

     The Company has entered into a security agreement with Merchant Financial Corp. to borrow money secured by the receivables evidenced by invoices of Harvey Westbury Corp. and personal guarantees of certain officers. Merchant agreed to lend an amount equal to 75% of the net value of all Harvey Westbury's accounts receivable at an interest rate of prime plus 5%. The balance outstanding on the line of credit at June 30, 2001 was $81,867.

     b.  Notes Payable

     The following is a summary of short-term-term debt at June 30, 2001:

     Notes Payable to Creative Capital, payable on

     demand plus interest at a rate of 8%                                      $  80,000

     Note payable to Colbie Pacific Capital, due August 1, 2001, payable in 10 monthly principal and interest payments of $10,000, one principal and interest
     payment of $458,000, secured by equipment                                   458,000

     Note payable to shareholders, payable on demand
     with no interest                                                            180,900
                                                                                 -------
                                                                               $ 718,900
                                                                                ========
     Long-term debt is as follows:

     11.5% installment note, collateralized by vehicle,
     payable in monthly installments of  $188 with the
     final payment due May, 2003                                                   4,085

                           Less current maturities                                (2,131)
                                                                                   -----
                                                                               $   1,954
                                                                               =========

     c. Notes Payable - Convertible Debt

     In January 2001, the Company refinanced its note payable to certain shareholders in the amount of $551,685 and borrowed an additional $360,000 as part of an issuance of 8% convertible debentures, due on January 16, 2006, totaling $911,685. The notes are convertible by the holders into shares of the Company's common stock at any time at a conversion price per share equal to the lesser of seventy percent (65%) (The "Discount Multiplier") of the Market Price. In the event that the Registration Statement has not been declared effective by the SEC within one hundred and twenty (120) days after the Closing Date (the "Due Date"), then the Discount Multiplier shall decrease by two and one-half percent (2.5%) effective as of the Due Date to sixty-seven and one-half percent (62.5%) and shall further decrease by two and one-half percent (2.5%) for each thirty-day period occurring after the Due Date that the Registration Statement has not been declared effective by the SEC, to not less than fifty percent (50%). The notes are redeemable at the option of the Company at 130% of the principle amount plus accrued interest. The proceeds were primarily used for general corporate purposes.

     In connection with the issuance, the Company recorded interest expenses related to the conversion feature in the amount of $390,722 for the six months ended June 30, 2001.

     Note 6 - Related Party Transactions
     -----------------------------------

     Issuance of Common Shares

     On April 18, 1995, the Company acquired all the capital stock of CT, owned equally by Eugene Chiaramonte, Jr. and Howard Tapen, for 4,000,000 shares of common stock.

     Note 7 - Income Taxes
     ---------------------

     The Company provides for the tax effects of transactions reported in the financial statement. The provision, if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2000, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     The Company has net operating loss carry forwards for income tax purposes of $9,190,077 at December 31, 2000. These carry forward losses are available to offset future taxable income, if any, and expires starting in the year 2011. The Company's utilization of this carry forward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the company of more than 50 percent.

     Deferred tax asset:
     ------------------

     Net operating loss carry forward                     $3,124,627
     Valuation allowance                                  (3,124,627)
                                                           ----------
     Net deferred tax assets                              $       -0-
                                                           ==========

     The Company recognized no income tax benefit for the loss generated for the periods through December 31, 2000.

     SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion of all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

     Note 8 - Business and Credit Concentrations
     -------------------------------------------

     The amount reported in the financial statements for cash, trade accounts receivable and investments approximates fair market value. Because the difference between cost and the lower of cost or market is immaterial, no adjustment has been recognized and investments are recorded at cost.

     Financial instruments that potentially subject the company to credit risk consist principally of trade receivables. Collateral is generally not required.

     Note 9 - Commitments and Contingencies
     --------------------------------------

     a. Lease agreement for office space

The Company entered into a three-year lease agreement with a nonaffiliated party beginning on November 1, 1996 at 30 Galesi Drive, Wayne, New Jersey for office space.

      Effective November 30, 1999, the Company continued to lease the property on a month-to-month basis at $1,981.42 per month through February 29, 2000 at which time the lease expired.

      The Company entered into a six month 15 day lease agreement with a new affiliated party beginning September 1, 2000 and expiring on March 15, 2001 at a monthly rate of $7,766 for office space in Los Angeles, California. Effective March 15, 2001, the lease was extended on a month-to-month basis at the same rate.

     b. Lease Agreement for Industrial Facility

     The Company entered into a three-year lease agreement with a non-affiliated party beginning on April 1, 1995 and expiring April 1, 1998, at 15 Heisser Court, Farmingdale, New York, for the Harvey Westbury operations. On February 23, 1998, the lease was extended to expire on April 30, 1999. On March 29, 1999 the lease was extended to expire on April 30, 2000. A $5,770 security deposit was required with minimum monthly rental payments to be paid as follows:

Period                                       Annual Rent             Monthly Rent
-------                                      -----------             ------------
May 1, 1999 to April 30, 2000                 $36,024.00               $3,002.00

      The Company assumed the lease agreement with a non affiliated party entered into by Mr. Ernest DeSaye, Jr. beginning March 1, 1999 and expiring on February 28, 2000, at 22B Lasinski Road, Franklin, NJ. The option to renew for an additional two years was invoked extending the expiration of the lease to February 28, 2001. A $750.00 security deposit was required with minimum monthly rental payments to be paid as follows:

Period                                                  Annual Rent             Monthly Rent
-------                                                  -----------             ------------
March 1, 1999 to February 28, 2000                       $8,700.00                $725.00
March 1, 2000 to February 28, 2001                       $9,000.00                $750.00

                                      F-13

Effective March 1, 2001, the Franklin operation was moved to 12 Andrews Drive, West Paterson, New Jersey.

The Company entered into a five-year lease agreement with a non-affiliated party beginning on February 1, 2000 and expiring January 31, 2005, at 12 Andrews Drive, West Paterson, NJ for their Wayne, NJ and Farmingdale, NY operations. A $15,583 security deposit was required with minimum monthly payments to be paid as follows:


               Period                         Annual Rent                        Monthly Rent
               ------                         -----------                        ------------
     Feb. 1, 2000 - Jan. 31, 2001                  $ 85,000                      $7,083.34
     Feb. 1, 2001 - Jan. 31, 2002                    89,250                       7,437.50
     Feb. 1, 2002 - Jan. 31, 2003                    93,500                       7,791.67
     Feb. 1, 2003 - Jan. 31, 2004                    97,850                       8,145.84
     Feb. 1, 2004 - Jan. 31, 2005                   102,000                       8,250.00

In addition to the minimum monthly rental payments, the Company must pay real estate taxes, insurance, and utilities

The Company entered into a month-to-month lease agreement with a non-affiliated party beginning August 1, 2000 at a monthly rate of $2,500 for facility space in Los Angeles, California.

     c. Equipment Leases

     The Company leases equipment under several non-cancelable operating leases with unrelated parties, which expire from September 2001 through October 2003.

     The following is a schedule of future minimum rental payments required under the above non-cancelable operating leases:

         Year Ending December 31:
         ------------------------
         2001                           $        24,380
         2002                                    11,140
         2003                                     8,067
         2004                                     3,006
                                                  ------
         Total                          $        46,593
                                                 ======

     Note 10 - Development Stage Company
     -----------------------------------

     The Company was considered to be a development stage company with little operating history and having conducted research and development and test market activities, funded the production of multiple sales videos of the Company's expanded product lines for television and cable presentation, obtained financing, hired personnel and developed consulting relationships for the period April 18, 1995 to December 31, 1997. The Company will also be dependent upon its ability to raise additional capital to complete its marketing program, acquiring additional equipment, management talent, inventory and working capital to engage in profitable business activity. Subsequent to December 31, 1997, the Company's primary attention turned to routine, on-going activities and ceased to be a development stage enterprise.

     Note 11 - Segment Information
     -----------------------------

     Management Policy in Identifying Reportable Segments

     The Company reportable business segments are strategic business units that offer distinctive products and services that are marketed through different channels. They are managed separately because of their unique technology, marketing, and distribution requirements.

     Types of Products and Services

     The Company is an investment holding company that is comprised of six subsidiaries: The Harvey Westbury Corp., Hardyston Distributors Inc., CT Industries, Auxer Telecom Inc., Clifton Telecard Inc. and Universal Filtration Industries, Inc. Harvey Westbury is a manufacturer and wholesaler of various automotive, marine and aviation products. Hardyston Distributors is a Northern New Jersey based automotive parts distributor. Auxer Telecom is a reseller of telecommunications access services. CT Industries is a Northern New Jersey based wholesale distributor of prepaid phone cards. Universal Filtration has in the past manufactured and distributed filters used by the dry cleaning industry and is currently inactive.

     Segment Profit or Loss

     The Company's accounting policies for segments are the same as those described in the summary of significant accounting policies. Management evaluates segment performance based on segment profit or loss before income taxes and nonrecurring gains and losses. Transfers between segments are accounted for at market value. Operating expenses, such as rent, utilities, payroll and insurance, are attached to a segment are identified and allocated accordingly. Substantially all of the general and administrative expenses incurred pertain to merger and acquisition expenditures, including legal, administrative, and consulting fees, which are primarily allocated to the parent company.

The Company's condensed consolidated balance sheet consists of the following subsidiary components as of June 30, 2001:

                                                                                    Intercompany   Auxer Group, Inc.
                                          Parent     Automotive Group Telecom Group Eliminations   Consolidated
                                          ------     ---------------- ------------- ------------   ------------
Balance Sheet
Current Assets                             $ 101,064      $ 1,194,618 $ 355,443.00          $ -    $ 1,651,125
Fixed Assets (net)                            11,478           59,129      481,938            -        552,545

Other Assets                               4,258,206            2,429       79,493   (3,982,834)       357,294
                                       ------------------------------------------------------------------------
Total Assets                               4,370,748        1,256,176      916,874   (3,982,834)     2,560,964
                                       ========================================================================
Liabilities & Stockholders' Equity

Current Liabilities                          546,370        2,687,714    2,322,059   (3,882,775)     1,673,368
Long Term liabilities                        913,639                -            -            -        913,639
Stockholders' Equity                       2,910,739       (1,431,538)  (1,405,185)    (100,059)       (26,043)
                                       ------------------------------------------------------------------------
Total liabilities and stockholders'
 equity                                    4,370,748        1,256,176      916,874   (3,982,834)     2,560,964
                                       ========================================================================

The Company's condensed consolidated statement of operations for the six months ended June 30, 2001:

Statement of operations

Revenues                                           -          657,783      923,939            -      1,581,722
Costs of goods sold                                -          428,479      953,983            -      1,382,462
                                       ------------------------------------------------------------------------
Gross profit                                       -          229,304      (30,044)           -        199,260
Operating expenses                         1,832,001          254,911      610,196            -      2,697,108
                                       ------------------------------------------------------------------------
Income (loss) from operations             (1,832,001)         (25,607)    (640,240)           -     (2,497,848)
Other income (expense):
Interest income                                  949                -        1,155            -          2,104
                                       ------------------------------------------------------------------------
Income (loss) from continuing operations  (1,831,052)               -            -                  (2,495,744)
Discontinued operations                      (75,224)               -            -            -        (75,224)
                                       ------------------------------------------------------------------------
Net Income (loss)                         (1,906,276)         (25,607)    (639,085)           -     (2,570,968)
                                       ========================================================================

The Company's condensed consolidated statement of operations for the six months ended June 30, 2000:

Statement of operations

Revenues                                           -        1,050,918            -            -      1,050,918
Costs of goods sold                                -          705,452            -            -        705,452
                                       ------------------------------------------------------------------------
Gross profit                                       -          345,466            -            -        345,466
Operating expenses                           585,252          335,608            -            -        920,860
                                       ------------------------------------------------------------------------
Income (loss) from operations               (585,252)           9,858            -            -       (575,394)

Other income (expense)                        (2,518)               -            -            -         (2,518)
Interest Income                                    -                -            -            -              -
                                       ------------------------------------------------------------------------
Net Income (loss) before extraordinary

 items                                      (587,770)           9,858            -            -       (577,912)
                                       ========================================================================

The Company's condensed consolidated statement of operations for the three months ended June 30, 2001:

Statement of operations

Revenues                                           -          463,179      527,589            -        990,768
Costs of goods sold                                -          311,503      517,552            -        829,055
                                       ------------------------------------------------------------------------
Gross profit                                       -          151,676       10,037            -        161,713
Operating expenses                           347,990          127,375      225,614            -        700,979
                                       ------------------------------------------------------------------------
Income (loss) from operations               (347,990)          24,301     (215,577)           -       (539,266)
Other income (expense):
Interest income                                  250                -          670            -            920
                                       ------------------------------------------------------------------------
Income (loss) from continuing operations    (347,740)               -            -                    (538,346)
Discontinued operations                      (75,224)               -            -            -        (75,224)
                                       ------------------------------------------------------------------------
Net Income (loss)                           (422,964)          24,301     (214,907)           -       (613,570)
                                       ========================================================================

The Company's condensed consolidated statement of operations for the three months ended June 30, 2000:

Statement of operations

Revenues                                           -          515,378            -            -        515,378
Costs of goods sold                                -          341,247            -            -        341,247
                                       ------------------------------------------------------------------------
Gross profit                                       -          174,131            -            -        174,131
Operating expenses                           471,035          184,178            -            -        655,213
                                       ------------------------------------------------------------------------
Income (loss) from operations               (471,035)         (10,047)           -            -       (481,082)
Other income (expense)                             -                -            -            -              -
Interest Income                                    -                -            -            -              -
                                       ------------------------------------------------------------------------
Net Income (loss) before extraordinary

 items                                    $ (471,035)       $ (10,047)         $ -          $ -     $ (481,082)
                                       ========================================================================

                                      F-16

     Note 12 - Stock Option Plan
     ---------------------------

     The Company has a Stock Option Plan (Plan) under which selected individuals may be granted options to purchase shares of the Company's authorized but unissued common stock. The maximum numbers of shares available for issuance under the Plan is 2 million shares. As of June 30, 2001 the maximum number of shares available for future grants under the Plan is 0 shares. Under the Plan, the option exercise price may be more, equal to or less than the fair market value of the Company's common stock at the date of grant. Options currently expire no later than 5 years from the grant date and are 100% vested. Proceeds received by the Company from exercises of stock options are credited to common stock and additional paid in capital. Additional information with respect to the Plan's stock option activity is as follows:

                                                        Number of         Weighted Average Exercise
                                                          Shares                    Price
                                                          ------                    -----
         Outstanding at December 31, 2000                          0                    0
         Granted                                           2,000,000                   05
         Exercised                                                 0                    0
         Cancelled                                                 0                    0
                                                     ---------------                --------
         Outstanding at June 30, 2001                      2,000,000                $0.05

         Options exercisable at
                  December 31, 2000                                0                    0
                                                           =========               ======
         Options exercisable at
                  June 30, 2001                            2,000,000                $0.05
                                                           =========               ======

     The following tables summarize information about stock options outstanding and exercisable at June 30, 2001:

                                                 Stock Options Outstanding
                                                 -------------------------
         Range of Exercise          Number of Share              Weighted Average          Weighted Average
                    Price               Outstanding             Remaining Contractual        Exercise Price
                                                                   Life in Years
                    $0.05                2,000,000                     4.0                     $0.05
                    =====                =========                   =====                     =====

                                             Stock Options Exercisable
                                             -------------------------
                    Range of Exercise    Number of Shares       Weighted Average
                         Price            Outstanding            Exercise Price
                         -----            -----------            --------------
                         $0.05           2,000,000                  $0.05
                         =====           =========                  =====

The Company accounts for its plan under APB Option No. 25 (Accounting for Stock Issued to Employees). Accordingly, compensation expense is recognized in the Company's financial statements when the exercise price of the Company's employee stock options is less than the market price of the Company's common stock on the date of grant. There were no compensation costs related to the stock option plan recorded for the six months ended June 30, 2001 and June 30, 2000, respectively.

The pro forma net income impact under Financial Accounting Standards Board Statement No. 123 (Accounting for Stock-Based Compensation) is not material.

     Note 13 - Stockholders' Equity
     ------------------------------

         On January 2, 1999, the Company issued 1,500,000 shares and 1,250,000 shares of the Company's preferred stock valued at $.15 per share to Eugene Chiaramonte, Jr. and Ronald Shaver respectively as repayment of loans in the amount of $15,000, reimbursement of expenses of $12,500, and deferred compensation of $208,500 and $173,750 respectively.

     The Preferred Stock is convertible, at the holder's option, at any time into shares of the Company's Common Stock at a rate of ten shares of Common Stock for each share of Preferred Stock.

     Note 14 - Disposal of Subsidiary
     --------------------------------

     On May 16, 2001, the Company entered into an stock agreement to sell Clifton Telecard Inc., a wholly owned subsidiary. Accordingly, the operations of the distribution division as well as the loss on the sale have been reported separately as discontinued operations in the accompanying financial statements.

     Summarized results of operations for the subsidiary at June 30, 2001 consist of the following:

         Net Sales                                   $9,964,767
         Income from Discontinued Operations         $   72,533

                              THE AUXER GROUP, INC.

                              FINANCIAL STATEMENTS

                          Index to Financial Statements

                              The Auxer Group, Inc.

                                                                       Page
         Accountant's Report                                           F-2

         Consolidated Balance Sheets                                   F-3-4

         Consolidated Statement of Income and Retained Earnings        F-5

         Consolidated Statement of Changes in Stockholders' Equity     F-6

         Consolidated Statement of Cash Flows                          F-7

         Notes to Consolidated Financial Statements                    F-8-19

To the Board of Directors and Shareholders of The Auxer Group, Inc.

                          Independent Auditor's Report

         We have audited the accompanying consolidated balance sheet of The Auxer Group, Inc. as of December 31, 2000 and 1999 and the related statements of operations, cash flows and shareholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above represent fairly, in all material respects, the financial position of The Auxer Group, Inc. as of December 31, 2000 and 1999 and the results of its operations, shareholders equity and cash flows for the years then ended in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that The Auxer Group, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred operating losses since inception and requires additional capital to continue operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of The Auxer Group, Inc. to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KALOSIEH, SHACKIL & MEOLA, CPAs PA


Fair Lawn, New Jersey
February 15, 2001

                              THE AUXER GROUP, INC.

                           CONSOLIDATED BALANCE SHEET

                                     Assets

                                                                  Year End                Year End
                                                                December 31, 2000    December 31, 1999
Current assets
       Cash                                                            $ 282,023                $ 8,400

       Accounts receivable (net of allowances
       $65,223 in 2000, $19,639 in 1999)                               2,247,688                 92,370

       Inventory                                                       1,226,807                290,725

       Prepaid expenses                                                   33,105                      -

       Other receivables                                                       -                 23,283
                                                             --------------------    -------------------
       Total current assets                                            3,789,623                414,778
                                                             --------------------    -------------------
Property and Equipment

       Vehicles                                                           38,036                  7,700

       Furniture and fixtures                                             23,329                  9,234

       Machinery and equipment                                           666,464                 44,129

       Leasehold improvements                                              2,121                  5,757
                                                             --------------------    -------------------
                                                                         729,950                 66,820
       Less:  accumulated depreciation                                   (99,570)               (34,062)
                                                             --------------------    -------------------
       Property and equipment (Net)                                      630,380                 32,758
                                                             --------------------    -------------------
Other assets

       Security deposit                                                  140,482                 24,299

       Other receivables                                                  42,334                      -

       Goodwill (net of amortization of $42,347 in 2000)                 804,592                      -
                                                             --------------------    -------------------
       Total other assets                                                987,408                 24,299
                                                             --------------------    -------------------
Total assets                                                         $ 5,407,411              $ 471,835
                                                             ====================    ===================


                              THE AUXER GROUP, INC.

                           CONSOLIDATED BALANCE SHEET

  Liabilities and Stockholders' Equity
                                                             Year End             Year End
                                                          December 31, 2000    December 31, 1999
Current liabilities
       Accounts payable and accrued expenses                 $ 2,150,606        $   107,887

       Credit line                                                64,849             31,368

       Deferred sales                                            846,363                 --

       Notes payable                                           1,564,353             82,523

       Notes payable-shareholders                                 87,859             77,390
                                                             -----------        -----------

Total current liabilities                                      4,714,030            299,168

Long-term debt, less current maturities                            3,178              1,155
                                                             -----------        -----------

Total liabilities                                              4,717,208            300,323

Stockholders' equity

       Capital stock - authorized 1,000,000,000 shares           104,047             56,747
       $.001 par value per share 104,037,030 and
       56,736,797 shares outstanding  in 2000 and
       1999 respectively

       Preferred stock - authorized 25,000,000 shares              2,750              2,750
       $.001 par value per share, 2,750,000 shares
       outstanding in 2000 and 1999 respectively

       Additional paid in capital                              8,208,056          4,940,832

       Accumulated deficit                                    (7,624,650)        (4,828,817)
                                                             -----------        -----------

Total stockholders' equity                                       690,203            171,512
                                                             -----------        -----------

Total liabilities and stockholders' equity                   $ 5,407,411        $   471,835
                                                             ===========        ===========

                              THE AUXER GROUP, INC.

          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                                       Year End             Year End
                                                   December 31, 2000    December 31, 1999
Income                                                $ 10,993,570        $   871,259

Less:  Cost of goods sold                               10,024,260            622,210
                                                      ------------        -----------
Gross profit                                               969,310            249,049
                                                      ------------        -----------
Operations:

       General and administrative                        3,619,994          1,302,418

       Depreciation and amortization                       111,145             11,626

       Interest expense                                     36,524             10,618
                                                      ------------        -----------
       Total expenses                                    3,767,663          1,324,662
                                                      ------------        -----------
Income (loss) from operations                           (2,798,353)        (1,075,613)

Other income (expense)

       Interest income                                       5,037                706

       Loss on abandonment                                  (2,517)                --
                                                      ------------        -----------
Net income (loss) before extraordinary items            (2,795,833)        (1,074,907)

Extraordinary item, gain on forgiveness of debt                 --             99,780
                                                      ------------        -----------
Net income (loss)                                       (2,795,833)          (975,127)

Accumulated deficit at beginning                        (4,828,817)        (3,853,690)
                                                      ------------        -----------
Accumulated deficit at end                            $ (7,624,650)       $(4,828,817)
                                                      ============        ===========
Net income (loss) per common share                    $      (0.03)       $     (0.02)
                                                      ============        ===========

                              THE AUXER GROUP, INC.

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                  Preferred  Preferred Stock Common Stock    Common Stock     Additional   Accumulated
                                    Stock    Par Value $.001    Shares     Par Value $.001  Paid in Capital  Deficit
                                   Shares        Amount                         Amount
                                   ------        ------                         ------
                                     (A)                         (B)
Balances at December 31, 1998              -            $ -     36,361,097         $ 36,361    $ 3,657,004 $ (3,853,690)
                                 ---------------------------------------------------------------------------------------

Common stock issued for cash                                    17,950,000           17,960        732,099

Common stock issued for services                                   589,000              589         43,651

Common Stock Issued for debt

extinguishments                                                  1,000,000            1,000          9,220

Common stock issued for
acquisition                                                        836,700              837         89,108

Stock issued                       2,750,000          2,750                                        409,750

Net loss for the year                                                                                          (975,127)
                                 ---------------------------------------------------------------------------------------

Balances at December 31, 1999      2,750,000        $ 2,750   $ 56,736,797         $ 56,747    $ 4,940,832 $ (4,828,817)
                                 =======================================================================================

Common stock issued for cash                                    36,225,233           36,225      1,401,661

Common stock issued for goods
and services                                                     8,075,000            8,075      1,604,563

Common stock issued for
acquisition                                                      3,000,000            3,000        261,000

Net loss for the year                                                                                        (2,795,833)
                                 ---------------------------------------------------------------------------------------

Balances at December 31, 2000      2,750,000        $ 2,750    104,037,030        $ 104,047    $ 8,208,056 $ (7,624,650)
                                 =======================================================================================

Preferred stock, par value $.001, convertible to 10 shares of common stock, 25,000,000 shares authorized, 2,750,000 shares and outstanding at December 31, 2000.

Common stock, par value $.001, 1,000,000,000 shares authorized, 104,037,030 shares issued and outstanding at December 31, 2000.

                              THE AUXER GROUP, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                           Year End              Year End
                                                         December 31, 2000   December 31, 1999
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                          $ (2,795,833)           $ (975,127)
Depreciation and amortization                                   111,145                11,626
Common stock issued for services                              1,612,638                44,240
Loss on abandonment                                               2,517                     -
Extraordinary item, gain on forgiveness of debt                       -                99,780
                                                             (1,069,533)             (819,481)
(Increase) decrease in:

      Accounts receivable                                    (1,326,896)              (58,847)
      Inventory                                                (392,216)             (126,423)
      Prepaid expenses                                          (25,105)                    -
      Subscriptions receivables                                       -                15,125
      Other receivables                                         (19,051)                    -

Increase (decrease) in:

      Accounts payable and accrued expense                      665,082               (94,745)
      Deferred sales                                            846,363                     -
                                                       -----------------     -----------------
TOTAL CASH FLOW FROM OPERATIONS                              (1,321,356)           (1,084,371)

CASH FLOWS FROM INVESTING ACTIVITIES

      Purchase property, inventory and equipment               (385,892)              (21,398)
      Acquisition                                              (877,988)                    -
      Security deposit                                         (106,780)              (16,447)
                                                       -----------------     -----------------
TOTAL CASH FLOWS FROM INVESTING ACTIVITIES                   (1,370,660)              (37,845)
                                                       -----------------     -----------------
CASH FLOWS FROM FINANCING ACTIVITIES

      Borrowings/payments under line of credit agreement (net)   33,481                 5,575
      Proceeds from short-term debt                           1,507,496                     -
      Payments on short-term debt                               (22,538)              (99,780)
      Proceeds on long-term debt                                      -                 5,000
      Payments on long-term debt                                 (1,155)               (1,322)
      Shareholder loan payable                                   10,469                55,497
      Sale of common stock                                    1,437,886               750,059
      Sale of preferred stock                                         -               412,500
                                                       -----------------     -----------------
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES                    2,965,639             1,127,529

NET INCREASE IN CASH                                            273,623                 5,313
CASH BALANCE BEGINNING OF PERIOD                                  8,400                 3,087
                                                       -----------------     -----------------
CASH BALANCE END OF PERIOD                                    $ 282,023               $ 8,400
                                                       =================     =================

Supplemental Disclosures of Cash Flow Information:

Acquisitions Note: In connection with the acquisition of the assets of Clifton Telecard Alliance Inc., the Company issued 3 million shares of common stock valued at $264,000.

Debt Extinguishment

Note: During 1999, the Company issued 1,000,0000 shares of common stock valued at $10,220 to reduce short-term debt.
                                       F-7

                             THE AUXER GROUP, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

     Note 1 - Organization of Company
              -----------------------

     a.  Creation of the Company

     Auxer Industries, Inc. (the "Company") was formed on June 20, 1920 under the laws of the State of Idaho as The Auxer Gold Mines. On May 2, 1995, the certificate of incorporation was amended to change the name of the Company to Auxer Industries, Inc.

     On August 11, 1997 the Company incorporated in the State of Delaware under the name The Auxer Group, Inc. In September 1997 the shareholders of the company voted to exchange their shares on a one for one basis for shares in the new company, The Auxer Group, Inc. The new corporate name was effective January 1, 1998 for accounting and tax purposes.

      On November 3, 2000. the certificate of incorporation was amended to change the number of authorized shares to 1 billion of common stocks, at $.001 par value.

      b.  Description of the Company

     The Company is an investment holding company that is comprised of six subsidiaries: the Harvey Westbury Corporation, Hardyston Distributors, Inc., CT Industries, Auxer Telecom, Inc., Clifton Telecard, Inc. and Universal Filtration Industries.

     On April 18, 1995, the Company acquired CT Industries, Inc. ("CT"), a New Jersey corporation based in West Paterson, New Jersey. CT is a distributor of various automotive products.

     On February 8, 1996, the Company acquired Universal Filtration Industries, Inc. ("Universal Filtration") a New York corporation. Based in West Paterson, New Jersey, Universal Filtration has developed the "Fiona Micro Screen Filter", a replacement upgrade to a component of machinery used by the dry cleaning industry.

     On October 25, 1996, the Company acquired Harvey Westbury Corp. ("Harvey Westbury"), a New York corporation. Based in West Paterson, New Jersey, Harvey Westbury is a manufacturer and wholesaler of various automotive, marine and aviation products.

     On April 22, 1999, the Company formed Hardyston Distributors, Inc., d/b/a The Mechanics Depot, a Nevada corporation. Based in northern New Jersey, Hardyston Distributors is an automotive parts distributor.

     On August 7, 2000, the Company formed Auxer Telecom Inc., a Delaware corporation. Auxer Telecom is a reseller of telecommunications access services with operations based in Los Angeles, CA.

     On August 7, 2000, the Company formed Clifton Telecard Inc., a Delaware corporation. Based in Northern New Jersey, Clifton Telecard is a wholesale distributor of prepaid phone cards.

     Note 2 - Summary of Significant Accounting Policies
              ------------------------------------------

     a.  Basis of Financial Statement Presentation

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $7,624,650 for period from April 18, 1995 to December 31, 2000. These factors indicate that the Company's continuation as a going concern is dependent upon its ability to obtain adequate financing.

     The Company will require substantial additional funds to finance its business activities on an ongoing basis and will have a continuing long-term need to obtain additional financing. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress developing additional products, improve manufacturing efficiency, build an inventory to meet fulfillment requirements for the Company's various automotive products and the completion of planned acquisitions. The Company plans to engage in such ongoing financing efforts on a continuing basis.

     The consolidated financial statements presented consist of the company and its wholly owned subsidiaries CT, Universal Filtration, Harvey Westbury, Hardyston Distributors Inc., Auxer Telecom, Inc. and Clifton Telecard, Inc., all of which are under common control. Material inter-company transactions and balances have been eliminated in the consolidation.

     b.  Earnings (Loss) per share

      Basic earnings (loss) per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income by the weighted average shares outstanding during the period. Diluted earnings
(loss) per share is calculated by dividing net income by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding. Dilutive earnings (loss) per share are not presented since diluted securities have an anti-dilutive effect.

     c.  Receivables

     Allowances against receivables are provided equal to the estimated collection losses that will be incurred in collection of all receivables and a reserve for returns and discounts traditionally taken. Estimated allowances are based on historical collection experience coupled with review of current status of the existing receivables and amounted to $65,223 at December 31, 2000 and $19,639 at December 31, 1999, respectively.

     d.  Property and Equipment

     Property and equipment are recorded at cost and are depreciated under the straight-line methods over the estimated useful lives of the related assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                                      Cost at        Accumulated
                                      12/31/00       Depreciation
                                                     12/31/00
Vehicles                              $ 38,036       $9,454
Machinery and equipment                666,464       81,740

Furniture and fixtures                  23,329        8,073

Leasehold improvements                   2,121          303

                                      Cost at        Accumulated Depreciation
                                      12/31/99       12/31/99
Vehicles                              $7,700         $1,540

Machinery and equipment               44,129         25,766

Furniture and fixtures                 9,234          3,516

Leasehold improvements                 5,757          3,240

       e.   Intangible Assets

       Goodwill purchased as a part of the acquisition of the assets of Clifton Telecard Alliance Inc. as further described in Note 3, is being amortized on a straight-line basis over an estimated beneficial life of five years.

       f.   Revenue recognition

     The Company acts as principal in its revenue generating transactions, takes title to its products, and has risks and rewards of ownership. The Company recognizes revenues as earned. Amounts billed in advance of the period in which service is rendered are recorded as a liability under "deferred revenue." The Company's revenue recognition policy for each product and subsidiary are the same.

     g.  Research and development expenses

     Research and development costs are charged to operations when incurred.

     h.  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

     i.  Impairment of Long-Lived Assets

     In the event that facts and circumstances indicate that the carrying value of long lived assets, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the assets carrying amount to determine if a write down to market value or discounted cash flows is required.

      j.   Off Balance Sheet Risk

     The Company purchased prepaid phone cards from various telephone companies who agree to provide long distance phone service to the cardholder after the Company activates the phone card when it is sold. In the event the long distance service provider does not provide the service or goes out of business the Company would be responsible for refunding the purchase price of the phone card.

     The Company mitigates its risk by dealing with well-capitalized long distance service providers.

     Note 3 - Acquisitions
              ------------

     a.  Acquisition of CT Industries, Inc.

     On April 18, 1995, the Company acquired all the capital stock of CT, owned equally by Eugene Chiaramonte, Jr. and Howard Tapen, for 4,000,000 shares of common stock. The transaction has been accounted for as a reverse acquisition and using the purchase method of accounting with historic costs being the basis of valuation.

     b.  Acquisition of Universal Filtration Industries, Inc.

     On August 7, 1996, the Company acquired all of the common shares of Universal Filtration for 1,100,000 shares of common stock.

     c.  Acquisition of Harvey Westbury Corp.

     On October 25, 1996, the Company acquired all of the common shares of Harvey Westbury for 170,000 shares of common stock.

     d.  Acquisition of the assets of Hardyston Distributors

     On April 22, 1999 the Company issued 836,700 shares of common stock at $.1075 per share plus $15,000 for the purchase of inventory and sundry equipment from Mr. Ernest DeSaye, a sole proprietor.

e.   Acquisition of Telecommunications Switch Operations

     On August 24, 2000 the Company acquired 2 telecommunications excel switching platforms from Colbie Pacific Capital, an unrelated party, in exchange for a note payable in the amount of $558,000 (includes imputed interest at 12% of $48,660). The Company placed these assets into its wholly-owned subsidiary Auxer Telecom Inc. Operations started in December 2000.

f.   Acquisition of Wholesale Prepaid Phone Distribution Operation

     On September 22, 2000 the Company acquired the assets of Clifton Telecard Alliance Inc., (CTA), a New Jersey based telecommunications company for a total purchase price of $964,000

     The Company paid $500,000 to the shareholders of CTA at closing, issued 3 million shares of common stock valued at $264,000, and issued a note payable to them for $200,000 due in 2001, as more fully described in Note 5.

     The excess of the amount paid over the fair value of CTA's identifiable net assets was $846,939, which has been reflected in the balance sheets as goodwill. The Company expects to benefit from the goodwill acquired in this transaction over a period of five years, and is amortizing the amount recorded using the straight-line method over that period.

     Note 4 - Inventory
              ----------

         Inventory consists of raw materials, work in process and finished goods and is valued at the lower of cost determined on the first-in, first-out method or market.

     Note 5 - Accounts Payable and Accrued Expenses
              -------------------------------------

     Accounts payable and accrued expenses consist of the following at December 31, 2000 and December 31, 1999:

                                                        2000            1999
                                                        ----            ----
     Accounts payable on trade with other vendors    $2,123,903       $104,612
     Accrued Salaries                                    20,000              0
     Payroll Taxes Payable                                6,285          3,275
     Sales Tax Payable                                      418              0
                                                     ----------       --------
                                                     $2,150,606       $107,887
                                                     =========         =======

     Note 6 - Debt
              ----

     a.  Security Agreement

     The Company has entered into a security agreement with Merchant Financial Corp. to borrow money secured by the receivables evidenced by invoices of Harvey Westbury Corp. and personal guarantees of certain officers. Merchant agreed to lend an amount equal to 75% of the net value of all Harvey Westbury's accounts receivable at an interest rate of prime plus 5%. The balance outstanding on the line of credit at December 31, 2000 was $64,849.

     b.  Notes Payable

     The following is a summary of short-term-term debt at December 31:         2000             1999
                                                                                ----             ----
     Notes Payable to Creative Capital, payable on

     demand plus interest at a rate of 8%                                      $80,000          $80,000

     Notes payable in connection with the purchase of the
     assets of CTA, principal payable in full on March 20,2001                 200,000                0

     Note payable to Colbie Pacific Capital, due August 1, 2001, payable in 10 monthly principal and interest payments of $10,000, one principal and interest

     payment of $458,000, secured by equipment                                 489,411                0

     Note payable to shareholders, payable on demand
     with no interest                                                          240,000                0

     Note payable to certain shareholders, payable January 16, 2001, plus interest at a rate of 15%.

     See Note 15 - Subsequent Events                                           551,685                0
                                                                               -------         --------
                                                                            $1,561,096          $80,000
                                                                            ==========          =======

     Long-term debt is as follows:
     13.5% installment note, collateralized by vehicle,
     payable in monthly installments of $239 with the
     final payment due May, 2001                                               $ 1,406           $3,678

     11.5% installment note, collateralized by vehicle,
     payable in monthly installments of  $188 with the
     final payment due May, 2003                                                5,029                 0
                                                                                -----         ---------
                                                                                6,435             3,678
                           Less current maturities                             (3,257)           (2,523)
                                                                               -------          -------
                                                                               $3,178            $1,155
                                                                               ======            ======

         Note 7 - Related Party Transactions
                  --------------------------

         Issuance of Common Shares

         On April 18, 1995, the Company acquired all the capital stock of CT, owned equally by Eugene Chiaramonte, Jr. and Howard Tapen, for 4,000,000 shares of common stock.

         Note 8 - Income Taxes
                  ------------

         The Company provides for the tax effects of transactions reported in the financial statement. The provision, if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2000, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

         The Company has net operating loss carry forwards for income tax purposes of $7,624,650 at December 31, 2000, and $(4,828,817) at December 31, 1999, respectively. These carry forward losses are available to offset future taxable income, if any, and expires starting in the year 2011. The Company's utilization of this carry forward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the company of more than 50 percent.

Deferred  tax asset:        Dec 31, 2000           Dec 31, 2001
------------------          ------------           ------------
Net Operating loss carry    $2,592,381             $1,641,798
forward
Valuation allowance         (2,592,381)            (1,641,798)
                            ---------------------- ----------------------
Net deferred tax assets     $0                     $0
                            ---------------------- ----------------------

         The Company recognized no income tax benefit for the loss generated for the periods through December 31, 2000.

         SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion of all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

         Note 9 - Business and Credit Concentrations
                  ----------------------------------

         The amount reported in the financial statements for cash, trade accounts receivable and investments approximates fair market value. Because the difference between cost and the lower of cost or market is immaterial, no adjustment has been recognized and investments are recorded at cost.

         Financial instruments that potentially subject the company to credit risk consist principally of trade receivables. Collateral is generally not required.

     Note 10 - Commitments and Contingencies
               -----------------------------

Lease agreement for office space

     The Company entered into a three-year lease agreement with a nonaffiliated party beginning on November 1, 1996 at 30 Galesi Drive, Wayne, New Jersey for office space. A $1,800 security deposit was required with minimum monthly rental payments to be paid as follows:

Period                                       Annual Rent             Monthly Rent
-------                                      -----------             ------------
December 1, 1998 to November 30, 1999         $23,777.04               $1,981.42

      Effective November 30, 1999, the Company continued to lease the property on a month-to-month basis at the same rate as the last period through February 29, 2000 at which time the lease expired.

      The Company entered into a six month 15 day lease agreement with a new affiliated party beginning September 1, 2000 and expiring on March 15, 2001 at a monthly rate of $7,766 for office space in Los Angeles, California.

       In connection with the asset purchase of Clifton Telecard Alliance (CTA), the Company agreed to obtain its own lease from CTA's landlord. As of this date, no agreement has been reached. The Company continues to pay the monthly rent under the terms of CTA's lease agreement.

Lease Agreement for Industrial Facility

     The Company entered into a three-year lease agreement with a non-affiliated party beginning on April 1, 1995 and expiring April 1, 1998, at 15 Heisser Court, Farmingdale, New York, for the Harvey Westbury operations. On February 23, 1998, the lease was extended to expire on April 30, 1999. On March 29, 1999 the lease was extended to expire on April 30, 2000. A $5,770 security deposit was required with minimum monthly rental payments to be paid as follows:

Period                                        Annual Rent              Monthly Rent
-------                                       -----------              ------------
May 1, 1998 to April 30, 1999                  $35,604.00               $2,967.00

May 1, 1999 to April 30, 2000                  $36,024.00               $3,002.00

      The Company assumed the lease agreement with a non affiliated party entered into by Mr. Ernest DeSaye, Jr. beginning March 1, 1999 and expiring on February 28, 2000, at 22B Lasinski Road, Franklin, NJ. The option to renew for an additional two years was invoked extending the expiration of the lease to February 28, 2001.


Period                                                    Annual Rent             Monthly Rent
-------                                                   -----------             ------------
March 1, 1999 to February 28, 2000                         $8,700.00                $725.00

March 1, 2000 to February 28, 2001                         $9,000.00                $750.00

The Company entered into a five-year lease agreement with a non-affiliated party beginning on February 1, 2000 and expiring January 31, 2005, at 12 Andrews Drive, West Paterson, NJ for their Wayne, NJ and Farmingdale, NY operations. A $15,583 security deposit was required with minimum monthly payments to be paid as follows:


              Period                    Annual Rent        Monthly Rent
              ------                    -----------        ------------
     Feb. 1, 2000 - Jan. 31, 2001        $ 85,000            $7,083.34
     Feb. 1, 2001 - Jan. 31, 2002          89,250             7,437.50
     Feb. 1, 2002 - Jan. 31, 2003          93,500             7,791.67
     Feb. 1, 2003 - Jan. 31, 2004          97,850             8,145.84
     Feb. 1, 2004 - Jan. 31, 2005         102,000             8,250.00

In addition to the minimum monthly rental payments, the Company must pay real estate taxes, insurance, and utilities

The Company entered into a month-to-month lease agreement with a non-affiliated party beginning August 1, 2000 at a monthly rate of $2,500 for facility space in Los Angeles, California.

      c.  Equipment Leases

      The Company leases equipment under several non-cancelable operating leases with unrelated parties, which expire from September 2001 through October 2003. The lease expense for the years ended December 31, 2000 and 1999 totaled $37,559 and $9,523, respectively.

      The following is a schedule of future minimum rental payments required under the above non- cancelable operating leases:

         Year Ending December 31:
         ------------------------
         2001              $        24,380
         2002                       11,140
         2003                        8,067
         2004                        3,006
                                     ------
         Total             $        46,593
                                    ======

     Note 11 - Development Stage Company
               -------------------------

         The Company was considered to be a development stage company with little operating history and having conducted research and development and test market activities, funded the production of multiple sales videos of the Company's expanded product lines for television and cable presentation, obtained financing, hired personnel and developed consulting relationships for the period April 18, 1995 to December 31, 1997. The Company will also be dependent upon its ability to raise additional capital to complete its marketing program, acquiring additional equipment, management talent, inventory and working capital to engage in profitable business activity. Subsequent to December 31, 1997, the Company's primary attention turned to routine, on-going activities and ceased to be a development stage enterprise.

     Note 12 - Segment Information
               -------------------

     Management Policy in Identifying Reportable Segments
     ----------------------------------------------------

The Company's reportable business segments are strategic business units that offer distinctive products and services that are marketed through different channels. They are managed separately because of their unique technology, marketing, and distribution requirements.

     Types of Products and Services
     ------------------------------

     The Company is an investment holding company that is comprised of six subsidiaries: The Harvey Westbury Corp., Hardyston Distributors Inc., CT Industries, Auxer Telecom Inc., Clifton Telecard Inc. and Universal Filtration Industries, Inc. Harvey Westbury is a manufacturer and wholesaler of various automotive, marine and aviation products. Hardyston Distributors is a Northern New Jersey based automotive parts distributor. CT Industries is a distributor of various automotive products. Auxer Telecom is a reseller of telecommunications access services. Clifton Telecard is a Northern New Jersey based wholesale distributor of prepaid phone cards. Universal Filtration has in the past manufactured and distributed filters used by the dry cleaning industry and is currently inactive.

     Segment Profit or Loss
     ----------------------

     The Company's accounting policies for segments are the same as those described in the summary of significant accounting policies. Management evaluates segment performance based on segment profit or loss before income taxes and nonrecurring gains and losses. Transfers between segments are accounted for at market value. Operating expenses, such as rent, utilities, payroll and insurance, are attached to a segment are identified and allocated accordingly. Substantially all of the general and administrative expenses incurred pertain to merger and acquisition expenditures, including legal, administrative, and consulting fees, which are primarily allocated to the parent company.

     Major Customer Information
     --------------------------

     In 2000, sales to two customers represented $329,000 and $258,000 respectively, of the Company's consolidated revenue. These customers are served by the automotive group's operating segment.

     Note 13 - Stock Option Plan
               -----------------

         The Company has a Stock Option Plan (Plan) under which selected individuals may be granted options to purchase shares of the Company's authorized but unissued common stock. The maximum numbers of shares available for issuance under the Plan is 2 million shares. As of December 31, 2000 the maximum number of shares available for future grants under the Plan is 0 shares. Under the Plan, the option exercise price may be more, equal to or less than the fair market value of the Company's common stock at the date of grant. Options currently expire no later than 5 years from the grant date and are 100% vested. Proceeds received by the Company from exercises of stock options are credited to common stock and additional paid in capital. Additional information with respect to the Plan's stock option activity is as follows:

                                            Number of       Weighted Average Exercise
                                            Shares          Price
                                            ------          -----
         Outstanding at December 31, 1999            0           0
         Granted                             2,000,000          05
         Exercised                                   0           0
         Cancelled                                   0           0
                                       ---------------      --------
         Outstanding at December 31, 2000    2,000,000       $0.05

         Options exercisable at
          December 31, 1999                          0           0
                                             =========    ========
         Options exercisable at
          December 31, 2000                  2,000,000       $0.05
                                             =========      ======

The following tables summarize information about stock options outstanding and exercisable at December 31, 2000:


                                      Stock Options Outstanding
                                      -------------------------
   Range of Exercise           Number of Share         Weighted Average             Weighted Average
   Price                       Outstanding             Remaining Contractual        Exercise Price
                                                       Life in Years
   $0.05                       2,000,000                     4.3                         $0.05
   =====                       =========                   ===========                   =====

                                      Stock Options Exercisable
                                      -------------------------
    Range of Exercise           Number of Shares       Weighted Average
    Price                       Outstanding            Exercise Price
    -----                       -----------            --------------
   $0.05                       2,000,000                   $0.05
   =====                       =========                   =====

The Company accounts for its plan under APB Option No. 25 (Accounting for Stock Issued to Employees). Accordingly, compensation expense is recognized in the Company's financial statements when the exercise price of the Company's employee stock options is less than the market price of the Company's common stock on the date of grant. During 2000, the Company recorded compensation costs of $20,000 related to the stock option plan.

The pro forma net income impact under Financial Accounting Standards Board Statement No. 123 (Accounting for Stock-Based Compensation) is not material.

Note 14 - Stockholders' Equity
          --------------------

         On January 2, 1999, the Company issued 1,500,000 shares and 1,250,000 shares of the Company's preferred stock valued at $.15 per share to Eugene Chiaramonte, Jr. and Ronald Shaver respectively as repayment of loans in the amount of $15,000, reimbursement of expenses of $12,500, and deferred compensation of $208,500 and $173,750 respectively.

         The Preferred Stock is convertible, at the holder's option, at any time into shares of the Company's Common Stock at a rate of ten shares of Common Stock for each share of Preferred Stock.

Note 15 - Subsequent Events
          -----------------

     In January 2001, the Company refinanced its note payable to certain shareholders in the amount of $551,685 and borrowed an additional $360,000 as part of an issuance of 8% convertible debentures, due on January 16, 2006, totaling $911,685. The notes are convertible by the holders into shares of the Company's common stock at any time at a conversion price per share equal to sixty-five percent (65%) (the "Discount Multiplier") of the Market Price. In the event that the Registration Statement has not been declared effective by the SEC within one hundred and twenty (120) days after the Closing Date (the "Due Date"), then the Discount Multiplier shall decrease by two and one-half percent (2.5%) effective as of the Due Date to sixty-two and one-half percent (62.5%) and shall further decrease by two and one-half percent (2.5%) for each thirty-day period occurring after the Due Date that the Registration Statement has not been declared effective by the SEC, to not less than fifty percent (50%). The notes are redeemable at the option of the Company at 130% of the principle amount plus accrued interest. The proceeds were primarily used for general corporate purposes.

                  INTRODUCTION TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

On May 16, 2001, the Company (Parent) sold Clifton Telecard, Inc. a wholly owned subsidiary, in a stock sale to Kattosko Communications, an independent corporation, for a sale price of $972,350, which includes a promissory note from the purchaser for $100,000, payable in six equal payments of $16,667 beginning November 16, 2001.

The following unaudited pro forma consolidated statements of operations reflect adjustments to Auxer's historical consolidated statements of operations for the year ended December 31, 2000 and the three months ended March 31, 2001, to give the effect of this sale as if its had occurred on January 1, 2000.

The unaudited pro forma consolidated statements of operations are not necessarily indicative of what the actual results of operations of Auxer would have been assuming the transactions had been completed as set forth above, nor do they purport to represent Auxer's results of operations for future periods. The resulting loss by the company (Parent) from the sale in the amount of $147,757 is reflected in the pro forma statements of operations as a loss on disposal of Clifton Telecard Inc. (Subsidiary).

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes to Auxer.

                              THE AUXER GROUP, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  March 31,2001

                                        The Auxer Group  (Less)Sale of      Pro Forma     Pro Forma
                                        Inc. (continued)  Clifton Telecard  Adjustments   Combined
Cash                                          75,779.00       44,781.00        0.00     30,998.00
Savings                                       44,663.00                                 44,663.00
Accounts Receivable                        1,953,913.00    1,714,576.00        0.00    239,337.00
Less Allowance for Doubtful Accounts         (65,223.00)     (41,133.00)       0.00    (24,090.00)
                                           -------------        -------- ----------- -------------
Net                                        1,888,690.00    1,673,443.00        0.00    215,247.00

Inventory                                  1,947,448.00    1,301,747.00        0.00    645,701.00

Subscriptions Receivable                           0.00            0.00        0.00          0.00

Prepaid Expenses                              77,825.00        8,000.00        0.00     69,825.00

Other Receivables                                  0.00            0.00        0.00          0.00
                                          -------------        -------- ----------- -------------
Total Current Assets                       4,034,405.00    3,027,971.00        0.00  1,006,434.00
                                          -------------        -------- ----------- -------------

Furniture & Fixtures                          23,329.00            0.00        0.00     23,329.00

Machinery & Equipment                        669,829.00       20,569.00        0.00    649,260.00

Office Equipment                                   0.00            0.00        0.00          0.00

Vehicles                                      39,536.00            0.00        0.00     39,536.00

Leasehold Improvements                         2,121.00            0.00        0.00      2,121.00
                                          -------------        -------- ----------- -------------
                                             734,815.00       20,569.00        0.00    714,246.00
Less:  Accumulated Depreciation             (135,053.00)      (2,054.00)       0.00   (132,999.00)
                                          -------------        -------- ----------- -------------

Total (Net) Property & Equipment             599,762.00       18,515.00        0.00    581,247.00
                                          -------------        -------- ----------- -------------

Goodwill                                     846,939.00      846,939.00        0.00          0.00

Less:  Accumulated Amortization              (84,694.00)     (84,694.00)                     0.00
Other Receivables                             74,388.00            0.00        0.00     74,388.00

Security Deposit                             180,481.00        9,403.00        0.00    171,078.00
                                          -------------        -------- ----------- -------------

Total Other Assets                         1,017,114.00      771,648.00        0.00    245,466.00
                                          -------------        -------- ----------- -------------
Less:  Accumulated Amortization

TOTAL ASSETS:                              5,651,281.00    3,818,134.00        0.00  1,833,147.00
                                          =============        ======== =========== =============

Accounts payable and Accrued               2,488,520.00    2,047,161.00   64,173.00    505,532.00

Credit Line                                   30,618.00            0.00        0.00     30,618.00
Deferred Sales                               952,578.00      722,150.00           0    230,428.00
Notes Payable                                756,460.00            0.00        0.00    756,460.00

Notes Payable - Shareholders                  99,837.00            0.00        0.00     99,837.00

Total Current Liabilities                  4,328,013.00    2,769,311.00   64,173.00  1,622,875.00
                                          -------------        -------- ----------- -------------

Long-term Liabilities

Notes payable, less current maturities         2,807.00            0.00        0.00      2,807.00
Notes payable-convertible debt               911,685.00            0.00        0.00    911,685.00
Total Long-term Liabilities                  914,492.00            0.00        0.00    914,492.00

TOTAL LIABILITIES                          5,242,505.00    2,769,311.00   64,173.00  2,537,367.00

Common Stock                                 126,447.00            0.00        0.00    126,447.00

Preferred Stock                                2,750.00            0.00        0.00      2,750.00

Additional paid in Capital - Common        9,450,628.00      964,000.00        0.00  8,486,628.00
Additional paid in Capital - Preferred       409,750.00            0.00        0.00    409,750.00
Beginning Balance Equity                           0.00            0.00        0.00          0.00
Retained Earnings (Accumulated Deficit    (7,624,650.00)      83,574.00   83,574.00 (7,624,650.00)

Current Net Loss (gain/loss)              (1,956,149.00)       1,249.00 (147,747.00)(2,105,145.00)
                                          -------------        -------- ----------- -------------
Total Stockholders' Equity                   408,776.00    1,048,823.00  (64,173.00)  (704,220.00)
                                          -------------        -------- ----------- -------------

TOTAL LIABILITIES & EQUITY                 5,651,281.00    3,818,134.00        0.00  1,833,147.00
                                          =============        ======== =========== =============

                                                   0.00            0.00        0.00          0.00

                              THE AUXER GROUP, INC.

      UNAUDITED PROFORMA COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
                    For the three months ended March 31, 2001

                                        The Auxer Group       (Less)Sale of       Pro Forma     Pro Forma
                                        Inc. (continued)     Clifton Telecard     Adjustments   Combined
Income                                            7,776,702       7,185,748                         590,954

Less Cost of Goods Sold                           7,455,555       6,902,148                         553,407
                                                 ----------           -----        --------      ----------
Gross Profit                                        321,147         283,600              --          37,547
                                                 ----------           -----        --------      ----------
OPERATIONS:

General and Administrative                        1,820,531         281,323              --       1,539,208

Depreciation                                         35,487           1,028              --          34,459

Interest Expense                                    422,462              --              --         422,462

Total Expenses                                    2,278,480         282,351              --       1,996,129
                                                 ----------           -----        --------      ----------

Income (loss) from Operations                    (1,957,333)          1,249              --      (1,958,582)

Other Income (Expenses)                               1,184
                                                 ----------           -----        --------      ----------

NET INCOME (LOSS) from continuing operations     (1,956,149)          1,249              --      (1,957,398)

Loss on disposal of Clifton Telecard, Inc.                               --        (147,747)       (147,747)
                                                 ----------           -----        --------      ----------
NET INCOME (LOSS):                               (1,956,149)          1,249        (147,747)     (2,105,145)
                                                 ----------           -----        --------      ----------

Accumulated Deficit at Beginning                 (7,624,650)             --              --      (7,624,650)
                                                 ----------           -----        --------      ----------

Accumulated Deficit at End                       (9,580,799)          1,249        (147,747)     (9,729,795)
                                                 ==========           =====        ========      ==========


Net Income (loss) per common share                     0.02                                           (0.02)
                                                       ====                                           =====

Net Income (loss) per common share -
assuming dilution                                      0.02                                           (0.01)
                                                       ====                                           =====

                              THE AUXER GROUP, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                December 31, 2000

                                        The Auxer Group  (Less)Sale of                       Pro Forma       Pro Forma
                                        Inc. (continued)  Clifton Telecard    Sub-Totals     Adjustments    Combined
                                        ----------------  ----------------    ----------     -----------    --------
Current Assets:
      Cash                                   282,023.00        (98,036.00)     183,987.00                    183,987.00
                                                                                     0.00                          0.00
      Accounts Receivable (net of          2,247,688.00     (2,015,517.00)     232,171.00                    232,171.00
      allowances $65,223)

      Inventory                            1,226,807.00       (641,968.00)     584,839.00                    584,839.00

      Subscriptions Receivable                     0.00              0.00            0.00                          0.00

      Prepaid Expenses                        33,105.00         (8,000.00)      25,105.00                     25,105.00

      Other Receivables                            0.00              0.00            0.00                          0.00
                                           ------------     -------------    ------------   ----------     ------------

      Total Current Assets                 3,789,623.00     (2,763,521.00)   1,026,102.00         0.00     1,026,102.00
                                           ------------     -------------    ------------   ----------     ------------
Property & Equipment

      Furniture & Fixtures                    23,329.00              0.00       23,329.00                     23,329.00

      Machinery & Equipment                  666,464.00        (20,569.00)     645,895.00                    645,895.00

      Vehicles                                38,036.00              0.00       38,036.00                     38,036.00

      Leasehold Improvements                   2,121.00              0.00        2,121.00                      2,121.00
                                           ------------     -------------    ------------   ----------     ------------
                                             729,950.00        (20,569.00)     709,381.00         0.00       709,381.00
      Less:  Accumulated Depreciation        (99,570.00)         1,026.00      (98,544.00)        0.00       (98,544.00)
                                           ------------     -------------    ------------   ----------     ------------
      Total (Net) Property & Equipment       630,380.00        (19,543.00)     610,837.00         0.00       610,837.00
                                           ------------     -------------    ------------   ----------     ------------
Other Assets

      Goodwill (net of amortization of       804,592.00       (804,592.00)           0.00                          0.00
      $42,347)

      Other Receivables                       42,334.00              0.00       42,334.00                     42,334.00

      Security Deposit                       140,482.00         (9,403.00)     131,079.00                    131,079.00
                                           ------------     -------------    ------------   ----------     ------------

      Total Other Assets                     987,408.00       (813,995.00)     173,413.00         0.00       173,413.00
                                           ------------     -------------    ------------   ----------     ------------
TOTAL ASSETS                               5,407,411.00     (3,597,059.00)   1,810,352.00         0.00     1,810,352.00
                                           ============     =============    ============   ==========     ============
Current Liabilities:

      Accounts payable and Accrued Expen   2,150,606.00     (1,703,122.00)     447,484.00   147,747.00       595,231.00

      Credit Line                             64,849.00              0.00       64,849.00                     64,849.00
      Deferred Sales                         846,363.00       (846,363.00)           0.00                          0.00
      Notes Payable                        1,564,353.00              0.00    1,564,353.00                  1,564,353.00

      Notes Payable - Officers                87,859.00              0.00       87,859.00                     87,859.00
                                           ------------     -------------    ------------   ----------     ------------
      Total Current Liabilities            4,714,030.00     (2,549,485.00)   2,164,545.00   147,747.00     2,312,292.00
                                           ------------     -------------    ------------   ----------     ------------
Long term debt, less current maturities        3,178.00                          3,178.00         0.00         3,178.00

      Common Stock                           104,047.00              0.00      104,047.00         0.00       104,047.00

      Preferred Stock                          2,750.00              0.00        2,750.00         0.00         2,750.00

      Additional paid in Capital - Common  8,208,056.00       (964,000.00)   7,244,056.00                  7,244,056.00

      Retained Earnings (Accumulated)     (4,828,817.00)             0.00   (4,828,817.00)        0.00    (4,828,817.00)
      Current Net Loss (gain/loss)        (2,795,833.00        (83,574.00)  (2,879,407.00)                (2,879,407.00)
      GAIN / LOSS on Sale of Clifton                                                 0.00  (147,747.00)     (147,747.00)
      Income (Loss) from Discontinued Operations                                     0.00                          0.00
                                           ------------     -------------    ------------   ----------     ------------
      Total Stockholders' Equity             690,203.00     (1,047,574.00)    (357,371.00) (147,747.00)     (505,118.00)
                                           ------------     -------------    ------------   ----------     ------------
TOTAL LIAB.and STOCKHOLDERS' EQUITY        5,407,411.00     (3,597,059.00)   1,810,352.00         0.00     1,810,352.00
                                           ============     =============    ============   ==========     ============
                                                   0.00              0.00            0.00         0.00             0.00

      UNAUDITED PROFORMA COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
                  For the twelve months ended December 31, 2000

                                            The Auxer Group  (Less)Sale of                       Pro Forma       Pro Forma
                                           Inc. (continued)  Clifton Telecard    Sub-Totals      Adjustments     Combined
                                           ----------------  ----------------    ----------     -----------    --------
Income                                          $ 10,993,570     $ (9,295,676)    $ 1,697,894                      $1,697,894

Less Cost of Goods Sold                          (10,024,260)       8,873,890      (1,150,370)                    (1,150,370)
                                             ---------------------------------------------------------------------------------
Gross Profit                                         969,310         (421,786)        547,524               -         547,524
                                             ---------------------------------------------------------------------------------

OPERATIONS:

General and Administrative                         3,619,994         (337,186)      3,282,808                       3,282,808

Depreciation                                         111,145           (1,026)        110,119                         110,119

Interest Expense                                      36,524                -          36,524                          36,524

                                             ---------------------------------------------------------------------------------
Total Expenses                                     3,767,663         (338,212)      3,429,451               -       3,429,451

                                             ---------------------------------------------------------------------------------

Income (loss) from Operations                     (2,798,353)         (83,574)     (2,881,927)                     (2,881,927)

Other Income (Expenses)                                2,520                            2,520                           2,520

                                             ---------------------------------------------------------------------------------
Income (Loss) from continuing Operations          (2,795,833)         (83,574)     (2,879,407)              -      (2,879,407)

Loss on disposal of Clifton Telecard, Inc.                                                  -        (147,747)       (147,747)
                                                           -                                -               -
                                             ---------------------------------------------------------------------------------
NET INCOME (LOSS):                              $ (2,795,833)       $ (83,574)   $ (2,879,407)     $ (147,747)   $ (3,027,154)

                                             ---------------------------------------------------------------------------------
Accumulated Deficit at Beginning                  (4,828,817)               -      (4,828,817)                     (4,828,817)

                                             ---------------------------------------------------------------------------------
Accumulated Deficit at End                        (7,624,650)         (83,574)     (7,708,224)       (147,747)     (7,855,971)
                                             =================================================================================

Net Income (loss) per common share                         -                -               -               -               -

Net Income (loss) per common share -
assuming dilution                                          -                -               -               -               -

                              THE AUXER GROUP, INC.

            UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                  For the twelve months ended December 31, 1999

                                      The Auxer Group,   Auxer Telecom  Clifton Telecard   Sub-totals     Pro Forma   Pro Forma
                                            Inc.                                                          Adjustment  Combined
                                      =========================================================================================
Income                                      $ 871,259                    $ 8,289,628     $ 9,160,887                   $9,160,887

Less Cost of Goods Sold                      (622,210)                    (8,053,678)     (8,675,888)                  (8,675,888)
                                      ---------------------------------------------------------------------------------------------
Gross Profit                                  249,049               -        235,950         484,999              -       484,999
                                      ---------------------------------------------------------------------------------------------

OPERATIONS:

General and Administrative                  1,302,418               -        236,047       1,538,465                    1,538,465

Amortization of goodwill                            -               -              -                        169,388       169,388

Depreciation                                   11,626          51,933              -          63,559                       63,559

Interest Expense                               10,618          61,120              -          71,738                       71,738
                                      ---------------------------------------------------------------------------------------------
Total Expenses                              1,324,662         113,053        236,047       1,673,762        169,388     1,843,150
                                      ---------------------------------------------------------------------------------------------

Income (loss) from Operations              (1,075,613)       (113,053)           (97)     (1,188,763)      (169,388)   (1,358,151)

Other Income (Expenses):                          706               -              -

Loss on Abandonment                                 -               -              -
                                      ---------------------------------------------------------------------------------------------
NET INCOME (LOSS) before
  extraordinary item                       (1,074,907)       (113,053)           (97)     (1,188,057)      (169,388)   (1,357,445)
                                      ---------------------------------------------------------------------------------------------

Extraordinary item, gain on
  forgiveness of debt                          99,780
                                      ---------------------------------------------------------------------------------------------

NET INCOME (LOSS):                         $ (975,127)     $ (113,053)         $ (97)   $ (1,188,057)    $ (169,388)  $(1,357,445)
                                      =============================================================================================

Net Income (loss) per common share                                                                                        $ (0.02)
                                                                                                                   ===============

Weighted average shares outstanding (000's)                                                                                50,756
                                                                                                                   ===============

                  INTRODUCTION TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

The following unaudited pro forma consolidated statements of operations reflect adjustments to Auxer's historical consolidated statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000, to give effect to the acquisition of Clifton Telecard and equipment by the newly formed subsidiary Auxer Telecom as if it had occurred on January 1, 1999.

The unaudited pro forma consolidated statements of operations are note necessarily indicative of what the actual results of operations of Auxer would have been assuming the transactions had been completed as set forth above, nor do they purport to represent Auxer's results of operations for future periods.

The following unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Auxer.

                              THE AUXER GROUP, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEETs

                                  June 30, 2000

                                       The Auxer Group,   Auxer Telecom  Clifton Telecard  Sub-totals  Pro Forma    Pro Forma
                                             Inc.                                                      Adjustments  Combined
                                      ---------------------------------------------------------------------------------------------
                   ASSETS
Current Assets:
       Cash                                  $ 19,420                      $ 406,835      $ 426,255                  $   426,255

       Accounts Receivable, net               362,696                        429,624        792,320                      792,320

       Inventory                              639,386                        404,578      1,043,964                    1,043,964
                                       -------------------------------------------------------------------------------------------
       Total Current Assets                 1,021,502               0      1,241,037      2,262,539              0     2,262,539
                                       -------------------------------------------------------------------------------------------

Property & Equipment, net                      79,949         415,468         21,504        516,921                      516,921

Other Assets                                   45,396                          9,596         54,992                       54,992

Goodwill (net of amortization of $254,082)                                                        0        592,857       592,857
                                       -------------------------------------------------------------------------------------------
TOTAL ASSETS                              $ 1,146,847       $ 415,468    $ 1,272,137    $ 2,834,452      $ 592,857    $3,427,309
                                       ===========================================================================================

          LIABILITIES AND CAPITAL

Current Liabilities:

   Accounts payable and Accrued Expenses    $ 350,948       $ 101,680    $ 1,097,048    $ 1,549,676                   $1,549,676

       Credit Line                             64,203                                        64,203                       64,203

                                                                                                  0                            0

       Notes Payable                           84,278         509,334                       593,612                      593,612

       Notes Payable - shareholders            85,368                                        85,368                       85,368
                                       -------------------------------------------------------------------------------------------
       Total Current Liabilities              584,797         611,014      1,097,048      2,292,859              0     2,292,859
                                       -------------------------------------------------------------------------------------------

Long term debt, less current maturities         3,702                                         3,702                        3,702

Stockholder's Equity

       Common stock, 150,000,000 shares
       authorized at $.001 par value          78,912                         117,061        195,973       (117,061)       78,912

       Preferred stock, 25,000,000 shares
       authorized at $.001 par value,
        2,750,000 outstanding                   2,750                                         2,750              0         2,750

       Additional paid in Capital           5,883,416                                     5,883,416        964,000     6,847,416

       (Deficit)                           (5,406,730)       (195,546)        58,028     (5,544,248)      (254,082)   (5,798,330)
                                       -------------------------------------------------------------------------------------------
       Total Stockholders' (Deficit)          558,348        (195,546)       175,089        537,891        592,857     1,130,748
                                       -------------------------------------------------------------------------------------------

TOTAL LIAB.and CAPITAL                    $ 1,146,847       $ 415,468    $ 1,272,137    $ 2,834,452      $ 592,857    $3,427,309
                                       ===========================================================================================
                                                    0               0              0              0              0             0

                              THE AUXER GROUP, INC.

            UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                     For the six months ended June 30, 2000

                                      The Auxer Group,  Auxer Telecom  Clifton Telecard   Sub-totals   Pro Forma     Pro Forma
                                           Inc.                                                        Adjustment    Combined
                                      =============================================================================================

Income                                    $ 1,050,918                    $ 8,950,453   $ 10,001,371                  $ 10,001,371

Less Cost of Goods Sold                      (705,453)                    (8,582,589)    (9,288,042)                   (9,288,042)
                                      --------------------------------------------------------------------------------------------
Gross Profit                                  345,465               -        367,864        713,329              -        713,329
                                      --------------------------------------------------------------------------------------------

OPERATIONS:

General and Administrative                    904,008               -        291,583      1,195,591                     1,195,591

Amortization of goodwill                            -               -              -                        84,694         84,694

Depreciation                                    8,846          51,933              -         60,779                        60,779

Interest Expense                                8,005          30,560              -         38,565                        38,565
                                      --------------------------------------------------------------------------------------------
Total Expenses                                920,859          82,493        291,583      1,294,935         84,694      1,379,629
                                      --------------------------------------------------------------------------------------------

Income (loss) from Operations                (575,394)        (82,493)        76,281       (581,606)       (84,694)      (666,300)

Other Income (Expenses):                            -               -              -

Loss on Abandonment                            (2,518)              -              -
                                      --------------------------------------------------------------------------------------------

NET INCOME (LOSS):                         $ (577,912)      $ (82,493)      $ 76,281     $ (584,124)     $ (84,694)    $ (668,818)
                                      ============================================================================================

Net Income (loss) per common share                                                                                        $ (0.01)
                                                                                                                   ===============
Weighted average shares outstanding (000's)                                                                                68,737
                                                                                                                   ===============

NOTES TO THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

Note 1- The Pro Forma Statements of Operations assume that the acquisitions of Clifton Telecard and the Telecom switching equipment occurred on January 1, 1999. For purpose of the Pro Forma Statements of Operations for the year ended December 31, 1999 and the six months ended June 30, 2000, Auxer Group's historical statements of operations for the year ended December 31, 1999 and the six months ended June 30 1999 were combined with the estimated results of Clifton Telecard and Auxer Telecom.

Note 2- Goodwill represents the excess acquisition costs over the fair value of net assets of Clifton Telecard. The Goodwill of $846,939 is being amortized on a straight line basis over five years.

Note 3- The estimated proforma depreciation for Auxer Telecom is based upon the equipment fair value and the equipment is being depreciated over its estimated useful life of five years. Company policy is to take one half year's depreciation in the year of acquisition.

Note 4- Interest expense reflects imputed interest at a rate of 12% on the loan payable for the equipment.

              CLIFTON TELECARD ALLIANCE, INC.

                       INDEX

INDEPENDENT AUDITOR'S REPORT                     1

BALANCE SHEETS                                   2

STATEMENT OF OPERATIONS                          3

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY    4

STATEMENTS OF CASH FLOWS                         5

NOTES TO FINANCIAL STATEMENTS                  6-9

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, PC
IS MAIDEN LANE - SUITE 1003 - NEW YORK NY 10038- TEL (212)
406-7272 -FAX (212) 513-1930

              INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Clifton Telecard Alliance, Inc.

We have audited the balance sheets of Clifton Telecard Alliance, Inc. as of June 30, 2000 and December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the six months ended June 30, 2000 and the period March 18, 1999 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clifton Telecard Alliance, Inc. as of June 30, 2000 and December 31, 1999, and the results of its operations and its cash flows for the periods ended June 30, 2000 and December 31, 1999 in conformity with generally accepted accounting principles.

September 22, 2000
Kempisty & Company
Certified Public Accountants PC
New York, New York

                       CLIFTON TELECARD ALLIANCE, INC.
                              BALANCE SHEETS

                                            June 30,   December 31,
                                            2000       2000
                                           --------    ------------
                  ASSETS
                 --------
Current Assets
  Cash and equivalents                    $  406,835     $  46,282
  Accounts receivable                     $  429,624     $ 361,344
  Inventory (Note 2)                      $  404,578     $ 362,915
                                         ----------    ------------
      Total current Assets                $1,241,037     $ 770,541

  Fixed assets-net (Note 3)               $   21,504     $  26,880

Other assets

  Organization expense-net (Note 4)       $      293     $     333
  Security deposit                        $    9,303     $   9,303
                                         -----------    ------------
       Total Other Assets                 $    9,596     $   9,636
                                         -----------    ------------
TOTAL ASSETS                              $1,272,137     $ 807,057

       LIABILITIES AND STOCKHOLDERS' EQUITY
      -------------------------------------
Liabilities

 Account payable and accrued expenses     $  839,348     $ 599,835
 Income taxes payable                     $   18,156     $     -
                                        ------------    ------------
      Total Current Liabilities           $  857,504     $ 599,835

Commitments and contingencies (Note 6)    $     -        $     -

Stockholders' Equity

 Common stock no par value, 1,000 shares  $  150,000     $ 150,000
  authorized, issued and outstanding
 Additional paid in capital               $  206,605     $  57,319
 Retained earnings                        $   58,028     $     (97)
                                        ------------    ------------
         Total Stockholders' Equity       $  414,633     $ 207,222
                                        ------------    ------------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                     $1,272,137     $ 807,057
                                        ------------    ------------

                        See Notes to Financial Statements

                         CLIFTON TELECARD ALLIANCE, INC.
                            STATEMENTS OF OPERATIONS

                                                             March 18,
                                                             1999 (Date
                                    For the six              of Inception)
                                    months                   through
                                    ended                    December 31,
                                    June 30, 2000            1999
                                    -------------            -------------
Sales revenues                     $   8,950,453             $   8,289,628

Cost of sales                      $   8,582,589             $   8,053,678
                                    -------------            -------------

Gross profit                       $     367,864             $     235,950

General and administrative expenses$     291,583             $     236,047
                                    -------------            -------------

Gain (Loss) from operations        $      76,281             $        (97)

Provision for income taxes         $     (18,156)            $       -
                                   --------------            -------------

Net income (loss)                  $      58,125             $        (97)
                                   --------------            -------------

                        See Notes to Financial Statements

                         CLIFTON TELECARD ALLIANCE, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
           For the period ended June 30, 2000 and the period March 18, 1999 (Date of inception) to December 31, 1999

                                                      Common Stock              Additional
                                                     No Par Value               Paid in
                                                   Shares        Amount         Capital        Deficit         Total
                                                   -------      -------         --------       -------         ------
Balance March 18, 1999                                 --       $     --        $     --       $     --        $      --
Issuance of common stock
to Founders                                         1,000       $ 150,000 $           --       $     --        $ 150,000
Additional paid in capital                             --       $     --        $ 57,319       $     --        $  57,319
Net loss of the period ended
December 31, 1999                                      --       $     --        $     --       $    (97)       $
(97)

                                                   ------       --------        --------       --------        ---------
Balance December 31, 1999                           1,000       $ 150,000 $       57,319       $    (97)       $ 207,222
Additional paid in capital                             --       $     --        $149,286       $     --        $ 149,286
Net income for the six months
ended June 30, 2000                                    --       $     --        $     --       $ 58,125        $  58,125
                                                   ------       --------        --------       --------        ---------
Balance June 30, 2000                               1,000       $ 150,000       $206,605       $ 58,028        $ 414,633
                                                   ------       --------        --------       --------        ---------

                        See Notes to Financial Statements

                     CLIFTON TELECARD ALLIANCE, INC.
                        STATEMENTS OF CASH FLOWS

                                                      For the six         For the period
                                                         months              ended
                                                          ended            December 31,
                                                       June 30, 2000           1999
                                                      ---------------     ---------------
Operating Activities
-----------------------
Net income or (loss)                                       $  58,125        $     (97)
 Adjustments to reconcile net income or (loss)
  to net cash (used provided by
  operating activities:

Depreciation and amortization                              $   5,416        $   6,787
Changes in operating assets and liabilities:

(Increase) decrease in

 accounts receivable                                       $ (68,280)       $(361,334)
(Increase) decrease in inventory                           $ (41,663)       $(362,915)
(Increase) decrease in other assets                        $      --        $  (9,303)
Increase (decrease) in payables
 and accrued expenses                                      $ 257,669        $ 599,835
                                                           ---------        ---------
Net cash (used) provided by
 operating activities                                      $ 211,267        $(127,037)

Financing Activities
---------------------

 Capital contribution                                      $ 149,286        $  57,319
 Issuance of common stock                                  $      --        $ 150,000
                                                           ---------        ---------
 Net cash provided by investing activities                 $ 149,286        $ 207,319

Investing Activities
----------------------

 Purchase of fixed assets                                  $      --        $ (33,600)
 Organization costs                                        $      --        $    (400)
                                                           ---------        ---------
Net cash provided by investing activities                  $      --        $ (34,000)

 Increase (decrease) in cash                               $ 360,553        $  46,282
 Cash at beginning of period                               $  46,282        $      --
                                                           ---------        ---------
 Cash at end of period                                     $ 406,835        $  46,282
                                                           ---------        ---------
 Supplemental Disclosures of Cash Flow Information:
 Cash paid during year for:
 Interest                                                  $      --        $      --
                                                           ---------        ---------
 Income taxes                                              $      --        $      --
                                                           ---------        ---------

                           See Notes to Financial Statements

             CLIFTON TELECARD ALLIANCE, INC.

             NOTES TO FINANCIAL STATEMENTS
         June 30, 2000 and December 31, 1999

Note 1- ORGANIZATION & OPERATIONS

        Clifton Telecard Alliance, Inc. was incorporated in the State of New Jersey on March 18, 1999.

        The Company is in the business of prepaid phone card sales.

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   a.   Revenue

        The Company records revenue when products are shipped to customers.

   b.   Property and Equipment

        Property and equipment are accounted for at cost and are depreciated over their estimated useful lives on a straight-line basis.

   c.   Income Taxes

        The Company adopted Statement of Financial
Accounting Standards No. 109, "Accounting for Income Taxes", ("SFAS No. 109") which requires the asset and liability method of accounting for income taxes. Enacted statutory tax rates are applied to temporary differences arising from the differences in financial statement carrying amounts and the tax basis of existing assets and liabilities.

   d.   Inventories

        Inventories consist of prepaid phone cards and are stated at the lower of cost or market. Cost is computed on the first-in, first-out basis.

   e.   Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   f.   Comprehensive Income

        The Company has adopted Statement of Financial
Accounting Standards  No. 130, "Reporting Comprehensive
Income" ("SFAS No. 130"). SFAS No. 130 requires an entity to report comprehensive income and its components and increases financial reporting disclosures. This standard has no impact on the Company's financial position, cash flows or results of operations since the Company's comprehensive income is the same as its reported net income for the periods presented.

   g.   Concentrations of Credit Risk

        Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash, which is maintained in a high-quality financial institution. The Company extends credit to various customers and establishes an allowance for doubtful accounts for specific customers that it determines to have significant credit risk. The Company provides allowances for potential credit losses when necessary. Due to the short operating history of the Company, its short payment terms and its ability to discontinue phone service on unpaid cards, the Company has had no credit losses to reserve for.

Note 3 - FIXED ASSETS


                                      June 30, 2000        December 31, 1999
                                     ----------------------------------------
Furniture and equipment                 $33,600               $33,600
Accumulated depreciation                (12,096)               (6,720)
                                     ----------------------------------------
                                        $21,504               $26,880


Note 4 - ORGANIZATION EXPENSE

                                      June 30, 2000          December 31, 1999
                                     -----------------------------------------
Organization expense                       $400                  $400
Less accumulated amortization              (107)                  (67)
                                     -----------------------------------------
                                           $293                  $333

Note 5 - INCOME TAXES

The provision (benefit) for income taxes consisted of the following:

                                      Six months ended         Period ended
                                       June 30, 2000         December 31, 1999
                                     ------------------------------------------
Current:
Federal tax expenses                    $11,350                  $  -
State tax expense                         6,800                     -
Deferred:
Federal tax expense                        -                        -
State tax expense                          -                        -
                                     ------------------------------------------
                                        $18,150                     -
                                     ==========================================

A reconciliation of differences between the statutory
U.S. federal income tax rate and the Company's effective tax rate follows:

                                       Six months ended         Period ended
                                       June 30, 2000         December 31, 1999
                                     ------------------------------------------
Statutory federal income tax                  34%                  -
State income tax-net of federal benefit        5%                  -

Benefit of lower Federal tax bracket         -16%                  -
                                              23%                  -
                                           ------              ------

               CLIFTON TELECARD ALLIANCE, INC.

              NOTES TO FINANCIAL STATEMENTS
           June 30, 2000 and December 31, 1999

Note 6 - COMMITMENTS

On April 9, 1999 the Company entered into a lease agreement for office space which expires in the year 2009. Rent expense for the Company for the six months ended June 30, 2000 was $32,922 and for 1999 was $35,597. Remaining commitments under the lease mature as follows:

            Year Ending December 31,           Amount
            ------------------------           ------
                     2000                     $55,820
                     2001                      59,541
                     2002                      63,263
                     2003                      66,054
                     2004                      68,845
                     2005 and thereafter      330,268
                                             ----------
                                             $643,791
                                             ==========

Note 7- OFF BALANCE SHEET RISK

The Company purchases prepaid phone cards from various telephone companies who agree to provide long distance phone service to the card holder after the Company activates the phone card when it is sold. In the event the long distance service provider does not provide the service or goes out of business the Company would be responsible for refunding the purchase price of the phone card.

The Company mitigates its risk by dealing with well capitalized long distance service providers.

                                TABLE OF CONTENTS

Prospectus Summary.
The Offering.
Summary Financial Information
Risk Factors.
Use of Proceeds
Dividend Policy

Management's Discussion and Analysis of
Financial Condition or Plan of
Operation
Business.

Management.
Principal Shareholders.
Description of Securities
Shares Eligible for Future Sale
Selling Security Holders.
Legal Matters
Experts
Additional Information.

Financial Statements......................................       F-1
UNTIL , 2001 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN OUR COMMON SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


               92,468,501 SHARES OF COMMON STOCK, $.001 PAR VALUE
                                   PROSPECTUS

                                     , 2001

Part II - Information Not Required In Prospectus

Item 24: Indemnification of Directors and Officers

The Auxer Group's Certificate of Incorporation includes provisions to eliminate, to the full extent permitted by Delaware General Corporation Law as in effect from time to time, the personal liability of directors of the Auxer Group for monetary damages arising from a breach of their fiduciary duties as directors. The Certificate of Incorporation also includes provisions to the effect that the Auxer Group shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify any director or officer. In addition, the Auxer Group's By-laws require the Auxer Group to indemnify, to the fullest extent permitted by law, any director, officer, employee or agent of the Auxer Group for acts which such person reasonably believes are not in violation of the Auxer Group's corporate purposes as set forth in the Certificate of Incorporation.

Section 145(a) of the Delaware Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of non contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Section 145(b) of the Delaware Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suite by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145(c) of the Delaware Law provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 145(d) of the Delaware Law states that any indemnification under subsections (a) and (b) of section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 145(e) of the Delaware Law provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 145(f) of the Delaware Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of section 145.

Section 145(j) of the Delaware Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Item
25. Other Expenses Of Issuance And Distribution The following table sets forth the estimated expenses to be borne by us (also referred to within as the Registrant) in connection with the issuance and distribution of our Common Shares pursuant to the Offering.

SEC registration fee                                     $500
Legal fees                                             $25,000
Accounting fees                                         $5,000
Blue Sky fees                                           $2,500
Printing and miscellaneous fees                         $2,500
Total fees and expenses                                $35,500

ITEM 26. Recent Sales of Unregistered Securities

The following paragraphs set forth information with respect to all securities sold by us within the past three years without registration under the Securities Act of 1933, as amended (the "Securities Act"). The information includes the names of the purchasers, the date of issuance, the title and number of securities sold and the consideration received by us for the issuance of these shares.

In August 1997 through June 1998, the Auxer Group issued an aggregate of 255,000 shares of its Common Stock to Mr. Chapchal, Jos Coad, Peter Antil and Ivor Lewis for consulting services rendered in connection with investments in the United Kingdom based software companies valued at $87,030. Such investors were sophisticated investors, had pre-existing relationships with members of management of the Auxer Group and had access to relevant information pertaining to the contemplated operations of the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to
Section 4(2) of the Act.

In October 1997 through September 1998, the Auxer Group issued an aggregate of 700,000 shares of its Common Stock to Frank Palmari and Jan Talamo of Media Marketing for marketing consulting services rendered valued at $100,250. Such investors were sophisticated investors based on their financial resources and knowledge of investments, had access to or were provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to
Section 4(2) under the Act.

In January 1998 through January 1999, the Auxer Group issued an aggregate of 4,995,833 shares of its Common Stock to the Augustine Fund in conversion of a series of 16 convertible demand notes of $10,000 each, accruing interest at the rate of 8% per annum, for a total of $160,000. 1,000,000 shares of the total 4,995,833 are accounted for on the 1999 Consolidated Statement of Changes in Stockholder Equity. The remaining 3,995,833 shares are accounted for on the 1998 Consolidated Statement of Changes in Stockholder Equity. Tom Dyzinski exercised control of the Augustine Fund. Such investor was a sophisticated investor based on his financial resources and knowledge of investments, had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was issued pursuant to the exemption of Rule 504 of Regulation D under the Securities Act of 1933, as amended.

In March through October 1998, the Auxer Group issued an aggregate of 675,000 shares of its Common Stock to Elite Public Relations (400,000 shares), Investments 101 Ltd. (75,000 shares), and Wall Street Investments (200,000 shares) for public relations consulting services rendered valued at $121,000. Jason Mantione exercised control of Elite Public Relations. Jeffery Brommer exercised control of Investments 101. Anthony Tomaso exercised control of Wall Street Investments. Such investors were sophisticated investors based on their financial resources and knowledge of investments, had access to or were provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In April 1998, the Auxer Group issued 100,000 shares of its Common Stock to Louis Szilezy for consulting services rendered valued at $19,000. Such investor was a sophisticated investor based on his financial resources and knowledge of investments, had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In June 1998, the Auxer Group issued an aggregate of 320,000 shares of its Common Stock to Acebarn Limited, David Jolly, and Romande Limited pursuant to releasing any rights and claims against the Auxer Group in connection with the sale of the software investment valued at $32,230. Paul Macaulay exercised control of Acebarn Limited. Brian Aukett exercised control of Romande Limited. Such investors were either sophisticated investors, had pre-existing relationships with members of management of the Auxer Group and had access to relevant information pertaining to the contemplated operations of the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act. In June and July 1998, the Auxer Group issued an aggregate of 1,200,000 shares of its Common Stock to Tripp & Co. (250,000 shares), Capital Investments (200,000 shares) and Rapid Release Research (750,000 shares) for financial consulting services rendered valued at $183,250. Donald Carman exercised control of Tripp & Co. Randy Wheeler exercised control of Capital Investments. Bruce Pollock exercised control of Rapid Release Research. Such investors were sophisticated investors based on their financial resources and knowledge of investments, had access to or were provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In August 1998, the Auxer Group issued 35,000 shares of its common stock to the Law offices of Roger Fidler for legal services rendered valued at $5,600. Such investor was a sophisticated investor based on his financial resources and knowledge of investments, had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to
Section 4(2) under the Act.

From January through December 1998, the Auxer Group issued an aggregate of 15,551,490 shares of its common stock in cash consideration of $445,725 to 13 sophisticated investors pursuant to exemption from registration provided by Regulation D Rule 504. Such investors were sophisticated investors based on their financial resources and knowledge of investments, had access to or were provided with relevant financial and other information relating to the Auxer Group. The issuances were as follows:

Date Issued                    Investor                     Cash Consideration                     # of Shares
                               --------                     ------------------                     -----------
2-3-98                         James Tilton                           $20,000                      200,000
2-3-98                         Jerry Schwartz                          $2,500                       25,000
2-3-98                         Stewart Schwartz                        $2,500                       25,000
2-26-98                        James Tilton                           $25,000                      250,000
3-4-98                         Jerry Schwartz                          $2,050                       20,500
3-4-98                         Stewart Schwartz                        $2,050                       20,500
3-18-98                        James Tilton                           $20,000                      200,000
3-31-98                        James Tilton                           $15,000                      200,000
4-14-98                        James Tilton                            $7,500                      100,000
4-14-98                        Edward Scodak                           $3,000                       30,000
4-14-98                        Jerry & Stewart Schwartz               $15,000                      150,000
4-27-98                        James Tilton                           $10,125                      135,000
4-27-98                        Jerry & Stewart Schwartz                $3,000                       40,000
5-11-98                        Andy Dyer                               $5,000                      100,000
5-11-98                        James Tilton                           $10,000                      180,000
5-11-98                        Jerry Schwartz                         $10,000                      133,333
5-21-98                        Jerry & Stewart Schwartz                $7,000                      140,000
5-28-98                        James Tilton                            $9,625                      192,500
5-28-98                        Laurie Harvey                             $375                        7,500
6-8-98                         Jerry & Stewart Schwartz                $5,000                      125,000
6-15-98                        James Tilton                           $10,000                      200,000
6-24-98                        Jerry & Stewart Schwartz               $16,000                      400,000
6-24-98                        James Tilton                            $5,000                      100,000
7-9-98                         James Tilton                            $7,500                      250,000
7-9-98                         Jerry & Stewart Schwartz               $14,000                      280,000
8-3-98                         James Tilton                           $27,040                      545,000
8-3-98                         Kurt Vezner                             $2,960                       60,000
8-4-98                         Jerry & Stewart Schwartz               $10,000                      200,000
8-24-98                        James Tilton                            $5,000                      166,666
9-11-98                        Jerry & Stewart Schwartz               $10,000                      300,000
9-23-98                        Sandra Lam                             $50,000                    1,250,000
10-6-98                        Jerry Schwartz                          $2,000                      125,000
10-6-98                        Stewart Schwartz                        $2,000                      125,000
10-10-98                       James Stedman                          $10,000                      200,000
10-18-98                       Coastal International                   $6,250                      500,000
10-18-98                       Jeff Applebaum                          $6,250                      500,000
10-20-98                       Emerald Group Management               $12,500                    1,000,000
10-24-98                       Olympia Partners, LLC                  $15,000                    1,000,000
11-3-98                        Olympia Partners, LLC                   $7,500                      750,000
12-1-98                        Coral Cove Partners                     $8,750                    1,029,412
12-8-98                        Nismic Sales Corp.                      $8,750                    1,029,412
12-14-98                       Olympia Partners, LLC                  $10,000                      666,667
12-17-98                       Jerry & Stewart Schwartz                $8,500                    1,000,000
12-17-98                       Ashbourne Associates                    $8,000                      800,000
12-17-98                       J. Prince Inc.                          $8,000                      800,000
Total                                                                $445,725                   15,551,490

Seth Fireman exercised control over Olympia Partners, LLC. Jeff Applebaum exercised control over Coral Cove Partners and Ashbourne Associates. Jared Shaw exercised control over Coastal International, the Emerald Group Management and
J. Prince Inc. Michael Mannis exercised control over Nismic Sales Corp. In January 1999, the Auxer Group issued 2,750,000 shares of its Preferred Stock to Eugene Chiaramonte, Jr. and Ronald Shaver in exchange for reducing the loans and expenses due and deferred compensation from the Auxer Group valued at $412,500. Such investors were sophisticated investors, were employees and members of management of the Auxer Group and had access to relevant information pertaining to the contemplated operations of the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to
Section 4(2) of the Act.

In February 1999, the Auxer Group issued 489,000 shares of its Common Stock to MYD Marine Distributor, Inc. ("MYD") for services rendered in connection with lawsuit settlement valued at $39,240. In March 1998, MYD filed a lawsuit against the Auxer Group and Harvey-Westbury Corp. in Dade County, Florida. The lawsuit was based on breach of contract under an agreement to distribute goods between MYD and Harvey- Westbury. Dan Delmonico exercised control over MYD. Such investor was a sophisticated purchaser based on his financial resources and knowledge of investments, had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to
Section 4(2) of the Act.

In April 1999, the Auxer Group issued 836,700 shares of its Common Stock to Ernest DeSaye Jr. in connection with the exchange of assets agreement valued at $89,945. Such investor was a sophisticated investor, had pre-existing relationships with members of management of the Auxer Group and had access to relevant information pertaining to the contemplated operations of the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act under the Act. In November 1999 the Auxer Group issued 100,000 shares of its common stock to Roger Fidler, Esquire for general legal counsel. Such investor was a sophisticated investor based on his financial resources and knowledge of investments, had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) under the Act.

From January through December 1999, the Auxer Group issued an aggregate of 17,950,000 shares of its common stock in cash consideration of $750,000 to 8 sophisticated investors pursuant to exemption from registration provided by Regulation D, Rule 504. Such investor were accredited or otherwise qualified investors based on their financial resources and knowledge of investments, had access to or were provided with relevant financial and other information relating to the Auxer Group. The issuances were as follows:

Date Issued                      Investor                        Cash Consideration             # of Shares
                                 --------                        ------------------             -----------
1-6-99                           J. Prince Inc.                  $20,000                        2,000,000
1-12-99                          Patrick Rost                    $40,000                        1,000,000
1-21-99                          James Tilton                    $30,000                        1,000,000
1-23-99                          Patrick Rost                    $40,000                        1,000,000
2-1-99                           Patrick Rost                    $40,000                        1,000,000
2-3-99                           Patrick Rost                    $40,000                        1,000,000
2-23-99                          Patrick Rost                    $40,000                        1,000,000
3-25-99                          James Tilton                    $25,000                          500,000
3-29-99                          James Tilton                    $25,000                          500,000
4-1-99                           Andy Dyer                       $10,000                          150,000
4-9-99                           James Tilton                    $50,000                        1,000,000
8-26-99                          J Tilton, LLC                  $160,000                        3,200,000
8-26-99                          Patrick Rost                    $50,000                        1,000,000
                                 Associates, LLC
8-27-99                          Patrick Rost                    $50,000                        1,000,000
                                 Associates, LLC
10-26-99                         Thomas Trobiano                 $15,000                          300,000
11-1-99                          Patrick Rost                    $25,000                          500,000
                                 Associates, LLC
12-14-99                         J Tilton, LLC                   $15,000                          300,000
12-14-99                         Patrick Rost                    $25,000                          500,000
                                 Associates, LLC
12-27-99                         Dyer Capital Group,             $50,000                        1,000,000
                                 LLC
- -------                        -------------                  --------                        ---------
Total                                                        $   750,000.00                    17,950,000

Jared Shaw exercised control over J. Prince Inc. James Tilton exercised control over J.D. Tilton, LLC. Patrick Rost exercised control over Patrick Rost Associates, LLC. Andy Dyer exercised control over Dyer Capital Group, LLC. In connection with the offering, Harvey Murdock served as the selling agent and received $5,000 for his services as selling agent.

In January 2000, the Auxer Group issued an aggregate of 8,266,666 shares of its common stock in connection with an offering pursuant to Regulation D, Rule 504 in cash consideration of $248,000. The offering was closed in January 2000. Such investors were accredited or otherwise sophisticated investors based on their financial resources and knowledge of investments, had access to or were provided with relevant financial and other information relating to the Auxer Group.

In March 2000, the Auxer Group issued an aggregate of 300,000 shares to Steve Trobiano valued at $19,500 in connection with the exchange of assets (vehicle). Such investor was a sophisticated investor, had pre-existing relationship with members of management of the Auxer Group and had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares was exempt from registration requirements of the Act pursuant to Section 4(2) under the Act.

In March 2000, the Auxer Group issued an aggregate of 2,043,182 shares of its common stock in cash consideration of $109,875 to Jan Talamo (209,091 shares), Frank Palmieri (209,091 shares), Stewart & Jerry Schwartz (1,125,000 shares) and Thomas Trobiano (500,000 shares). Such investors were sophisticated investors, had pre-existing relationships with members of management of the Auxer Group and had access to or were provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Section 4(2) under the Act.

In July 2000, the Auxer Group issued an aggregate of 400,000 shares of its common stock in cash consideration of $20,000 to Thomas Trobiano. Such investor was a sophisticated investor, had pre-existing relationships with members of management of the Auxer Group and had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Section 4(2) under the Act.

In September 2000, the Auxer Group issued an aggregate of 600,000 shares of its common stock for consulting services rendered by James Morris. Such investor was a sophisticated investors, had pre-existing relationships with members of management of the Auxer Group and had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Section 4(2) under the Act.

In September 2000, the Auxer Group issued an aggregate of 3,000,000 shares of its common stock to Mustafa Qattous (1,000,000 shares), Aref Aref (1,000,000 shares), and Samir Khalaf (1,000,000) in connection with the acquisition of Clifton Telecard Alliance. The 1,000,000 shares issued to Samir Khalaf were in consideration for services rendered specifically associated with the telecom acquisition. The 2,000,000 shares of common stock issued to Mustafa Qattous and Aref Aref were in consideration for assets sold to the Auxer Group. Such investors were a sophisticated investors, had pre-existing relationships with members of management of the Auxer Group and had access to or were provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Section 4(2) under the Act.

In December 2000, the Auxer Group issued an aggregate of 2,725,000 shares of its common stock to Kador Investment Co. Ltd. (500,000 shares), Ted Liebowitz (500,000 shares), Starling Corp. (1,000,000 shares), Jacqueline Balough (125,000 shares), Rina Sugarman (350,000 shares), and Leon Kahn (250,000) in connection with the Bridge Loan with PHD Capital Corp. These shares were issued as part of the bridge loan agreements we entered into with the above shareholders. All of the bridge loan agreements were converted into a Regulation D Rule 506 offering we undertook in January 2001. The Auxer Group issued promissory notes to each investor as follows: Kador Investment Co. Ltd - $100,000; Ted Liebowitz - $100,000; Starling Corp. - $200,000; Jacqueline Balough - $25,000; Rina Sugarman
- - $70,000; and Leon Kahn - $50,000. The Auxer Group received an aggregate of $545,000 in cash for the issuance of such shares and executed promissory notes in favor of the above investors. Such investors were sophisticated investors, had pre-existing relationships with members of management of the Auxer Group and had access to or were provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Section 4(2)under the Act.

In December 2000, the Auxer Group issued an aggregate of 400,000 shares of its common stock in cash consideration of $10,000 to Steve Trobiano. Such investor was a sophisticated investor, had pre-existing relationships with members of management of the Auxer Group and had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Section 4(2) under the Act.

In January 2001, we undertook a Regulation D Rule 506 offering whereby we incurred debt of $911,685.01 and agreed to issue a maximum of 91,168,501 shares of our common stock upon the conversion of the debt instruments, to the following parties:

INVESTOR                       AMOUNT
                               OFFERED FOR SECURITY
                               HOLDER'S ACCOUNT

Kador Investment Co. Ltd.       10,130,000
Ted Liebowitz                   10,130,000
                                 7,500,000
Starling Corp.                  20,260,000
Jacqueline Balough               2,532,500
Rina Sugarman                    7,067,667
Leon Kahn                        5,048,334
Yosef Davis                     10,000,000
Louis Wolcowitz                  3,500,000
Joseph McGuire and
Wilma Rossi                      5,000,000
Michael Koretsky                 2,500,000
Farnsworth Associates Inc.       2,500,000
Kurt Fichthorn                   5,000,000
                                 ---------
                                91,168,501

The 2,725,000 shares issued in December 2000 were converted into the Regulation D Rule 506 offering in January 2001 and are part of the 91,168,501 shares. In addition and pursuant to the Regulation D offering, we issued the following additional warrants to purchase shares for arranging the financing: Perrin, Holden and Davenport Capital Corp. - 1,165,000 shares; Intercontinental Capital Corp. - 67,500 shares; and Seth A. Farbman - 67,500 shares. Such investors were either accredited investors or sophisticated investors, the sales were to less than 35 non-accredited investors, the investors had pre-existing relationships with members of management of the Auxer Group, there was no general solicitation or advertising used by us, and the investors had access to or were provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Regulation D Rule 506 under the Act.

In general, under Rule 144, as currently in effect, a person, including an affiliate of the Auxer Group, (in general, a person who has a control relationship with the Auxer Group,) who has owned restricted securities of common stock beneficially for a least one year is entitled to sell, within any three month period, that number of shares of a class of securities that does not exceed the greater of (i) one percent (1%) of the shares of that class then outstanding or, if the common stock is quoted on a recognized stock exchange,
(ii) the average weekly trading volume of that class during the four calendar weeks preceding such sale. A person who has not been an affiliate of the Auxer Group for at least the three months immediately preceding the sale and has beneficially owned shares of common stock for a least two (2) years is entitled to sell such shares under Rule 144k without regard to any of the limitations described above. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of common stock for future sale will have on the market price of the common stock prevailing from time-to-time. Sales of substantial amounts of common stock on the public market could adversely affect the prevailing market price of the common stock.

Terms of Conversion for Convertible Notes

For year ending December 31, 1997, the Auxer Group paid for operations by raising $1,925,175 through common stock issuance and debt borrowings after payments to short term debts. The Auxer Group borrowed $140,000 from FT Trading in convertible notes at 8% dated September 5, 1997 payable on demand plus interest payable semi-annually on January 1, and June 1 with shares of the Auxer Group's common stock. The notes were converted at 70% of the 5 day average bid price prior to conversion. The Auxer Group borrowed $100,000 from the Augustine Fund in convertible notes at 8% dated November 21, 1997 payable on demand plus interest payable semi-annually on March 1, and August 1 with shares of the Auxer Group's common stock. The notes were converted at 70% of the 5 day average bid price prior to conversion. The Auxer Group borrowed $60,000 from the Augustine Fund in convertible notes at 8% dated November 21, 1998 payable on demand plus interest payable semi-annually on March 1, and August 1 with shares of the Auxer Group's common stock. The notes were converted at 70% of the 5 day average bid price prior to conversion.

Item 28. Undertakings

1. The Registrant will, during any period in which it offers or sells securities, file a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)Include any additional or changed material information on the plan of distribution.

2. The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. The Registrant will provide to each purchaser, if any, at the closing certificates in such denominations and registered in such names to permit prompt delivery to each purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. 6. For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

                                  Exhibit Index
2.0                   Plan of Reincorporation *
3.1                   Articles of Incorporation of The Auxer Group, Inc. and
                      Articles of Amendment (the November 2000 Certificate of
                      Amendment is being filed with this document)*
3.2                   By-laws of The Auxer Group, Inc.***
4.1                   Certificate of Designations of Preferred Stock of The
                      Auxer Group, Inc. *
4.2                   Non-Statutory Stock Option Plan (1996 Plan) *
5.1                   Opinion of Anslow & Jaclin, LLP
10.1                  Asset Purchase Agreement effective September 27, 2000
                      with Clifton Telecard, Inc. and Clifton Telecard
                      Alliance, Inc. *
10.2                  Contract for the Sale of Goods effective August 10, 2000
                      by Auxer Telecom, Inc. (our wholly owned subsidiary) from
                      Chasin of Long Beach, Inc. dba Colbie Pacific Capital *
10.3                  Acquisition Agreement and Plan of Reorganization between
                      the Auxer Gold Mines and CT Industries Inc. *
10.4                  Acquisition Agreement of Harvey-Westbury Corp. *
10.5                  Carquest Products, Inc. License Agreement *
10.6                  Agreement of Business Combination By Exchange of Assets
                      for Stock between The Auxer Group, Inc. and Ernest
                      DeSaye, Jr. doing business as Hardyston Distributors. *
10.7                  Agreement and Plan of Acquisition between Auxer
                      Industries, Inc. and Universal Filtration Industries,
                      Inc. *
10.8                  Merchant Financial Corp. Agreement *
10.9                  PMR and Associates Investor Relation Agreement dated
                      January 4, 1999 (previously deleted) *
10.10                 PMR and Associates Investor Relations Services Agreement
                      dated April 6, 1999 (previously deleted) *
10.11                 PMR and Associates Management Consulting Services
                      Agreement dated July 1, 1999 (previously deleted)*
10.12                 Employment Agreement - Eugene Chiaramonte, Jr.***
10.13                 Employment Agreement - Ronald Shaver***
10.14                 Employment Agreement and Addendum - Ernest DeSaye, Jr. *
10.15                 Employment Agreement - Mustafa Qattous *
10.16                 Form of Securities Purchase Agreement - Recent Financing**
10.17                 Form of Registration Rights Agreement - Recent Financing**
10.18                 Form of Debenture - Recent Financing**
10.19                 Joint Venture Agreement between Harvey Westbury Corp. and
                      USA United Suppliers of America, Inc. *
10.20                 Employment Agreement - Ryan Shaver***
10.21                 Employment Agreement - Nadia Mustafa***
10.22                 Stock Purchase Agreement dated May 16, 2001 with Kattosko
                      Communications, Inc. for the sale of the shares of Clifton
                      Telecard, Inc.***
21                    Subsidiaries *
23.1                  Independent Auditors Consent
23.2                  Consent of Anslow & Jaclin, LLP (contained in Exhibit 5)

* Filed with Amendment No. 1 to Form SB-2 on April 6, 2001
** Filed with Amendment No. 3 to Form SB-2 on June 8, 2001
*** Filed with Amendment No. 4 to Form SB-2 on July 24, 2001

                                   Signatures

Pursuant to the requirements of the Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the Borough of West Paterson, State of New Jersey on the 19th day of October, 2001.

                              The Auxer Group, Inc.

                              By: /s/ Eugene Chiaramonte, Jr.
                              --------------------------------
                                      EUGENE CHIARAMONTE, JR.
                                      CHIEF EXECUTIVE OFFICER,
                                      PRESIDENT, TREASURER,
                                      SECRETARY AND DIRECTOR

                                POWER OF ATTORNEY

Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. We, the undersigned officers and directors of The Auxer Group, Inc. hereby severally constitute and appoint Eugene Chiaramonte, Jr., our true and lawful attorney-in-fact and agent with full power of substitution for us in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent in full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, any lawfully do or cause to be done by virtue hereof.

SIGNATURE                                           TITLE                         DATE
                                                    -----                         ----
/s/ Eugene Chiaramonte, Jr.               Chairman of the Board of                October 19, 2001
-----------------------------------       Directors, Chief Executive
    Eugene Chiaramonte, Jr.               Officer, President, Treasurer
                                          and Secretary

/s/ Ronald Shaver                         Executive Vice President                October 19, 2001
-----------------------------------
    Ronald Shaver
